UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 7, 2021, QTS Realty Trust, Inc., a Maryland corporation (“QTS” or the “Company”), QualityTech LP, a Delaware limited partnership and the operating partnership of the Company (the “Partnership”), Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”), and Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent, Merger Sub I and Merger Sub II are affiliates of Blackstone Infrastructure Partners L.P. and BREIT Operating Partnership L.P. (“BREIT OP”) (the “Guarantors”), which are affiliates of The Blackstone Group Inc. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Mergers (the “Closing”), Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub I (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease (the “Surviving Partnership”). Upon completion of the Company Merger, Merger Sub I will survive and the separate existence of the Company will cease (the “Surviving Company”). The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Company Board”).

Merger Consideration. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), among other things:

•	Company Shares: each share of Class A Common Stock of the Company, par value $0.01 per share (each, a “Company Class A Share”) and each share of Class B Common Stock of the Company, par value $0.01 per share (each, a “Company Class B Share” and together with the Company Class A Shares, the “Company Shares”), other than shares owned by Parent, Merger Sub I or any subsidiary of Parent, the Company or Merger Sub I (such shares, the “Excluded Shares”), that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $78.00 (the “Per Company Share Merger Consideration”), without interest;
•	Series A Preferred Stock: each share of 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company, par value $0.01 per share (each, a “Company Series A Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically converted into the right to receive the redemption price per share equal to an amount in cash equal to $25.00 plus accrued and unpaid dividends, if any, to and including the date of Closing (the “Closing Date”), without interest; and prior to Closing, the Company will, following Parent’s request, provide a notice of special optional redemption to the holders of record of Company Series A Preferred Shares in accordance with the Series A Articles Supplementary (as defined in the Merger Agreement) and the Merger Agreement; and
•	Series B Preferred Stock: each share of 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (each, a “Company Series B Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth in the Merger Agreement, automatically converted into one Series A Preferred Unit of the Surviving Company. Such Series A Preferred Units shall have terms materially the same as the Company Series B Preferred Shares, with changes to such terms as are required pursuant to and made in compliance with the Series B Articles Supplementary (as defined in the Merger Agreement). No later than twenty business days prior to the anticipated Closing Date, the Company will provide the notice of fundamental change contemplated by the Series B Articles Supplementary (as defined in the Merger Agreement) to all holders of Company Series B Preferred Shares.

Class A Partnership Unit. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding Class A Unit of the Partnership (a “Class A Partnership Unit”), other than Class A Partnership Units held by the Company or any of the Company’s wholly-owned subsidiaries or Parent, Merger Sub II or any of their respective wholly-owned subsidiaries, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”), or in lieu of receiving the Per Partnership Unit Merger Consideration, each Class A Partnership Unit may elect to retain such Class A Partnership Unit as a Class A Partnership Unit in the Surviving Partnership.

Company LTIP Units. With respect to each Company Class O LTIP Unit (“Company LTIP Unit”) that has vested in accordance with the terms of the relevant award agreement prior to the Partnership Merger Effective Time (each, a “Vested LTIP Unit”), the Company, as the general partner of the Partnership, will exercise its right to cause a Class O LTIP Unit Mandatory Conversion (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) with respect to each Vested LTIP Unit, such that as of immediately prior to the Partnership Merger Effective Time, each Vested LTIP Unit shall be converted into a number of Class A Partnership Units pursuant to the terms of the Partnership Agreement including, for the avoidance of doubt, that such conversion shall be determined taking into account any allocations that would be deemed to occur pursuant to the terms of the Partnership Agreement if a Class A Unit Transaction (as defined therein) were considered to occur immediately prior to and in conjunction with such conversion, with the result that the Class O Unit Economic Capital Account Balance (as defined in the Partnership Agreement) of a holder of Vested LTIP Units is adjusted to give effect to any allocations that would occur in connection therewith.

Company Equity Awards. Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Company Merger Effective Time, outstanding equity awards of the Company will be treated as follows:

•	Stock Options: each option to purchase Company Shares (each, a “Company Option”) that is outstanding immediately prior to the Company Merger Effective Time shall automatically be cancelled in exchange for a cash payment in an amount in cash equal to (i) the number of Company Shares subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess (if any) of the Per Company Share Merger Consideration over the per share exercise price applicable to the Company Option (less any applicable income and employment withholding taxes); in the event that the exercise price of a Company Option exceeds the Per Company Share Merger Consideration, such Company Option shall be cancelled for no consideration;
•	Restricted Share Awards: each award of restricted Company Shares (each, a “Company Restricted Share Award”) that is outstanding immediately prior to the Company Merger Effective Time shall be cancelled in exchange for a cash payment in an amount in cash equal to (i) the number of Company Shares subject to the Company Restricted Share Award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration (less any applicable income and employment withholding taxes);
•	Performance Units: each outstanding award of performance units (“Company Performance Units”) shall automatically become earned and vested with respect to that number of Company Shares subject to such Company Performance Units (including any related dividend equivalents) determined in accordance with the terms of the Company Performance Units based on the achievement of the applicable performance goals set forth in the award agreement governing such Company Performance Units, as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date; provided, however that for each award of Company Performance Units that vests based upon the attainment of operating funds from operations goals, such award of Company Performance Units shall be deemed earned at target level of performance in accordance with the terms of the award agreement governing such award (each such earned and vested Company Performance Unit (including any related dividend equivalents), an “Earned Unit”). At the Company Merger Effective Time, each Earned Unit shall be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled Earned Unit an amount in cash (without interest, and less any applicable income and employment withholding taxes) equal to the Per Company Share Merger Consideration for each Earned Unit. Notwithstanding the preceding, (i) the Company Performance Units that vest based upon the attainment of operating funds from operations goals granted in 2020 will vest at the maximum level of performance (unless Parent and the Company determine that, on a pro forma basis, the applicable performance goals would be satisfied at less than maximum performance, in which case such Company Performance Units would vest based on such actual pro forma performance achievement (but in no event less than target performance)), (ii) any Company Performance Units (including any related dividend equivalents) for which the level of performance has previously been determined and certified prior to the date of the Merger Agreement and that remain subject to service-based vesting conditions shall, effective immediately prior to the Company Merger Effective Time, automatically vest and shall be treated for purposes of the Merger Agreement as an Earned Unit and (iii) the Chief Executive Officer’s Company Performance Units that vest based on attainment of TSR goals will be earned, as required by the terms of his award agreement governing such Company Performance Units, at the greater of (x) target level or (y) the level of achievement of the applicable performance goals set forth in such award agreement as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date.

•	Deferred Share Units: all equity-based awards deferred under, and all accounts that represent amounts notionally invested in Company Shares under, the Company Director Deferred Compensation Plan (the “Deferred Compensation Plan” and such units the “Deferred Share Units”), and all accrued dividend equivalents, shall become vested and no longer subject to restrictions (including any holding period restrictions), and all Deferred Share Units shall, at the Company Merger Effective Time, be adjusted and converted into a right of the holder to have allocated to the holder’s account under the Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of Company Shares deemed invested under or otherwise referenced by such account immediately before the Company Merger Effective Time and (ii) the Per Company Share Merger Consideration, and shall cease to represent a right to receive a number of Company Shares or cash equal to or based on the value of a number of Company Shares.

Closing Conditions. The consummation of the Mergers is subject to certain customary closing conditions, including, among others, (i) approval of the Company Merger by the affirmative vote of a majority of all of the votes entitled to be cast on the matter (the “Company Requisite Vote”), (ii) the absence of injunctions, orders or legal restraints that are then in effect and that have the effect of restricting, preventing or prohibiting consummation of the Mergers, (iii) as a condition to Parent’s, Merger Sub I’s and Merger Sub II’s obligations to close, the receipt by Parent and Merger Sub I of the opinion of tax counsel to the Company with respect to certain of the opinion of tax counsel to the Company with respect to certain tax matters and (iv) as a condition to Parent’s, Merger Sub I’s and Merger Sub II’s obligations to close, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, Merger Sub I or Merger Sub II.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring the Company and its subsidiaries to use commercially reasonable efforts to, in all material respects, carry on their respective businesses in the ordinary course of business consistent with past practice and the Company’s budget and, subject to certain exceptions, restricting the Company from engaging in certain financing, acquisition and other operating activities without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned) during the period between the date of the Merger Agreement and Closing. The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of obtaining the Company Requisite Vote, except if the Company effects an Adverse Recommendation Change and terminates the Merger Agreement.

Go Shop Solicitation Period. Until 11:59 p.m. (New York City time) on July 17, 2021 (the “No-Shop Period Start Date”), the Company and its subsidiaries and representatives shall have the right to solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, including providing non-public information and data regarding the Company to any person pursuant to a confidentiality agreement, and engage in any discussions or negotiations with any persons and their respective representatives with respect to an alternative acquisition proposal or potential alternative acquisition proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any inquiries. Within one business day after the No-Shop Period Start Date, the Company shall notify Parent of the identity of each person from whom the Company received an alternative acquisition proposal during such period, including any Excluded Parties (as defined in the Merger Agreement), and provide a copy of such alternative acquisition proposal and any other written terms or proposals. The Company and its subsidiaries and their respective representatives may continue to engage in the activities described above with respect to an Excluded Party until 11:59 p.m. (New York City time) on July 27, 2021, subject to extension in certain circumstances (the “Cut-Off Time”).

Non-Solicitation. Under the Merger Agreement, from and after the No-Shop Period Start Date, other than as permitted with respect to Excluded Parties as described above, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal.

Prior to obtaining the Company Requisite Vote, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement.

Termination of the Merger Agreement. The Merger Agreement may be terminated:

•	by either party if (i) a governmental authority has issued a final and non-appealable judgment or taken other action to permanently prohibit consummation of the Mergers, or (ii) the Mergers shall not have been consummated on or before December 7, 2021 (the “Outside Date”), or (iii) if the Company Requisite Vote is not obtained at the stockholders’ meeting or any adjournment or postponement thereof;
•	by the Company if (i) prior to obtaining the Company Requisite Vote, the Company Board approves and concurrently with termination, the Company enters into a definitive agreement with a third party providing for the implementation of a Superior Proposal that did not result from a breach of the non-solicitation provisions described above and only if the Company pays the applicable termination fee to Parent prior to or concurrently with such termination, or (ii) there is a breach of the Merger Agreement by Parent, Merger Sub I or Merger Sub II that would result in the failure of certain closing conditions to be satisfied by the Outside Date, or (iii) the closing conditions are satisfied, the Company has notified Parent that the closing conditions are satisfied and the Company and Partnership are ready to close and Parent, Merger Sub I and Merger Sub II fail to consummate the Closing within three business days after such notice; or
•	by Parent if (i) the Company Board makes an Adverse Recommendation Change, or (ii) the Company fails to publicly recommend against a tender offer or exchange offer within 10 business days after commencement thereof, or (iii) the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced, or (iv) the Company enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement), or (v) there is a breach of the Merger Agreement by the Company or the Partnership that would result in the failure of certain closing conditions to be satisfied by the Outside Date.

The Company will be required to pay a termination fee to Parent equal to $128,000,000 if the Merger Agreement is terminated by the Company prior to the Cut-Off Time to enter into a Superior Proposal with an Excluded Party. The Company will be required to pay a termination fee to Parent equal to $220,000,000 if the Merger Agreement is terminated in the following circumstances:

•	Parent terminates the Merger Agreement after the Company Board makes an Adverse Recommendation Change, fails to publicly recommend against a tender offer or exchange offer within 10 business days after commencement thereof, the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced or the Company enters into an Alternative Acquisition Agreement, or

•	the Company terminates the Merger Agreement to enter into a Superior Proposal that did not result from a breach of the non-solicitation provisions described above (including to enter into a Superior Proposal with a formerly Excluded Party any time after the Cut-Off Time), or
•	all of the following occur: (A) an alternative takeover proposal is received by the Company Board or publicly communicated, and (B) the Merger Agreement is terminated by the Company or Parent because the Outside Date has been reached or due to the failure to obtain the Company Requisite Vote, or terminated by Parent for certain breaches by the Company of its representations, warranties or covenants, and (C) within 12 months of such termination, the Company enters into an alternative transaction or consummates a transaction for more than 50% of the Company’s stock or assets.

Parent will be required to pay a termination fee equal to $805,000,000 (the “Parent Termination Fee”) if the Merger Agreement is terminated in the following circumstances:

•	the Company terminates the Merger Agreement for certain breaches by Parent of its representations, warranties or covenants or if Parent fails to close when required to do so (as described above), or
•	Parent terminates the Merger Agreement because Closing has not occurred on or after the Outside Date and, at such time, the Company would have been entitled to terminate the Merger Agreement as a result of a breach by Parent or Parent having failed to close when required to do so, as described above.

The Company’s sole and exclusive remedy relating to a breach of the Merger Agreement by Parent is the Parent Termination Fee, certain litigation expenses in enforcing its right to the Parent Termination Fee and certain indemnification and reimbursement related to cooperation with Parent’s financing plan. Each Guarantor has guaranteed certain such payment obligations of Parent under the Merger Agreement up to $402,500,000 plus certain enforcement expenses.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms and conditions. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Partnership, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 8.01 under the section “Letter Agreement” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2021, the Company Board approved the second amendment (the “Bylaws Amendment”) to the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), which provides that unless the Company consents in writing to the selection of an alternative forum, (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim as defined under the Maryland General Corporation Law (the “MGCL”), (b) any derivative action or proceeding brought in the right or on behalf of the Company, (c) any action asserting a claim of breach of any duty owed by any director, officer, employee or agent of the Company to the Company or its stockholders, (d) any action asserting a claim against the Company or any director, officer, employee or agent of the Company arising pursuant to any provision of the MGCL, the Company’s charter or Bylaws or (e) any action asserting a claim against the Company or any director, officer, employee or agent of the Company that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). The Bylaws Amendment became effective on June 7, 2021.

The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 8.01 Other Events.

Support Agreement

On June 7, 2021, Chad L. Williams, in his capacities as a stockholder of the Company and a unitholder of the Partnership, and certain of his affiliates (collectively, the “Holders”) entered into a Support Agreement with Parent pursuant to which the Holders agreed, among other things, (i) to have counted as present for purposes of establishing a quorum and to vote their respective Company Class A Shares, Company Class B Shares and units of the Partnership in favor of the adoption of the Merger Agreement and the approval of the Company Merger or Partnership Merger, as applicable, (ii) to have counted as present for purposes of establishing a quorum and to vote against any Company Acquisition Proposal (as defined in the Merger Agreement) and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the Merger Agreement or of Holder under the Support Agreement, and (iii) not to transfer their respective Company Class A Shares, Company Class B Shares and units of the Partnership. The Support Agreement shall automatically terminate upon the earliest of (i) the Company Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) any amendment to the Merger Agreement effected without the consent of the Holders that is an Adverse Amendment (as defined in the Support Agreement).

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Letter Agreement

On June 7, 2021, Chad L. Williams, the Chairman, President and Chief Executive Officer of the Company, and certain of his affiliates (the “CW Parties”) entered into a letter agreement (the “Letter Agreement”) with Parent, Merger Sub I and Merger Sub II in connection with the Merger Agreement and with respect to certain provisions of (a) the Tax Protection Agreement, dated as of October 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Tax Protection Agreement”), by and among the Company, the Partnership and the signatories party thereto, and (b) the Employment Agreement entered into on April 11, 2017 and effective as of April 3, 2017 (as amended June 23, 2017) by and among the Company, the Partnership, Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Partnership (the “Employer”), and the Mr. Williams (the “Employment Agreement”), pursuant to which the Employer employs Mr. Williams and Mr. Williams serves as Chief Executive Officer of the Company, the Partnership and the Employer.

Pursuant to the Letter Agreement and subject to the terms and conditions of the Merger Agreement, the CW Parties agreed, among other things, to irrevocably and unconditionally elect to (a) retain in the Partnership Merger, in lieu of the Per Partnership Unit Merger Consideration (as defined in the Merger Agreement) to which the CW Parties would otherwise be entitled, a total of 5,489,898 Class A Partnership Units (the “Retained Class A Partnership Units”) and (b) receive in the Partnership Merger the Per Partnership Unit Merger Consideration in respect of a total of 609,989 Class A Partnership Units (the “Cash-out Class A Partnership Units” and together with the Retained Class A Partnership Units, the “Owned Units”). In addition, the CW Parties agreed not to Transfer (as defined in the Letter Agreement) any of the Owned Units through the Partnership Merger Effective Time.

The Letter Agreement provides that the Partnership will make a payment, solely with respect to Cash-out Class A Partnership Units, to each CW Party who is a Tax Protected Party (as defined in the Letter Agreement) pursuant to the terms of the Tax Protection Agreement and with such amounts calculated in accordance with the terms of the Letter Agreement. The Letter Agreement also provides that (a) all of the restrictions in the Tax Protection Agreement will continue to apply with respect to any Tax Protected Party that holds Retained Class A Partnership Units after Closing, (b) the Surviving Company and the Partnership will be bound by the Tax Protection Agreement and (c) the Tax Protection Period (as defined in the Tax Protection Agreement) will be extended such that it will end at 12:01 a.m. on October 1, 2033.

In addition, the Letter Agreement provides that in the event Mr. Williams’ employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Williams for Good Reason (as defined in the Employment Agreement, as amended by the Letter Agreement) upon or following the closing of the Mergers, the CW Parties will be entitled to exercise an exchange right to exchange the Retained Class A Partnership Units for Class I units of BREIT OP subject to the terms and conditions set forth in the Partnership’s partnership agreement (other than with respect to limitations on the number of Retained Class A Partnership Units that may be subject to the exchange right during certain 12-month and 24-month periods), as expected to be amended in connection with Closing. In addition, the Letter Agreement provides that (a) effective as of Closing, the definition of “Good Reason” in the Employment Agreement will be modified so it no longer includes an adverse change in Mr. Williams’ title as Chairman of the Board of the Company (including failure to be elected Chairman of the board at any annual meeting of the Company’s stockholders), or failure to nominate Mr. Williams for election as Chairman of the Board at any annual meeting of the Company’s stockholders, and (b) a termination of Mr. Williams’ employment as a result of the Employer’s delivery, within two years following the Closing, of notice that the Employment Agreement will not be renewed, will constitute a triggering event under the Employment Agreement.

The Letter Agreement will terminate upon the termination of the Merger Agreement.

The foregoing description of the Letter Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company securities is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of the Company’s securities by directors and executive officers have changed since the amounts disclosed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the Company’s website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of the Company to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to Closing in the Merger Agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against the Company, its directors and others related to the proposed transaction; adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to the Company’s international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in the Company’s current and any future joint venture investments, such as lack of sole decision-making authority and reliance on the Company’s partners’ financial condition.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports the Company files with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of June 7, 2021, by and among QTS Realty Trust, Inc., Volt Upper Holdings LLC, Volt Lower Holdings LLC, Volt Acquisition LP, and QualityTech, LP.*
3.1	Second Amendment to Second Amended and Restated Bylaws of QTS Realty Trust, Inc.
99.1	Support Agreement, dated as of June 7, 2021, by and between Volt Upper Holdings LLC, Chad L. Williams and his affiliates signatory thereto.*
99.2	Letter Agreement, dated as of June 7, 2021, by and among Chad L. Williams, his affiliates signatory thereto, Volt Upper Holdings LLC, Volt Lower Holdings LLC, and Volt Acquisition LP. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

June 7, 2021	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 7, 2021

BY AND AMONG

QTS REALTY TRUST, INC.,

QUALITYTECH, LP,

VOLT UPPER HOLDINGS LLC,

VOLT LOWER HOLDINGS LLC

AND

VOLT ACQUISITION LP

TABLE OF CONTENTS

i

ii

Section 4.11	Absence of Certain Arrangements	50

Section 4.12	CFIUS Foreign Person Status	51

Section 4.13	Acknowledgement of No Other Representations and Warranties	51

iii

Article VII

TERMINATION

Section 7.1	Termination	83

Section 7.2	Effect of the Termination	85

Section 7.3	Fees and Expenses	86

Section 7.4	Payment of Amount or Expense	88

Exhibits

Exhibit A – Form of REIT Opinion

Exhibit B – Form of Tax Representation Letter

Exhibit C – Form of Amendment No. 4 to the Partnership Agreement

iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 7, 2021 is by and among QTS Realty Trust, Inc., a Maryland corporation (the “Company”), Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”), Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”), and QualityTech, LP, a Delaware limited partnership (the “Partnership”).

W I T N E S S E T H:

WHEREAS, the parties wish to effect a business combination through (i) a merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and (ii) immediately following the consummation of the Partnership Merger, a merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (“DLLCA”) and the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Company is the sole general partner of the Partnership through which the Company operates its business, and, as of the date hereof, the Company owns approximately 91.5% of the outstanding Class A Units of the Partnership (the “Class A Partnership Units” and, together with the Company LTIP Units, the “Partnership Units”), 100% of the outstanding Series A Preferred Partnership Units of the Partnership (the “Series A Preferred Partnership Units”) and 100% of the outstanding Series B Preferred Partnership Units of the Partnership (the “Series B Preferred Partnership Units” and, together with the Series A Preferred Partnership Units, the “Preferred Partnership Units”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has declared the Company Merger advisable, and approved this Agreement, the Company Merger and the other transactions contemplated hereby, on substantially the terms and subject to the conditions set forth herein;

WHEREAS, Parent, as the sole member of Merger Sub I, has approved this Agreement and the Company Merger and determined that it is advisable and in the best interests of Merger Sub I to enter into this Agreement and to consummate the Company Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Company, as the sole general partner of the Partnership, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of the Partnership and the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, Volt Acquisition GP LLC, a Delaware limited liability company (“Merger Sub II GP”), as the sole general partner of Merger Sub II, has approved this Agreement and the Partnership Merger and determined that it is advisable and in the best interests of Merger Sub II and its limited partner for Merger Sub II to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Minority Limited Partners may elect to receive in the Partnership Merger, on the terms and conditions specified herein, in exchange for Class A Partnership Units, Retained Class A Partnership Units in the Surviving Partnership (each such Minority Limited Partner who validly makes a Retention Election, on and subject to the terms and conditions specified herein, a “Roll-Over Limited Partner”) in an amount described in Section 2.2(a). In the Partnership Merger, any Class A Partnership Units held by any Minority Limited Partners that do not elect for such Class A Partnership Units to be exchanged for Retained Class A Partnership Units will be converted into the right to receive cash per Class A Partnership Unit in an amount as described in Section 2.2(a);

WHEREAS, as an inducement to the Company and the Partnership entering into this Agreement, Blackstone Infrastructure Partners L.P. and BREIT Operating Partnership L.P. (each, a “Guarantor”) are each entering into a guaranty with the Company (together, the “Guaranties”), pursuant to which the Guarantors are guaranteeing certain obligations of Parent and Merger Sub I under this Agreement; and

WHEREAS, Parent, the Partnership, Merger Sub I, Merger Sub II and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

THE MERGERS

Section 1.1            The Mergers.

(a)            Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Merger Sub II and the Partnership shall consummate the Partnership Merger, pursuant to which (i) Merger Sub II shall be merged with and into the Partnership and the separate existence of Merger Sub II shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA.

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(b)            Subject to the terms and conditions of this Agreement, and in accordance with the DLLCA and the MGCL, at the Company Merger Effective Time, the Company and Merger Sub I shall consummate the Company Merger, pursuant to which (i) the Company shall be merged with and into Merger Sub I and the separate existence of the Company shall thereupon cease and (ii) Merger Sub I shall survive the Company Merger (the “Surviving Company”), such that, immediately following the Company Merger, Parent shall be the sole holder of common units of the Surviving Company. The Company Merger shall have the effects provided in this Agreement and as specified in the DLLCA and the MGCL.

Section 1.2            Governing Documents.

(a)            At the Company Merger Effective Time, the name of the Surviving Company shall be “QTS Realty Trust, LLC”. At the Company Merger Effective Time, the certificate of formation of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, as amended by the Company Merger Certificate to change the name of the Surviving Company, shall be the certificate of formation of the Surviving Company until thereafter amended as provided in the limited liability company agreement of Merger Sub I or by applicable Law. The limited liability company agreement of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided therein or by applicable Law.

(b)            At the Partnership Merger Effective Time, the certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time (the “Certificate of Limited Partnership”), shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided below. At the Partnership Merger Effective Time, the Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time shall be amended by Amendment No. 4 thereto in the form attached hereto as Exhibit C (and any other terms determined by Parent that are implemented in compliance with the Partnership Agreement as if the terms set forth in Exhibit C were in effect immediately prior to such implementation) (collectively, the “Partnership Agreement Amendments”). At the Partnership Merger Effective Time, the Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time, as amended by the Partnership Agreement Amendments, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by applicable Law (the “Amended Partnership Agreement”). On the Closing Date, following the Company Merger Effective Time, the Surviving Company shall file a certificate of amendment to the Certificate of Limited Partnership to reflect the Surviving Company’s admission to the Surviving Partnership as the new sole general partner of the Surviving Partnership. From and after the Company Merger Effective Time, the Certificate of Limited Partnership, as so amended, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by applicable Law. Promptly following the Company Merger Effective Time, the Surviving Company shall execute and deliver to the Surviving Partnership such documents or instruments as may be required to effect its admission as the successor sole general partner of the Surviving Partnership and as a limited partner of the Surviving Partnership, and it shall be admitted to the Surviving Partnership as the successor sole general partner and a limited partner of the Surviving Partnership at the Company Merger Effective Time and shall carry on the business of the Surviving Partnership without dissolution as provided in the Amended Partnership Agreement.

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Section 1.3            Officers, General Partner and Limited Partners of the Surviving Entities.

(a)            Parent shall be the sole holder of common units of the Surviving Company following the Company Merger Effective Time, entitling Parent to such rights, duties and obligations as are more fully set forth in the limited liability company agreement of the Surviving Company.

(b)            The officers of the Company immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Company from and after the Company Merger Effective Time, until such time as their resignation or removal or such time as their successors shall be duly elected and qualified.

(c)            The Company shall be the sole general partner and a limited partner of the Surviving Partnership following the Partnership Merger Effective Time and prior to the Company Merger Effective Time, entitling the Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement. In the event that there are any Roll-Over Limited Partners, such Roll-Over Limited Partners shall be additional limited partners of the Surviving Partnership immediately following the Partnership Merger Effective Time.

(d)            The Surviving Company shall be the sole general partner of the Surviving Partnership following the Company Merger Effective Time, entitling the Surviving Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement (as may be further amended to reflect the Surviving Company as the sole general partner of the Surviving Partnership following the Company Merger Effective Time).

Section 1.4            Effective Times.

(a)            On the Closing Date, the Partnership shall duly execute and file a certificate of merger (the “Partnership Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware. The Partnership Merger shall become effective upon the filing of the Partnership Merger Certificate with the DSOS or on such other date and time as may be mutually agreed to by the Company and Parent and specified in the Partnership Merger Certificate in accordance with the DRULPA (the “Partnership Merger Effective Time”).

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(b)            On the Closing Date, (i) Merger Sub I and the Company shall duly execute and file articles of merger (the “Company Merger Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland, (ii) Merger Sub I shall duly execute and file a certificate of merger (the “Company Merger Certificate”) with the DSOS in accordance with the Laws of the State of Delaware and (iii) Merger Sub I and the Company shall make any other filings, recordings or publications required to be made by the Company or Merger Sub I under the MGCL and the DLLCA in connection with the Company Merger. The Company Merger shall become effective upon the later of the acceptance for record of the Company Merger Articles of Merger by the SDAT, the filing of the Company Merger Certificate with the DSOS or on such other date and time (not to exceed thirty (30) days from the date the Company Merger Articles of Merger are accepted for record by the SDAT) as may be mutually agreed to by the Company and Parent and specified in the Company Merger Articles of Merger and the Company Merger Certificate in accordance with the MGCL and the DLLCA (such date and time being hereinafter referred to as the “Company Merger Effective Time”), it being understood and agreed that the parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

(c)            Unless otherwise agreed in writing, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date, with the Company Merger Effective Time occurring immediately after the Partnership Merger Effective Time.

Section 1.5            Closing of the Mergers. The closing of the Mergers (the “Closing”) shall take place at a time to be specified by the parties on the third Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time, date and place as may be mutually agreed to in writing by the parties hereto (the “Closing Date”).

Section 1.6            Effects of the Mergers.

(a)            The Company Merger shall have the effects set forth in the DLLCA and the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I shall become the debts, liabilities, duties and obligations of the Surviving Company.

(b)            The Partnership Merger shall have the effects set forth in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

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Section 1.7            Tax Consequences. The parties intend that for U.S. federal, and applicable state and local, income tax purposes (a) the Company Merger shall be treated as (i) a taxable sale by the Company of a portion of the Company’s assets to Merger Sub I in exchange for the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration and the assumption of all of the Company’s liabilities and (ii) a contribution of the remaining portion of the Company’s assets to Merger Sub I in exchange for Series A Preferred Units of the Surviving Company in a non-taxable transaction under Section 721 of the Code, followed by (iii) a distribution of the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration and Series A Preferred Units of the Surviving Company to the shareholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as (i) a taxable sale of the Partnership Units by Minority Limited Partners that have not made a Retention Election in exchange for the Partnership Unit Merger Consideration and (ii) a contribution of the Class A Partnership Units by the Roll-Over Limited Partners to the Surviving Partnership in exchange for Retained Class A Partnership Units in the Surviving Partnership in a non-taxable transaction under Section 721 of the Code. In connection with the Partnership Merger, the capital accounts of the partners of the Partnership will be adjusted to reflect a reevaluation of the Partnership property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f). The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes unless otherwise required by a final determination as defined in Section 1313 of the Code.

Article II

MERGER CONSIDERATION; COMPANY SHARES; COMPANY PREFERRED SHARES; PARTNERSHIP UNITS

Section 2.1            Effect on Company Shares; Effect on Company Preferred Shares.

(a)            Limited Liability Company Interests of Merger Sub I. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each limited liability company interest in Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall remain as one issued and outstanding limited liability company interest in the Surviving Company.

(b)            Company Share Merger Consideration; Conversion of Company Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Class A Common Stock (each, a “Company Class A Share”) and each share of Class B Common Stock (each, a “Company Class B Share” and together with the Company Class A Shares, the “Company Shares” and individually each, a “Company Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time, subject to the terms and conditions set forth herein, shall automatically be converted into the right to receive an amount in cash equal to seventy-eight dollars ($78.00), without interest (the “Per Company Share Merger Consideration”). The aggregate amount of cash payable to holders of Company Shares as the Per Company Share Merger Consideration is hereinafter referred to as the “Company Share Merger Consideration.” The Per Company Share Merger Consideration shall be subject to adjustments as contemplated by Section 2.8 and Section 5.11.

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(c)            Series A Preferred Share Merger Consideration; Series B Preferred Share Merger Consideration. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Series A Preferred Stock (each, a “Company Series A Preferred Share”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth herein, automatically converted into the right to receive an amount in cash equal to the Per Series A Preferred Share Redemption Price (such amount, the “Per Company Series A Preferred Share Merger Consideration”). At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of Series B Preferred Stock (each, a “Company Series B Preferred Share” and, together with the Company Series A Preferred Shares, the “Company Preferred Shares”) (other than any Excluded Shares) issued and outstanding immediately prior to the Company Merger Effective Time shall be, subject to the terms and conditions set forth herein, automatically converted into one Series A Preferred Unit of the Surviving Company. Such Series A Preferred Units shall have terms materially the same as the Series B Preferred Stock, with changes to such terms as are required pursuant to and made in compliance with the Series B Articles Supplementary (each such unit, the “Per Company Series B Preferred Share Merger Consideration”), and each holder of Company Series B Preferred Shares (other than any Excluded Shares) shall, upon compliance with the procedures set forth in Section 2.5 following the Company Merger Effective Time, be admitted as a member of the Surviving Company. The aggregate amount of cash payable to holders of Company Series A Preferred Shares as the Per Company Series A Preferred Share Merger Consideration is hereinafter referred to as the “Series A Preferred Share Merger Consideration” and the aggregate number of Series A Preferred Units of the Surviving Company payable to holders of Company Series B Preferred Shares as the Per Company Series B Preferred Share Merger Consideration is hereinafter referred to as the “Series B Preferred Share Merger Consideration”.

(d)            Cancellation of Company Shares and Company Preferred Shares Owned by Parent, the Company or Merger Sub I. At the Company Merger Effective Time, each issued and outstanding Company Share and Company Preferred Share that is owned by Parent or Merger Sub I or any Subsidiary of Parent, the Company or Merger Sub I immediately prior to the Company Merger Effective Time (collectively, the “Excluded Shares”), if any, shall automatically be canceled and retired and shall cease to exist, and no cash, Per Company Share Merger Consideration, Per Company Series A Preferred Share Merger Consideration, Per Company Series B Preferred Share Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

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(e)            Cancellation of Company Shares and Company Preferred Shares. As of the Company Merger Effective Time, all Company Shares and Company Preferred Shares issued and outstanding immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Share or Company Preferred Share (other than Excluded Shares, if any) shall cease to have any rights with respect to such interest, except the right to receive the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration or the Per Company Series B Preferred Share Merger Consideration, as the case may be.

Section 2.2            Partnership Unit Merger Consideration; Effect on Partnership Units.

(a)            Partnership Unit Merger Consideration; Conversion of Class A Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each Class A Partnership Unit, other than Excluded Units, issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth herein, shall be converted into, and shall be canceled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”); provided, that in lieu of the right to receive the Per Partnership Unit Merger Consideration, each Class A Partnership Unit subject to a Retention Election shall remain outstanding as one fully paid Class A Partnership Unit of the Surviving Partnership (the “Retained Class A Partnership Units”) and subject to the terms of the Amended Partnership Agreement, but if and only if the applicable Minority Limited Partner that holds such Class A Partnership Unit has effectively made and not revoked a valid Retention Election pursuant to Section 2.2(b) to retain such Class A Partnership Units. The aggregate amount of cash payable to holders of Class A Partnership Units as the Per Partnership Unit Merger Consideration is herein referred to as the “Partnership Unit Merger Consideration,” and together with the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration, the Series B Preferred Share Merger Consideration, the aggregate Per Company Share Merger Consideration payable in respect of the Company Options pursuant to Section 2.3(a), the Company Restricted Share Awards pursuant to Section 2.3(b) and the Earned Units pursuant to Section 2.3(c), is herein referred to as the “Merger Consideration”.

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(b)            Retention Election. Subject to Section 2.2(b)(iv) and in accordance with Section 2.2(a), each eligible Minority Limited Partner shall be entitled, with respect to all or a portion of the Class A Partnership Units held immediately prior to the Partnership Merger Effective Time by such Minority Limited Partner (and as and to the extent specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election), to make an unconditional election, on or prior to the Election Date, to retain in the Partnership Merger, in lieu of the Per Partnership Unit Merger Consideration to which such Minority Limited Partner would otherwise be entitled, such Class A Partnership Units (a “Retention Election”), as follows:

(i)            Parent shall prepare and deliver to the Partnership, as promptly as practicable following the date the Proxy Statement is first mailed to the shareholders of the Company and, in any event, not later than five (5) Business Days after the date on which the Proxy Statement is first mailed to the shareholders of the Company, and the Partnership shall mail to the Minority Limited Partners, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each eligible Minority Limited Partner to designate such Minority Limited Partner’s Retention Election(s). Any such Minority Limited Partner’s Retention Election shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days before the scheduled date of the Company Shareholders’ Meeting (the “Election Date”), a Form of Election specifying that such Minority Limited Partner exercises the Retention Election with respect to the Class A Partnership Units specified by such Minority Limited Partner in the Minority Limited Partner’s Form of Election and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

(ii)           A Form of Election may be revoked by any Minority Limited Partner only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall be automatically revoked if the Partnership Merger has been abandoned.

(iii)          The reasonable determination of Parent shall be binding as to whether or not any Retention Election has been properly made or revoked. If Parent determines that any Retention Election was not properly made, Parent shall notify the applicable Minority Limited Partner of the improper Retention Election and provide a reasonable opportunity to such Minority Limited Partner to cure the improper Retention Election. If, following such reasonable period, the improperly made Retention Election remains uncured, the Class A Partnership Units with respect to which such Retention Election was not properly made shall be automatically converted into Per Partnership Unit Merger Consideration in accordance with Section 2.2(a). Parent may, with the agreement of the Company, make such rules as are consistent with this Section 2.2(b) for the implementation of Retention Elections provided for herein as shall be necessary or desirable to fully effect such Retention Elections.

(iv)          Each eligible Minority Limited Partner, as a condition to making a Retention Election with respect to such Minority Limited Partner’s Class A Partnership Units subject to such Retention Election, shall, in the Form of Election, agree to be bound by the terms and conditions of the Amended Partnership Agreement.

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(v)           The Company and the Company Subsidiaries agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

(vi)          Promptly after the Partnership Merger Effective Time, the Surviving Partnership shall deliver to each Roll-Over Limited Partner that retained Class A Partnership Units, pursuant to the terms of Section 2.2(a) and (b), a notice confirming such Roll-Over Limited Partner’s record ownership of the Retained Class A Partnership Units.

(vii)         Each Person that retains Class A Partnership Units pursuant to the terms of Section 2.2(a) and (b) shall continue as a limited partner of the Surviving Partnership at the Partnership Merger Effective Time.

(c)            Partnership Units Held by the Company and Roll-Over Limited Partners. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, (i) each Partnership Unit held by the Company or any wholly owned Subsidiary of the Company immediately prior to the Partnership Merger Effective Time (collectively, the “Continuing Units”) shall be unaffected by the Partnership Merger and shall remain outstanding as a Partnership Unit of the Surviving Partnership held by the Company or relevant wholly owned Subsidiary of the Company and (ii) the Roll-Over Limited Partners shall own the number of Retained Class A Partnership Units retained by them in the Partnership Merger.

(d)            Cancellation of Parent and Merger Sub II-Owned Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest in the Partnership, each Partnership Unit held by Parent, Merger Sub II or any of their respective wholly-owned Subsidiaries immediately prior to the Partnership Merger Effective Time (collectively, the “Cancelled Units” and, together with the Continuing Units, the “Excluded Units”) shall automatically be canceled and shall cease to exist, with no consideration to be delivered or deliverable in exchange therefor.

(e)            Cancellation of Merger Sub II Interests. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each partnership interest in Merger Sub II shall automatically be canceled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

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Section 2.3            Treatment of Equity-Based Awards.

(a)            Company Options.  Effective immediately prior to the Company Merger Effective Time, each option to purchase Company Shares (each, a “Company Option”) that is outstanding immediately prior to the Company Merger Effective Time shall automatically be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the number of Company Shares subject to the Company Option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess (if any) of the Per Company Share Merger Consideration over the per share exercise price applicable to the Company Option (less any applicable income and employment withholding Taxes). In the event that the exercise price of a Company Option exceeds the Per Company Share Merger Consideration, such Company Option shall be cancelled for no consideration.

(b)            Company Restricted Share Awards. Effective immediately prior to the Company Merger Effective Time, each award of restricted Company Shares (each, a “Company Restricted Share Award”) granted under a Company Share Incentive Plan that is outstanding immediately prior to the Company Merger Effective Time shall be cancelled, with the holder of each such Company Restricted Share Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (i) the number of Company Shares subject to the Company Restricted Share Award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration (less any applicable income and employment withholding Taxes).

(c)            Company Performance Units. Effective immediately prior to the Company Merger Effective Time, each outstanding award of performance units (“Company Performance Units”) shall automatically become earned and vested with respect to that number of Company Shares subject to such Company Performance Units determined (except as set forth in Section 2.3(c) of the Company Disclosure Letter) in accordance with the terms of the Company Performance Units based on the achievement of the applicable performance goals set forth in the award agreement governing such Company Performance Units, as measured from the beginning of the applicable performance period through the date immediately prior to the Closing Date; provided, however, that for each award of Company Performance Units that vests based upon the attainment of operating funds from operations goals (except as set forth in Section 2.3(c) of the Company Disclosure Letter), such award of Company Performance Units shall be deemed earned at target level of performance in accordance with the terms of the award agreement governing such award (each such earned and vested Company Performance Unit, an “Earned Unit”). Each outstanding Company Performance Unit for which the level of performance has previously been determined and certified prior to the date of this Agreement and that remains subject to service-based vesting conditions shall, effective immediately prior to the Company Merger Effective Time, automatically vest and shall be treated for purposes of this Agreement as an Earned Unit. For the avoidance of doubt, Company Performance Units subject to this Section 2.3(c) shall include accrued dividend equivalents awarded with respect to Company Performance Units that were deemed reinvested in additional Company Shares in accordance with the applicable award agreement governing such Company Performance Units. At the Company Merger Effective Time, each Earned Unit shall be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled Earned Unit an amount in cash (without interest, and less any applicable income and employment withholding Taxes) equal to the Per Company Share Merger Consideration for each Earned Unit. For the avoidance of doubt, each Company Performance Unit that does not become an Earned Unit in accordance with this Section 2.3(c) shall terminate without consideration immediately prior to the Company Merger Effective Time.

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(d)            Deferred Share Units. All equity-based awards deferred under, and all accounts that represent amounts notionally invested in Company Shares under, the Deferred Compensation Plan (the “Deferred Share Units”), and any accrued dividend equivalents in participant accounts under the Deferred Compensation Plan, shall, as of immediately before the Company Merger Effective Time, become vested and no longer subject to restrictions (including any holding period restrictions). All Deferred Share Units shall, at the Company Merger Effective Time, be adjusted and converted into a right of the holder to have allocated to the holder’s account under the Deferred Compensation Plan an amount denominated in cash equal to the product of (i) the number of Company Shares deemed invested under or otherwise referenced by such account immediately before the Company Merger Effective Time and (ii) the Per Company Share Merger Consideration, and shall cease to represent a right to receive a number of Company Shares or cash equal to or based on the value of a number of Company Shares. The Deferred Compensation Plan shall otherwise be administered in accordance with its terms, subject to Section 5.9(d), and the payments under the Deferred Compensation Plan shall be made in accordance with the timing set forth in Section 5.1 of the Deferred Compensation Plan and the applicable payment elections for participants in such plan.

(e)            Company LTIP Units. With respect to each Company LTIP Unit that has vested in accordance with the terms of the relevant Award Agreement (as defined in the Partnership Agreement) prior to the Partnership Merger Effective Time (each, a “Vested LTIP Unit”), prior to the Partnership Merger Effective Time, the Company, as the general partner of the Partnership, shall exercise its right to cause a Class O LTIP Unit Mandatory Conversion (as defined in the Partnership Agreement) with respect to each Vested LTIP Unit, such that as of immediately prior to the Partnership Merger Effective Time, each Vested LTIP Unit shall be converted into a number of Class A Partnership Units in accordance with Sections 4.9.C and 4.9F of the Partnership Agreement, including, for the avoidance of doubt, that such conversion shall be determined taking into account any allocations that would be deemed to occur pursuant to Sections 4.9.F and 6.1.F of the Partnership Agreement if a Class A Unit Transaction (as defined therein) were considered to occur immediately prior to and in conjunction with such conversion, with the result that the Class O Unit Economic Capital Account Balance (as defined in the Partnership Agreement) of a holder of Vested LTIP Units is adjusted to give effect to any allocations that would occur in connection therewith.  For the avoidance of doubt, such Class A Partnership Units issued in respect of such Vested LTIP Units shall be treated as Class A Partnership Units for purposes of this Agreement and the holders of such Class A Partnership Units shall be treated as holders of Class A Partnership Units as described in Section 2.2.

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(f)            Company ESPP. The Company shall take all actions as soon as practicable following the date hereof (or the Company shall have taken all actions prior to the date hereof, as applicable) with respect to the Company ESPP to provide that (i) with respect to any offering period in effect as of the date hereof (the “Current ESPP Offering Period”), such Current ESPP Offering Period shall be cancelled effective as of the date hereof, and on or promptly following the date hereof, all amounts credited to the accounts of participants will be refunded to participants in accordance with the terms of the Company ESPP; (ii) following such cancellation of the Current ESPP Offering Period, the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP prior to the termination of this Agreement; and (iii) subject to the consummation of the Company Merger, the Company ESPP shall terminate immediately prior to the Company Merger Effective Time.

(g)            Prior to the Partnership Merger Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units setting forth each holder’s rights pursuant to the Company Share Incentive Plan and, as applicable, the Partnership Agreement, and stating that such Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units and Company LTIP Units shall be treated in the manner set forth in Section 2.2 or this Section 2.3, as applicable.

(h)            Cash amounts payable to (i) employees pursuant to Section 2.3(a), Section 2.3(b) and Section 2.3(c) shall be paid through the Company’s payroll, less any applicable income and employment withholding Taxes, and (ii) non-employee directors pursuant to Section 2.3(d) shall be paid by check, less any applicable income and employment withholding Taxes, in each case within ten (10) Business Days following the Company Merger Effective Time (or, (x) in the case of Section 2.3(c), at such time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code and (y) in the case of Section 2.3(d), at such time as applicable pursuant to the terms of the Deferred Compensation Plan and the applicable payment elections for participants in such plan).

(i)             Prior to the Partnership Merger Effective Time, the Company shall take all actions necessary for the treatment of the Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units and Company LTIP Units contemplated by this Section 2.3 and to ensure that, following the transactions contemplated by this Agreement, no Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units shall exist (and no holder of any rights in respect thereof shall have any further rights other than as expressly contemplated by this Section 2.3).

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Section 2.4            Exchange of Certificates.

(a)            Paying Agent. Prior to the Partnership Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) and enter into an agreement with the Paying Agent with respect thereto, in form and substance reasonably acceptable to the Company, for the payment or exchange in accordance with this Article II of the Merger Consideration (other than any payments in respect of Company Options, Company Restricted Share Awards and Earned Units). At or prior to the Partnership Merger Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares and the Class A Partnership Units not subject to a valid and unrevoked Retention Election, the Merger Consideration, less the Per Company Share Merger Consideration to be paid in respect of Company Options, Company Restricted Share Awards and Earned Units, which amounts in respect of Company Options, Company Restricted Share Awards and Earned Units shall be paid or delivered directly to the Surviving Company (the Merger Consideration so deposited being referred to herein as the “Exchange Fund”). The Paying Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose other than a purpose expressly provided for in this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Company.

(b)            Share and Unit Transfer Books. On the Closing Date, the share transfer books of the Company and the unit transfer books of the Partnership shall be closed and thereafter there shall be no further registration of transfers of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units (except for the transfer of Partnership Units owned by the Company in the Company Merger). From and after the Closing Date, the holders of any certificates (each such certificate, a “Certificate”) representing ownership of the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units outstanding immediately prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, or any book-entry shares (each such book-entry share, a “Book-Entry Share”) or book-entry units (each such book-entry unit, a “Book-Entry Unit”) representing Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units outstanding immediately prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Closing Date, any Certificates, Book-Entry Shares or Book-Entry Units presented to the Paying Agent, the Surviving Company or the Surviving Partnership in accordance with this Agreement shall be exchanged for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, with respect to the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units formerly represented thereby.

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Section 2.5             Exchange Procedures.

(a)            Procedure. As soon as practicable after the Closing Date (but in any event within five (5) Business Days), the Surviving Company shall (i) cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Shares, Company Series A Preferred Shares or the Company Series B Preferred Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership Units, which (other than Company LTIP Units) were converted into the right to receive or be exchanged for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, pursuant to Section 2.1 and Section 2.2: (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may mutually agree and specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or Per Partnership Unit Merger Consideration, as applicable, to which the holder thereof is entitled, and (ii) pay (or deliver, as applicable) the Per Partnership Unit Merger Consideration to be paid or issued to holders of Class A Partnership Units that are not Retained Class A Partnership Units, less any applicable income and employment withholding Taxes. Upon surrender of a Certificate for cancellation or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect of the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units, as applicable, previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units to a Person that is not registered in the transfer records of the Company or Partnership, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares or Book-Entry Units shall be required to deliver a Certificate or letter of transmittal or surrender such Book-Entry Shares or Book-Entry Units to the Paying Agent. In lieu thereof, the holder of such Book-Entry Shares or Book-Entry Units shall automatically upon the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, be entitled to receive in exchange therefor the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect of the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units, as applicable, previously represented by such Book-Entry Shares or Book-Entry Units pursuant to the provisions of this Article II. Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share or Book-Entry Unit, in each case, as contemplated by this Section 2.5, each Certificate, Book-Entry Share or Book-Entry Unit shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, as contemplated by this Article II. No interest shall be paid or accrue for the benefit of the holders of the Certificates, Book-Entry Shares or Book-Entry Units on any cash payable hereunder.

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(b)            No Further Ownership Rights in the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares or Partnership Units. On the Closing Date, holders of Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units that are converted into the right to receive Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or Per Partnership Unit Merger Consideration, as applicable, shall cease to be, and shall have no rights as, shareholders of the Company or limited partners of the Partnership other than the right to receive the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, as provided under this Article II. The Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, paid or delivered or issued upon the surrender for exchange of Certificates representing Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units, or automatically in the case of Book-Entry Shares or Book-Entry Units, in accordance with the terms of this Article II shall be deemed to have been paid, delivered or issued, as the case may be, in full satisfaction of all rights and privileges pertaining to the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units, as applicable, exchanged therefor.

(c)           Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates, Book-Entry Shares or Book-Entry Units for twelve (12) months after the Closing Date shall be delivered to the Surviving Company and any holders of Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or Partnership Units prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, upon compliance with the procedures set forth in Section 2.5(a) and subject to Section 2.5(d).

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(d)            No Liability. None of Parent, Merger Sub I, the Surviving Company, the Partnership, Merger Sub II, the Surviving Partnership, the Company or the Paying Agent, or any employee, officer, trustee, director, agent or affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of the Certificates, Book-Entry Shares or Book-Entry Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e)            Investment of Exchange Fund. After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Company. Any interest and other income resulting from such investments shall be paid to the Surviving Company. Until the termination of the Exchange Fund pursuant to Section 2.5(c), to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Share Merger Consideration, the Series A Preferred Share Merger Consideration or the cash portion of the Partnership Unit Merger Consideration as contemplated hereby, the Surviving Company shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.

(f)            Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the Paying Agent and the taking of such other actions as may be reasonably requested by the Paying Agent, the Paying Agent (or, if subsequent to the termination of the Exchange Fund pursuant to, and subject to Section 2.5(c), the Surviving Company) will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration or the Per Partnership Unit Merger Consideration, as applicable, payable in respect thereof, in accordance with this Agreement.

Section 2.6            Withholding Rights. Each of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II and the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Company Options, the Company Restricted Share Awards, the Company Performance Units or the Company LTIP Units, the vesting and cancellation of such Company Options, the vesting of such Company Restricted Share Awards, the vesting and cancellation of such Company Performance Units or the treatment of such Company LTIP Units as set forth in Section 2.3) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II or the Paying Agent, as applicable, and paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Section 2.7             Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers.

Section 2.8             Adjustment of Certain Merger Consideration. In the event that, subsequent to the date of this Agreement but prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the Company Shares, the Company Series A Preferred Shares, the Company Series B Preferred Shares or the Partnership Units issued and outstanding shall, through a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the capitalization of the Company or the Partnership, as applicable, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Per Company Share Merger Consideration, the Per Company Series A Preferred Share Merger Consideration, the Per Company Series B Preferred Share Merger Consideration and the Per Partnership Unit Merger Consideration, as applicable, to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.8 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (a) as disclosed in the Company SEC Documents furnished or filed prior to the date hereof (other than disclosures in the “Risk Factors” sections of any such filings and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), or (b) as disclosed in the separate disclosure letter which has been delivered by the Company to Parent in connection with the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company and the Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub I and Merger Sub II as follows:

Section 3.1             Organization and Qualification; Subsidiaries.

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each other Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept), as applicable, under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)          The Company has made available to Parent true and complete copies of (i) the charter of the Company (the “Company Charter”), (ii) the Second Amended and Restated Bylaws of the Company (the “Company Bylaws”), (iii) the Partnership Agreement and (iv) the Certificate of Limited Partnership, in each case as in effect as of the date hereof and together with all amendments thereto. Each of the Company Charter, the Company Bylaws, the Partnership Agreement and the Certificate of Limited Partnership was duly adopted and is in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.

(c)           Section 3.1(c) of the Company Disclosure Letter sets forth a complete list of each Company Subsidiary, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or a Company Subsidiary and any other Person, as applicable, in such Company Subsidiary.

(d)           Section 3.1(d) of the Company Disclosure Letter sets forth a complete list of Persons, other than the Company Subsidiaries, in which the Company or any Company Subsidiary has an equity interest as of the date of this Agreement recorded on the Company’s most recent balance sheet in an amount in excess of $2,000,000, together with the Company’s or applicable Company Subsidiary’s ownership interests and stated percentage interests in each such entity.

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Section 3.2             Capitalization.

(a)           The authorized capital stock of the Company consists of 450,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 133,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) and 49,867,000 shares of Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”) of which 4,600,000 shares are designated as 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 3,162,500 shares are designated as 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Company Preferred Stock”). As of the close of business on June 4, 2021 (the “Capitalization Date”), (i) 68,804,148 shares of Class A Common Stock (which includes 499,212 Company Restricted Share Awards) were issued and outstanding, (ii) 124,481 shares of Class B Common Stock were issued and outstanding, (iii) 4,280,000 shares of Series A Preferred Stock were issued and outstanding and (iv) 3,162,500 shares of Series B Preferred Stock were issued and outstanding. As of the Capitalization Date, 8,172,763 shares of Class A Common Stock have been sold on a forward basis with net proceeds per share of approximately $60 (after giving effect to selling commissions and further adjustments pursuant to the terms of the relevant forward confirmations) and are expected to be settled by physical settlement prior to Closing pursuant to the agreements set forth in Section 3.17(b)(xi) of the Company Disclosure Letter. As of the date hereof, the Conversion Rate (as defined in the Series B Articles Supplementary) is 2.1436 shares of Class A Common Stock per share of Series B Preferred Stock. All of the shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

(b)           As of the Capitalization Date, the Company had no shares of Company Common Stock or Company Preferred Stock reserved for issuance, except as set forth in Section 3.2(b) of the Company Disclosure Letter. As of the Capitalization Date, (i) 1,981,554 shares of Company Common Stock were subject to Company Options; (ii) 526,633 and 1,004,828 shares of Company Common Stock were subject to Company Performance Units (based on target-level and maximum-level performance, respectively); (iii) 52,844 shares of Company Common Stock were subject to Deferred Share Units; and (iv) 75,435 Company LTIP Units were outstanding, which amounts, in each case, include the amounts of accrued dividend equivalents with respect to the underlying awards at target-level and maximum-level performance, respectively, if applicable. As of the Capitalization Date, there was an aggregate amount of $200,930 of accrued dividend equivalents in participant accounts under the Deferred Compensation Plan.

(c)           The Company has provided to Parent a true and complete list of each Company Option, Company Restricted Share Award, Company Performance Unit, Deferred Share Unit, and Company LTIP Unit or award thereof outstanding as of the Capitalization Date and (i) the holder thereof, (ii) the number and class of Company Shares or Company LTIP Units subject thereto (assuming target-level and maximum-level performance, as applicable), in each case, including accrued dividend equivalents with respect to each such award, (iii) the grant date, (iv) the extent to which such award is vested as of the Capitalization Date and the times and extent to which such award is scheduled to become vested, and (v) the exercise price per Company Share, in the case of a Company Option. All Company Shares to be issued pursuant to any Company Option, Company Performance Unit or Deferred Share Unit, upon the redemption of any Company LTIP Unit or issued pursuant to the Company ESPP shall be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. As of the Capitalization Date, there were accumulated payroll contributions under the then-current offering period under the Company ESPP in the amount of $206,676.47.

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(d)            As of the date hereof, except as provided in Section 3.2(a) and Section 3.2(b), and except as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no (i) outstanding securities of the Company or any Company Subsidiary convertible into or exchangeable for one or more shares of the share capital of, or other equity or voting interests in, the Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Company or any Company Subsidiary relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (iii) Contracts that are binding on the Company or any Company Subsidiary that obligate the Company or any Company Subsidiary to issue, acquire, sell, redeem, exchange or convert any capital shares of, or other equity interests in, the Company or any Company Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Company Subsidiary that are linked to the value of the Company Common Stock. Since the Capitalization Date through the date hereof, the Company and the Partnership have not issued any Company Shares, Company Preferred Shares, Partnership Units or other equity security (other than Company Shares or Class A Partnership Units issued in respect of Company Preferred Shares, Company Options, Company Restricted Share Awards, Company Performance Units, Deferred Share Units or Company LTIP Units outstanding prior to such date). The Company does not have a shareholder rights plan in place. Except as set forth in Section 3.2(d) of the Company Disclosure Letter, the Company has not exempted any Person from the “Common Stock Ownership Limit” or the “Preferred Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Company Charter, which exemption or “Excepted Holder Limit” remains in effect. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote on any matters on which holders of capital stock or other equity interests of the Company or any of the Company Subsidiaries may vote. None of the Company Subsidiaries owns any Company Shares.

(e)            Except as provided in Section 3.2(g) and except as set forth in Section 3.2(e) of the Company Disclosure Letter, the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of share capital or other equity securities of each of the Company Subsidiaries, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company or any Company Subsidiary, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Company Charter, (ii) pursuant to the Partnership Agreement, (iii) for equity securities and other instruments (including loans) in wholly owned Company Subsidiaries and (iv) as set forth in Section 3.2(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Company Subsidiary).

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(f)            Except as set forth in Section 3.2(f) of the Company Disclosure Letter and for transfer restrictions in the organizational documents of the Company or any Company Subsidiary, neither the Company nor any of the Company Subsidiaries is a party to any Contract with respect to the voting of, that restricts the transfer of or that provides registration rights in respect of, any capital shares or other voting securities or equity interests of the Company or any of the Company Subsidiaries.

(g)           The Company is the sole general partner of the Partnership. As of the Capitalization Date, the Company held 68,804,148 Class A Partnership Units, 4,280,000 Series A Preferred Partnership Units and 3,162,500 Series B Preferred Partnership Units. In addition to the Partnership Units held by the Company, as of the Capitalization Date, 6,439,691 Class A Partnership Units (excluding Company LTIP Units) were issued and outstanding and held by Persons other than the Company, and each such Class A Partnership Unit is redeemable in accordance with the Partnership Agreement in exchange for one Company Class A Share or cash, at the Company’s election. No Class B Units (as defined in the Partnership Agreement) are outstanding and no Partnership Units are held by any Subsidiary of the Company. Section 3.2(g) of the Company Disclosure Letter sets forth a list as of the Capitalization Date of all holders of the Partnership Units (other than the Company) and the number and type of Partnership Units held by each such holder, as reflected on the Partnership Registry (as defined in the Partnership Agreement) of the Partnership. Other than the foregoing and the Company LTIP Units set forth in Section 3.2(c), as of the Capitalization Date, no other Partnership Units (as defined in the Partnership Agreement) or other equity interests in the Partnership are issued and outstanding. Since the Capitalization Date through the date hereof, the Partnership has not issued any Partnership Units or other equity security (other than Partnership Units issued in respect of Company LTIP Units outstanding prior to such date or Partnership Units issued to the Company in connection with the issuance of Company Shares pursuant to Section 3.2(d) above or issued in respect of the Series A Preferred Partnership Units or Series B Preferred Partnership Units). Except as set forth in Section 3.2(g) of the Company Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership or any securities convertible into or exchangeable for any partnership interests of the Partnership. Except as provided above or as set forth in Section 3.2(g) of the Company Disclosure Letter, and other than the Company LTIP Units set forth in Section 3.2(c) and Preferred Partnership Units, there are no outstanding contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership or any other securities convertible into or exchangeable for any partnership interest in the Partnership. Except as set forth in Section 3.2(g) of the Company Disclosure Letter, the Partnership Units that are owned by the Company are free and clear of any Liens other than any transfer and other restrictions under applicable federal and state securities Laws or the Partnership Agreement.

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(h)            As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and the Company Subsidiaries in excess of $10,000,000 in principal amount, other than Indebtedness in the principal amounts (rounded to the nearest one hundred thousand dollars) identified by instrument in Section 3.2(h) of the Company Disclosure Letter.

Section 3.3             Authority.

(a)           The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Company Requisite Vote, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company Board and, other than the Company Requisite Vote, the filing of the Company Merger Articles of Merger with the SDAT and the filing of the Company Merger Certificate with the DSOS, no additional corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby by the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).

(b)           The Partnership has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Partnership and the Company in its capacity as the sole general partner of the Partnership and, other than the filing of the Partnership Merger Certificate with the DSOS, no additional proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement or the consummation of the transactions contemplated hereby by the Partnership. This Agreement has been duly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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(c)           The Company Board has unanimously (i) approved and declared advisable the Mergers and the other transactions contemplated by this Agreement, (ii) approved the execution, delivery and performance of this Agreement and, subject to obtaining the Company Requisite Vote, the consummation by the Company of the transactions contemplated hereby, including the Mergers, (iii) directed that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the shareholders of the Company for their approval and (iv) resolved, subject to the terms and conditions of this Agreement, to recommend the approval of the Company Merger by the shareholders of the Company, in each case, by resolutions duly adopted, which resolutions, except as permitted under Section 5.6, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

Section 3.4             No Conflict; Required Filings and Consents.

(a)            None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will: (i) subject to obtaining the Company Requisite Vote, conflict with or violate any provision of the Company Charter, the Company Bylaws, the Certificate of Limited Partnership or the Partnership Agreement, as applicable; (ii) (A) conflict with or violate any provision of the organizational documents of any Company Subsidiary (other than the Partnership) and (B) assuming that all consents, approvals and authorizations described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or any of their respective properties or assets; or (iii) require any consent, or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of the Company or any Company Subsidiary, pursuant to, any Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit, except, with respect to clauses (ii) and (iii), (x) as set forth in Section 3.4(a) of the Company Disclosure Letter, (y) as contemplated by Section 2.3 or (z) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)            None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by the Company or any Company Subsidiary or with respect to any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing of the Partnership Merger Certificate with the DSOS, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) filings as may be required under the rules and regulations of the New York Stock Exchange, (vii) compliance with any applicable federal or state securities or “blue sky” Laws, (viii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates, (ix) such filings as may be required in connection with the payment of any transfer and gain taxes and (x) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.5             Company SEC Documents; Financial Statements.

(a)            Since January 1, 2019, the Company has filed with or otherwise furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. As of the date hereof, none of the Company Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2019. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company or the Partnership with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes and schedules thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).

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(b)          The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 3.6             Information Supplied. The Proxy Statement will not, at the time the Proxy Statement is first mailed to the Company’s shareholders, at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company or the Partnership with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I, Merger Sub II or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.

Section 3.7            Absence of Certain Changes. Except as otherwise contemplated by this Agreement or set forth on Section 3.7 to the Company Disclosure Letter, since December 31, 2020 through the date hereof, (a) the Company, the Partnership and the Company Subsidiaries, taken as a whole, have conducted their respective businesses in all material respects in the ordinary course of business, (b) there have not been any changes, events, state of facts or developments, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect and (c) except for regular quarterly cash dividends or cash distributions on the Company Shares, Company Series A Preferred Shares, Company Series B Preferred Shares, Preferred Partnership Units and Partnership Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Shares, Partnership Units, Company Series A Preferred Shares, Company Series B Preferred Shares or Preferred Partnership Units.

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Section 3.8             Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a type required by GAAP as in effect on the date hereof to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of the Company as of March 31, 2021 or in the notes thereto, (b) incurred in the ordinary course of business in all material respects since March 31, 2021, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9             Permits; Compliance with Laws.

(a)           The Company and each Company Subsidiary is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals and orders of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted as of the date hereof (the “Company Permits”), and all such Company Permits are in full force and effect, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)          The Company and each of the Company Subsidiaries is in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and properties or assets, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of the Company Subsidiaries or their operations is pending or, to the Company’s knowledge, threatened in writing, and, to the Company’s knowledge, no Governmental Entity has indicated an intention to conduct the same.

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(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of the Company Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

Section 3.10           Litigation. Except as set forth in Section 3.10 of the Company Disclosure Letter and except for shareholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no suit, claim, action, investigation or proceeding which is against the Company or any Company Subsidiary (or any of their properties or assets) pending or, to the knowledge of the Company, threatened in writing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of immediately prior to the date of this Agreement, there is no suit, claim, action or proceeding to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 3.11           Employee Benefits.

(a)            Section 3.11(a) of the Company Disclosure Letter sets forth a list of all material “employee benefit plans,” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”), and all other material employee benefit plans or other benefit arrangements or payroll practices including bonus plans, fringe benefits, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, share purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, directors’ benefit, bonus or other incentive compensation, which the Company or any Company Subsidiary or ERISA Affiliate sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any Company Subsidiary or ERISA Affiliate has any direct or indirect liability (each a “Company Employee Benefit Plan” and collectively, the “Company Employee Benefit Plans”).

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(b)            None of the Company Employee Benefit Plans is or has been subject to Title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA, nor is the Company, any Company Subsidiary or any ERISA Affiliate obligated to contribute (and such entities have not, in the past six (6) years, had an obligation to contribute) to a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.

(c)            Correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans (other than a Multiemployer Plan, of which there are none) have been made available to Parent by the Company: (i) plan and related trust documents, and amendments thereto; (ii) the most recent Form 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter, if any; (iv) the current summary plan description and any material modifications thereto, if applicable; (v) the most recent financial statements and actuarial valuations, if applicable; and (vi) all material correspondence regarding the Company Employee Benefit Plan with any Governmental Entity.

(d)            Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its ERISA Affiliates have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof, or to the extent not yet due, will have been paid, or accrued in accordance with GAAP, prior to the Company Merger Effective Time; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the Company’s knowledge, threatened in writing with respect to any Company Employee Benefit Plan; (v) the Company and its ERISA Affiliates have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) for any excise Tax or civil penalty; and (vi) none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or similar state Law, or except with respect to a contractual obligation to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA.

(e)            Each of the Company Employee Benefit Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the Company’s knowledge, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.

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(f)            Except as set forth in Section 3.11(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or in combination with any other event) (i) result in any compensatory payment becoming due, or increase the amount of compensation due, to any current or former Service Provider; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former Service Provider. Without limiting the generality of the foregoing, except as set forth in Section 3.11(f) of the Company Disclosure Letter, no amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) would be nondeductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

Section 3.12           Labor Matters.

(a)            Neither the Company nor any Company Subsidiary is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts).

(b)           (i) No employees of the Company or any of the Company Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a written demand to the Company or any Company Subsidiary for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the Company’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company’s knowledge, there are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries are not currently materially affected and have not been materially affected in the past by any actual or threatened work stoppage, strike or other labor disturbance.

(c)            Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.

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(d)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Company or any Company Subsidiary filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any Company Subsidiary.

(e)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; and (ii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any Company Subsidiary within the last six (6) months.

Section 3.13          Tax Matters.

(a)           The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all income and all other material Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Company or any Company Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.

(b)          The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2009, through December 31, 2020, has been organized and operated in conformity for qualification and taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”), (ii) has operated, and will continue to operate, in such a manner as to enable it to qualify as a REIT from January 1, 2021 through the date of the Company Merger Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the Company’s knowledge, threatened in writing.

(c)           Section 3.13(c) of the Company Disclosure Letter sets forth each Company Subsidiary and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed in Section 3.13(c) of the Company Disclosure Letter as a partnership, joint venture, or limited liability company has, since the later of the date of its formation and the date on which the Company acquired an interest in such an entity, been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed in Section 3.13(c) of the Company Disclosure Letter as a corporation has, since the later of the date of its formation or the date on which the Company acquired an interest in such an entity, been treated for U.S. federal income tax purposes as a REIT, a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”) as set forth on such schedule.

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(d)           Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).

(e)           Since January 1, 2016, (i) the Company and each of the Company Subsidiaries have not incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) and (ii) neither the Company nor any Company Subsidiary has incurred any other material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. Since January 1, 2016, neither the Company nor any Company Subsidiary (other than a TRS or any subsidiary of a TRS) has engaged at any time in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code. Since January 1, 2016, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Company Subsidiary.

(f)            Section 3.13(f) of the Company Disclosure Letter sets forth the Tax Protection Agreements currently in force and there are no other Tax Protection Agreements currently in force.

(g)           Each of the Company and the Company Subsidiaries: (i) is not currently the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for material Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any material Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to material taxation by that jurisdiction; (viii) has no outstanding requests for any Tax ruling from any Governmental Entity and has not received a Tax ruling; and (ix) is not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).

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(h)          The Company and the Company Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(i)           The Company has made available to Parent correct and complete copies of (i) all U.S. federal and other material Tax Returns of the Company and the material Company Subsidiaries relating to the last three (3) years which have been filed and (ii) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or any material Company Subsidiaries.

(j)            Neither the Company nor any of the Company Subsidiaries: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

(k)           Neither the Company nor any other Person on behalf of the Company or any Company Subsidiary has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

(l)           Neither the Company nor any Company Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) the Tax Protection Agreements listed in Section 3.13(f) of the Company Disclosure Letter, (ii) any agreement or arrangement between the Company and any Company Subsidiary and (iii) provisions in commercial contracts not primarily relating to Taxes.

(m)          The Company has set forth in Section 3.13(m) of the Company Disclosure Letter a list of all Reportable Transactions in which the Company or any Company Subsidiary has participated. Each of the Company and the Company Subsidiaries have disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Company and the Company Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents and other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

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(n)           In the past two (2) years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(o)           Neither the Company nor any Company Subsidiary: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), or as a transferee or successor.

(p)           Neither the Company nor any Company Subsidiary has (i) made any election to defer any payroll Taxes under the CARES Act, (ii) claimed any Tax credit pursuant to Section 7001 or 7003 of the Families First Coronavirus Response Act of 2020 or (iii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program.

Section 3.14           Real Property.

(a)           Subject to the immediately succeeding sentence, Section 3.14(a) of the Company Disclosure Letter lists the common street address or parcel number for all real property owned by the Company or any Company Subsidiary in fee as of the date hereof, and the Company Subsidiary owning such real property (such real property interests are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b)           Subject to the immediately succeeding sentence, Section 3.14(b) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as lessee or sublessee a ground lease or ground sublease interest in any real property (as the context may require, individually or collectively, the “Ground Leased Real Property”), and each ground lease (or ground sublease) pursuant to which the Company or any Company Subsidiary is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty or any other agreement related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”) and the applicable Company Subsidiary holding such leasehold interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest in the applicable Ground Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Ground Leases have been made available to Parent.

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(c)           Subject to the immediately succeeding sentence, Section 3.14(c) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest (excluding the Ground Leases) (as the context may require, individually or collectively, the “Company Leased Real Property”), each lease or sublease of such real property pursuant to which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest, including each amendment, guaranty or any other agreement relating thereto (“Company Leases”) and the applicable Company Subsidiary holding such leasehold or sublease interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest as a lessee or sublessee in the Company Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Material Company Leases have been made available to Parent.

(d)           The operating budget set forth in Section 3.14(d)(i) of the Company Disclosure Letter (the “Operating Budget”) discloses, as of the date hereof, the budgeted operating expenses of the Company and the Company Subsidiaries for data center and office portfolios through December 31, 2021 (the “Operating Expenses”). The capital expenditure budget in Section 3.14(d)(ii) of the Company Disclosure Letter (the “Capital Expenditure Budget”) discloses, as of the date hereof, the budgeted amount of all allowances (including tenant allowances, customer capital and leasing commissions), expenditures and fundings, budgeted to be funded on a month-by-month basis by or on behalf of the Company or any Company Subsidiary, including in connection with renovations, construction projects, restorations, developments and redevelopments and any projects that are in pre-development, and including maintenance capital expenditures, in each case with respect to each project or line item. Section 3.14(d)(iii) of the Company Disclosure Letter sets forth the amount of brokerage commissions or fees that are now due or which would reasonably be expected to become due from the Company or any Company Subsidiary with respect to any individual Material Company Lease or Material Space Lease as of the date hereof.

(e)           Except for such discrepancies, errors or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (x) the rent rolls for the Company Real Properties dated as of April 30, 2021 and (y) the rent rolls with respect to booked-but-not-billed leases as of April 30, 2021 (together, the “Rent Rolls”), which have previously been made available to Parent, list each lease or sublease, master space agreement or co-location agreement to which the Company or its Subsidiaries are party as landlord or sublandlord with respect to each of the applicable Company Real Properties (such leases and subleases, master space agreements and co-location agreements, together with all amendments, modifications, addenda, renewals, extensions and guarantees related thereto, the “Company Space Leases”). To the knowledge of the Company, the Company has made available to Parent correct and complete copies of all Material Space Leases as of the date hereof. Except as set forth in Section 3.14(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in default under any Material Space Lease, except for defaults that are disclosed in the Rent Rolls or that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(f)            Except for those contracts or agreements set forth in Section 3.14(f) of the Company Disclosure Letter and the Company Material Contracts, neither the Company nor any Company Subsidiary has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Person other than the Company or a wholly-owned Company Subsidiary (the “Participation Party”) which provides for a right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Company Subsidiary has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”). Section 3.14(f) of the Company Disclosure Letter sets forth all of the Company Real Properties which are held by the Company and a Company Subsidiary in respect of which any Participation Party currently has a Participation Interest, and setting forth the Joint Venture Agreements or Participation Agreements, as the case may be, pertaining thereto.

(g)           Except as set forth in Company Space Leases or in Section 3.14(g) of the Company Disclosure Letter or disclosed in the Company Material Contracts, neither the Company nor any Company Subsidiary is a party to any material agreement pursuant to which a Person other than the Company or any wholly-owned Company Subsidiary manages or manages the development of any of the Company Real Properties (a “Third Party”).

(h)           Except as set forth in Section 3.14(h) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any material agreement pursuant to which the Company or any of the Company Subsidiaries manages, is a development manager of or is the leasing agent of any real properties for any Third Party.

(i)            As of the date hereof, (i) neither the Company nor any Company Subsidiary has exercised any Transfer Right with respect to any real property or Person in an amount in excess of $2,000,000, individually or in the aggregate, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Company Subsidiary or Company Real Property, which transaction has not yet been consummated.

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(j)            Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Real Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.

(k)           Section 3.14(k) of the Company Disclosure Letter lists each fee interest in real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiary (if a Company Subsidiary at the time of such conveyance, transfer, assignment or disposition) since January 1, 2019. Other than as set forth in Section 3.14(k) of the Company Disclosure Letter, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to the Company or any Company Subsidiary in an amount, in the aggregate, in excess of $2,000,000. To the Company’s knowledge, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, or building or similar law, code, ordinance, order or regulation, for any Company Real Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(l)            There are no Infrastructure Agreements affecting the Company Real Properties to which the Company or any Company Subsidiary is a party other than such Infrastructure Agreements as are reasonable and customary and entered into in the ordinary course of business. Except as set forth in Section 3.14(l) of the Company Disclosure Letter, neither the Company nor any Company Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in default under any Infrastructure Agreement, except for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m)          Except in the case of the following clauses (i) and (ii), in respects that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, each of the Facilities (i) is operated, installed and maintained by the Company and the Company Subsidiaries (or their respective contractors) in a manner that is in compliance, in all material respects, with (A) reasonable and customary standards for the industry in which the Company and the Company Subsidiaries operate; (B) performance requirements in service agreements with customers of the Company and the Company Subsidiaries; and (C) all applicable Laws; and (ii) has sufficient sources of electric power to support the operations of the Company and the Company Subsidiaries at such Facility as presently conducted.

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(n)           Section 3.14(n) of the Company Disclosure Letter sets forth, for the Company’s current operations, a complete list as of the date of this Agreement of customer service level agreement credits paid during the period from April 1, 2020, through March 31, 2021, involving credits in excess of $100,000 per incident to any material customer.

Section 3.15           Environmental Matters. Except as set forth in Section 3.15 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)           (i) The Company and each Company Subsidiary are, and at all times have been, in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and for the past three (3) years during the Company’s and each Company Subsidiary’s ownership or operation of any Company Real Property, such Company Real Property has been (and with respect to former Subsidiaries of the Company and properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company, to the knowledge of the Company or any Company Subsidiary, any former Company Subsidiaries’ ownership or operation of any other real property, has been) in compliance with all applicable Environmental Laws (including possessing and complying with any required Environmental Permits); (ii) there are no administrative or judicial proceedings relating to Environmental Laws pending or, to the knowledge of the Company, threatened, against the Company, any Company Subsidiary, any Company Real Property, or, to the knowledge of the Company, any properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company; (iii) neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim, in any case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and, to the knowledge of the Company, no such notice, demand or claim has been threatened; and (iv) each Environmental Permit required of the Company, any Company Subsidiary, and any Company Real Property is valid and in effect and the renewal of such Environmental Permit has been timely re-applied for.

(b)           (i) Neither the Company nor any Company Subsidiary has received any written notice, demand or claim alleging liability on the part of the Company or any Company Subsidiary as a result of a Release of Hazardous Substances; (ii) to the knowledge of the Company, Hazardous Substances are not present in, at, on or under any of the Company Real Property, either as a result of the operations of the Company or any Company Subsidiary or otherwise, and to the knowledge of the Company are not present in, at, on or under any other real property for which the Company or any Company Subsidiary could reasonably be expected to be liable, in a quantity or condition that, in either case, would reasonably be expected to result in a liability under Environmental Laws on the part of the Company or any Company Subsidiary; and (iii) there are, to the Company’s knowledge, no wetlands (as that term is defined under Section 404 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1344, and all implementing regulations) at any Company Real Property, nor is any Company Real Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record.

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Section 3.16           Intellectual Property.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or have the right to use in the manner currently used all Intellectual Property used by the Company or any Company Subsidiary in, and that are material to, the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property”) and (ii) neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property.

(b)           (i) The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any Intellectual Property rights, other than patents of any other Person, (ii) to the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any patents of any other Person and (iii) neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement of the Intellectual Property rights of any other Person by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, in each case of clauses (i) through (iii), except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have taken commercially reasonable actions to maintain and protect the integrity, security, operation and redundancy of the hardware, software, systems, networks, websites, and other electronic and information technology assets and equipment used in their businesses (the “Company IT Assets”), (ii) the Company IT Assets are free of material viruses, malware and other code corruptants, (iii) there have been no material violations, breaches, outages, corruptions or unauthorized uses of or unauthorized access to the Company IT Assets (or any data processed by or stored in same) since January 1, 2019 and (iv) the Company and the Company Subsidiaries are, and since January 1, 2019 have been, in compliance with all applicable Laws, the Payment Card Industry Data Security Standard (PCI DSS) and their own posted policies with respect to privacy, personal data and Company IT Asset security.

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Section 3.17           Contracts.

(a)           All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed on or after January 1, 2021 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

(b)           Other than the Contracts described in Section 3.17(a), Section 3.17(b) of the Company Disclosure Letter sets forth a complete list, in each case as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing solely between the Company and any of the wholly owned Company Subsidiaries or solely between any wholly-owned Company Subsidiaries) that:

(i)            is a limited liability company agreement, partnership agreement or joint venture agreement or similar Contract (including Joint Venture Agreements) with a third party (or sets forth material terms of any such arrangement);

(ii)           is a Material Space Lease, Ground Lease or Material Company Lease;

(iii)          contains covenants of the Company or any of the Company Subsidiaries purporting to limit, in any material respect, either the type of business in which the Company or any of the Company Subsidiaries or any of their affiliates may engage or the geographic area in which any of them may so engage, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company or a Company Subsidiary in the ordinary course of business, contained in the Material Company Leases or contained in other recorded documents by which real property was conveyed by the Company or any of the Company Subsidiaries to any user;

(iv)         evidences Indebtedness for borrowed money in excess of $10,000,000 of the Company or any of the Company Subsidiaries, whether unsecured or secured (such Indebtedness, the “Existing Indebtedness” and such Contracts, the “Existing Loan Documents”);

(v)          provides for the pending purchase, sale, assignment or disposition of or Transfer Right to purchase, sell, dispose of or assign, in each case, by merger, purchase or sale of assets or stock or otherwise, directly or indirectly, any real property (including any Company Real Property or any portion thereof);

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(vi)         except for any capital contribution requirements as set forth in the organizational documents of any Person set forth in Section 3.17(b)(vi) of the Company Disclosure Letter or in any Joint Venture Agreements, (x) requires the Company or any Company Subsidiary to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in any non-wholly-owned Company Subsidiary or other Person in excess of $2,000,000 or (y) evidences a loan (whether secured or unsecured) made to any other Person in excess of $1,000,000 (excluding ordinary course extensions of trade credit (such as funding of customer non-recurring charges) or rent relief);

(vii)        relates to the settlement (or proposed settlement) of any pending or threatened suit or proceeding, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary);

(viii)       is with any current executive officer or director of the Company or any of the Company Subsidiaries, any shareholder of the Company beneficially owning 5% or more of outstanding Company Shares or, to the Company’s knowledge, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) or any affiliate of any of the foregoing;

(ix)          is a material Contract that relates to material Company IT Assets or Intellectual Property (other than (A) generally commercially available, off-the-shelf licenses or services agreements, with annual aggregate payments in an amount of $1,000,000 or less in fiscal year 2020 or expected in fiscal year 2021 or (B) non-exclusive licenses to customers in the ordinary course of business);

(x)           constitutes an interest rate cap, interest rate collar, interest rate, currency or commodity derivative or other contract or agreement relating to a hedging other than power purchases (A) for less than 75% of the power requirements of a Facility and (B) for periods of less than 12 months in the ordinary course of business;

(xi)          relates to a forward equity sale transaction; or

(xii)         except to the extent described in clauses (i)-(xi) above, is a binding individual purchase order or statement of work that calls for or guarantees aggregate payments by the Company and the Company Subsidiaries of more than $10,000,000 over the remaining term of such binding individual purchase order or statement of work.

Each Contract of a type described in clauses (a) and (b) of this Section 3.17 is referred to herein as a “Company Material Contract.” To the knowledge of the Company, the Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including amendments and supplements thereto that modify each such Contract in any material respect.

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(c)            (i) Neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) to the knowledge of the Company, no other party to any Company Material Contract (other than any Material Space Leases, which are addressed in Section 3.14(e)) is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) as of the date of this Agreement, each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto and is in full force and effect, subject to the Bankruptcy and Equity Exception, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.18           Opinion of Financial Advisors. The Company Board has received the opinions of Jefferies LLC (the “Jefferies Opinion”) and Morgan Stanley & Co. LLC (the “Morgan Stanley Opinion”), to the effect that, as of the date of such opinions and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, (a) as to the Jefferies Opinion, the Per Company Share Merger Consideration to be received by the holders of Company Class A Shares pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub I, Merger Sub II and their respective affiliates) and (b) as to the Morgan Stanley Opinion, the Per Company Share Merger Consideration to be received by the holders of Company Class A Shares pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent and its affiliates).

Section 3.19           Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws and regulations, in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the DRULPA (collectively, “Takeover Statutes”).

Section 3.20           Vote Required. The affirmative vote of the holders of Company Shares entitled to cast a majority of all of the votes entitled to be cast on the matter at the Company Shareholders’ Meeting is the only vote required of the holders of any shares of the share capital or other equity securities of the Company to approve the Company Merger and the other transactions contemplated by this Agreement (the “Company Requisite Vote”). Other than the written consent of the Company, as the general partner of the Partnership and the holder of Partnership Interests (as defined in the Partnership Agreement) representing more than fifty percent (50%) of the Percentage Interest (as defined in the Partnership Agreement) of the Class A Partnership Units, approving this Agreement, the Company Merger and the Partnership Merger (which written consent has been obtained), no vote or consent of the holders of any Partnership Units is necessary to approve the Partnership Merger, the Company Merger or the other transactions contemplated by this Agreement and no dissenters or appraisal rights will be available to any holder of Partnership Units.

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Section 3.21           Insurance. Section 3.21 of the Company Disclosure Letter sets forth a correct and complete list of the material insurance policies held by, or for the benefit of the Company or any of the Company Subsidiaries as of the date of this Agreement, including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid, and (c) neither the Company nor any Company Subsidiary is in breach of or default under any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2019, the Company has not received written notice of termination or cancellation or denial of coverage with respect to any insurance policy, or written notice of failure to renew any such insurance policy or refusal of coverage thereunder, or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

Section 3.22           Investment Company Act. Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.23           Brokers. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor (other than Jefferies LLC and Morgan Stanley & Co. LLC) to any broker’s or finder’s fee or other fee or commission in connection with the Mergers. The Company has furnished to Parent true and complete copies of all Contracts between the Company and Jefferies LLC, and between the Company and Morgan Stanley & Co. LLC, relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.

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Section 3.24           Acknowledgement of No Other Representations or Warranties. Except for the representations and warranties in this Article III, neither the Company, the Partnership nor any Person on behalf of the Company or the Partnership makes any express or implied representation or warranty with respect to the Company, the Partnership or any other Company Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, the Partnership and the other Company Subsidiaries or with respect to any other information provided or made available to Parent, Merger Sub I or Merger Sub II or their respective Representatives in connection with the Mergers or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, Merger Sub I or Merger Sub II or their respective Representatives in “data rooms,” management presentations or due diligence sessions in expectation of the Mergers or the other transactions contemplated by this Agreement), and each of Parent, Merger Sub I and Merger Sub II acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article III neither the Company, the Partnership nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, the Partnership, any of the other Company Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub I, Merger Sub II or any of their respective Representatives in the course of their due diligence investigation of the Company and the Partnership, the negotiation of this Agreement or the course of the Mergers or the other transactions contemplated by this Agreement. The Company and the Partnership hereby acknowledge that, except for the representations and warranties expressly set forth in Article IV, neither Parent, Merger Sub I, Merger Sub II nor any of their affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to the Company, the Partnership or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article IV or any breach of any covenant or other agreement of Parent, Merger Sub I or Merger Sub II contained herein, the Company and the Partnership hereby acknowledge that neither the Parent, Merger Sub I, Merger Sub II, nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to the Company, the Partnership or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to the Company, the Partnership or any of their respective affiliates or Representatives, or the use by the Company, the Partnership or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to the Company, the Partnership or any of their respective affiliates or their respective Representatives in expectation of the Mergers or the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the provisions of this Section 3.24 do not limit the express representations and obligations of the Guarantors contained in the Guaranties.

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Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Parent, Merger Sub I and Merger Sub II hereby jointly and severally represent and warrant to the Company and the Partnership as follows:

Section 4.1             Organization.

(a)           Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Parent has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of formation of Parent is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced.

(b)           Merger Sub I is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub I is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub I has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of formation of Merger Sub I is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub I have been commenced. Merger Sub I, immediately prior to the Partnership Merger Effective Time, will be treated as an entity disregarded as separate from Parent for U.S. federal income tax purposes.

(c)           Merger Sub II is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub II is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub II has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership and partnership agreement of Merger Sub II are in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub II have been commenced.

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(d)           Parent was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

Section 4.2             Authority. Each of Parent, Merger Sub I and Merger Sub II has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or limited partnership action on the part of Parent, Merger Sub I and Merger Sub II, as applicable, and, other than the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT and the filing of the Company Merger Certificate with the DSOS, no additional limited liability company or limited partnership proceedings on the part of Parent, Merger Sub I or Merger Sub II are necessary to authorize the execution, delivery and performance of this Agreement by each of them or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, Merger Sub I and Merger Sub II and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Partnership) constitutes the valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.3             No Conflict; Required Filings and Consents.

(a)           None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the certificate of limited partnership, partnership agreement or any equivalent organizational or governing documents of each of Parent, Merger Sub I or Merger Sub II; (ii) assuming that all consents, approvals and authorizations described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub I or Merger Sub II or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under, or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent, Merger Sub I or Merger Sub II pursuant to, any Contract to which Parent, Merger Sub I or Merger Sub II is a party (or by which any of their respective properties or assets (including rights) are bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.

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(b)           None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to Parent, Merger Sub I, Merger Sub II or any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing of the Partnership Merger Certificate with the DSOS, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) such filings as may be required in connection with the payment of any transfer and gain taxes and (vii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.

Section 4.4             Litigation. As of the date hereof, there is no suit, claim, action or proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby. As of the date hereof, none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

Section 4.5             Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company or any of its affiliates or any of their respective shareholders in connection with the Mergers based upon arrangements made by and on behalf of Parent, Merger Sub I, Merger Sub II or any of their Subsidiaries.

Section 4.6             Information Supplied. None of the information supplied or to be supplied by Parent, Merger Sub I or Merger Sub II or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 4.7             Merger Sub I and Merger Sub II.

(a)           All of the issued and outstanding limited liability company interests in Merger Sub I are, and immediately prior to the Company Merger Effective Time will be, owned by Parent or one or more of its affiliates. Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(b)           All of the issued and outstanding limited partnership interests in Merger Sub II are, and immediately prior to the Partnership Merger Effective Time will be, owned by Merger Sub I or its direct or indirect wholly-owned Subsidiary to be designated by Parent prior to the Partnership Merger Effective Time. Merger Sub II GP, is, and immediately prior to the Partnership Merger Effective Time will be, the sole general partner of Merger Sub II. Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(c)           None of Parent, Merger Sub I or Merger Sub II or any of their respective Subsidiaries owns any Excluded Shares or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Shares or Partnership Units, or holds any rights to acquire or vote any Company Shares or Partnership Units, other than pursuant to this Agreement.

Section 4.8            Sufficient Funds.

(a)           Parent has delivered to the Company a true and complete copy of the fully executed commitment letters, dated as of the date hereof (the “Equity Commitment Letter”), between Parent and the other parties thereto (each, an “Equity Investor”), pursuant to which each Equity Investor has committed, subject only to the terms and conditions of the applicable Equity Commitment Letter, to invest the amounts set forth therein on the Closing Date (the “Equity Financing”).

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(b)           Assuming the Equity Financing is funded in accordance with the Equity Commitment Letters, the accuracy of the representations and warranties set forth in this Agreement and the performance in all material respects by the Company and the Partnership of their obligations under this Agreement, at the Closing, Parent will have sufficient cash on hand to consummate the transactions contemplated by this Agreement and satisfy all of its obligations under this Agreement, including the payment of the Merger Consideration, any fees and expenses of or payable by Parent, Merger Sub I, Merger Sub II or the Surviving Company, any payments in respect of equity compensation obligations required to be made in connection with, or as a result of, the Mergers and any repayment or refinancing of any outstanding Indebtedness of Parent, the Company and their respective Subsidiaries required in connection therewith.

(c)           Each Equity Commitment Letter is in full force and effect and has not been (and will not be prior to the Closing or valid termination of this Agreement) withdrawn, terminated or rescinded or otherwise amended, supplemented or modified (or is contemplated to be amended, supplemented or modified) in any respect. Each Equity Commitment Letter, in the form delivered to the Company, constitutes the valid and binding obligation of all the parties thereto, enforceable against Parent and the applicable Equity Investor in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. There are no side letters, understandings or other Contracts or arrangements relating to the Equity Commitment Letters that could affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Equity Financing. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach by Parent under any term, or a failure of any condition, of the Equity Commitment Letters or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 1.5. Assuming the accuracy of the representations and warranties set forth in this Agreement, the performance in all material respects by the Company and the Partnership of their obligations under this Agreement and the satisfaction of the conditions to Closing set forth in Section 6.1 and Section 6.2, Parent does not have any reason to believe that it or the Equity Investors would be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letters required to be satisfied by Parent or the Equity Investors, as applicable. Parent has paid in full any and all commitment fees or other fees required by the Equity Commitment Letters to be paid on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. There are no conditions precedent or other contingencies related to the investing of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or any other financing or other transactions be a condition to any of Parent’s, Merger Sub I’s or Merger Sub II’s obligations under this Agreement.

(d)            In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent or any of its affiliates or any other financing be a condition to any of Parent’s obligations under this Agreement.

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Section 4.9             Guaranties. Concurrently with the execution of this Agreement, Parent has delivered the Guaranties to the Company. Each Guaranty is in full force and effect, has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect, and constitutes the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default, breach or a failure to satisfy a condition under the terms and conditions on the part of a Guarantor under the applicable Guaranty. Each Guarantor has, and at all times will have, for so long as the applicable Guaranty shall remain in effect in accordance with the applicable Guaranty, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under such Guaranty. The provisions of this Section 4.9 do not limit the express representations of each Guarantor contained in the applicable Guaranty.

Section 4.10           Solvency. Assuming that (a) the conditions to the obligation of Parent, Merger Sub I and Merger Sub II to consummate the Mergers set forth in Section 6.1 and Section 6.2 have been satisfied or waived, (b) the representations and warranties set forth in Article III are true and correct, and (c) the most recent financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were reasonable at such time, then at and immediately following the Company Merger Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Equity Financing, Parent, the Surviving Company and each Subsidiary of the Surviving Company, including the Surviving Partnership, will be Solvent. Parent, Merger Sub I and Merger Sub II are not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

Section 4.11           Absence of Certain Arrangements. None of Parent, Merger Sub I or Merger Sub II nor any of their affiliates has entered into any Contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving the Company or the Partnership (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or any of the Company Subsidiaries), except for such actions to which the Company has previously agreed in writing. Other than this Agreement, the Guaranties, the Confidentiality Agreement, the Support Agreement, dated the date hereof, among Parent, Chad L. Williams and the other parties thereto and the letter agreement, dated the date hereof, among Parent, Merger Sub I, Merger Sub II, Chad L. Williams and the other parties thereto, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub I or Merger Sub II or any of their respective controlled affiliates, on the one hand, and any director, officer, employee or shareholder of the Company or the Partnership, on the other hand, relating to (a) (i) this Agreement, the Mergers or the other transactions contemplated by this Agreement or (ii) the businesses or operations of the Surviving Company or any of its Subsidiaries (including as to continuing employment) after the Company Merger Effective Time or the Surviving Partnership or any of its Subsidiaries after the Partnership Merger Effective Time or (b) pursuant to which any (i) such holder of Company Shares would be entitled to receive consideration of a different amount or nature than the Per Company Share Merger Consideration in respect of such holder’s Company Shares, (ii) such holder of Company Shares has agreed to vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other affiliate of the Company has agreed to provide, directly or indirectly, any equity investment to Parent, Merger Sub I, Merger Sub II, the Company or the Partnership to finance any portion of the Mergers.

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Section 4.12           CFIUS Foreign Person Status. None of Parent, Merger Sub I or Merger Sub II is a “foreign person” (including a “foreign national”, “foreign entity”, “foreign government”, or an entity controlled by a foreign national, foreign entity or foreign government) and none of Parent, Merger Sub I or Merger Sub II does or will permit any foreign person affiliated with Parent, Merger Sub I or Merger Sub II to obtain “control” of the Company through Parent, Merger Sub I or Merger Sub II as those terms are defined in the Defense Production Act of 1950 (the “DPA”).

Section 4.13           Acknowledgement of No Other Representations and Warranties. Parent, Merger Sub I and Merger Sub II hereby acknowledge that, except for the representations and warranties expressly set forth in Article III, neither the Company, the Partnership nor any of their affiliates, nor any other Person on behalf of the Company or the Partnership, has made or is making any other express or implied representation or warranty with respect to the Company, the Partnership or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives. Except with respect to the representations and warranties expressly set forth in Article III or any breach of any covenant or other agreement of the Company or the Partnership contained herein, Parent, Merger Sub I and Merger Sub II hereby acknowledge that neither the Company, the Partnership, nor any of their affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub I or Merger Sub II or any of their affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives, or the use by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent, Merger Sub I or Merger Sub II or their respective affiliates and Representatives, including in “data rooms,” management presentations or due diligence sessions, in expectation of the Mergers or the other transactions contemplated by this Agreement. Each of Parent, Merger Sub I, Merger Sub II and their respective affiliates and Representatives have relied on the results of their own independent investigation and the representations and warranties expressly set forth in Article III.

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Article V

COVENANTS AND AGREEMENTS

Section 5.1             Conduct of Business by the Company Pending the Mergers. During the period from the date of this Agreement to the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Interim Period”), except as (a) otherwise expressly contemplated or permitted by this Agreement, (b) as required by Law, (c) required to comply with COVID-19 Measures or otherwise taken (or not taken) by the Company or any of the Company Subsidiaries reasonably and in good faith to respond to COVID-19 Measures after using commercially reasonable efforts to provide advance notice to and consult with Parent (if reasonably practicable) with respect thereto, (d) as set forth in Section 5.1 of the Company Disclosure Letter or (e) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall, and shall cause each Company Subsidiary to, in all material respects, use commercially reasonable efforts (i) to carry on their respective businesses in the ordinary course of business consistent with the Company Budget, (ii) to maintain and preserve substantially intact their respective current business organizations, (iii) to retain the services of their respective current officers and key employees, (iv) to preserve their goodwill and relationships with tenants, customers and others having business dealings with them and (v) to preserve their assets and properties in good repair and condition (normal wear and tear excepted). Without limiting the generality of the foregoing, during the Interim Period, the Company will not and the Company shall cause each Company Subsidiary not to (except as (v) expressly permitted or expressly contemplated by this Agreement or as expressly contemplated by the transactions contemplated hereby, (w) as required by Law, (x) as set forth in Section 5.1 of the Company Disclosure Letter, (y) to the extent requested by Parent pursuant to Section 5.12 or otherwise or (z) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

(a)           (i) amend the Company Charter or Company Bylaws, Certificate of Limited Partnership, Partnership Agreement, or similar organizational or governance documents of the Company or the Partnership or (ii) amend the organizational or governance documents of any other Company Subsidiary, other than in the ordinary course of business;

(b)           authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, forward equity sales or otherwise) any shares of any class, partnership interests or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares, partnership interests or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of shares of Company Common Stock (i) pursuant to the exercise, settlement or vesting of (x) forward sale contracts outstanding on the date hereof that are set forth on Section 3.17(b)(xi) of the Company Disclosure Letter or (y) derivative securities outstanding on the date hereof that are set forth in Section 5.1(b)(y) of the Company Disclosure Letter, (ii) upon the conversion of Company Preferred Shares or Company Class B Shares, (iii) pursuant to the terms of the Deferred Compensation Plan or pursuant to awards granted under the QTS Realty Trust, Inc. Amended and Restated 2013 Equity Incentive Plan or the QualityTech, LP 2010 Equity Incentive Plan, in each case, that are outstanding as of the date hereof or (iv) issuable upon exchange or redemption of Partnership Units (including upon conversion of Company LTIP Units) in accordance with the terms of the Partnership Agreement or issuable upon conversion of Company LTIP Units contemplated by Section 2.3(e);

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(c)           (i) split, combine or reclassify any of their respective share capital, partnership interests or other equity interests; (ii) except (A) as permitted pursuant to Section 5.11, (B) for (1) the payment of dividends or distributions declared prior to the date of this Agreement, (2) the declaration and payment in the ordinary course of business of regular quarterly cash dividends or other distributions on the Company Shares (including Company Shares subject to Company Restricted Share Awards), the Class A Partnership Units, the Company Series A Preferred Shares, the Company Series B Preferred Shares and the Preferred Partnership Units, provided, that, the Company shall ensure that (x) the record date with respect to any such quarterly dividend or distribution shall be consistent with historical record dates from fiscal year 2020 or if such date is not a Business Day, the next day that is a Business Day and (y) any such individual quarterly dividend or distribution on (a) the Company Shares shall not exceed $0.50 per share, (b) the Class A Partnership Units shall not exceed $0.50 per unit, (c) the Company Series A Preferred Shares shall not exceed $0.4453125 per share, (d) the Company Series B Preferred Shares shall not exceed $1.625 per share, (e) the Series A Preferred Partnership Units shall not exceed the corresponding dividend on the Company Series A Preferred Shares and (f) the Series B Preferred Partnership Units shall not exceed the corresponding dividend on the Company Series B Preferred Shares, and (3) dividends accruing on equity awards outstanding as of the date hereof in accordance with the terms of the applicable Company Share Incentive Plan and/or such awards granted thereunder, (C) in transactions between the Company and one or more wholly-owned Company Subsidiaries or solely between wholly owned Company Subsidiaries, or (D) for dividends or distributions by any Company Subsidiary that is not wholly-owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational or governing documents of such Company Subsidiary, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective share capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of their respective share capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective Subsidiaries, except in the case of clause (iii) (A) as may be required by the Company Charter or the Partnership Agreement (including any redemption of Class A Partnership Units or Preferred Partnership Units in accordance with the Partnership Agreement) or the retention or acquisition of any Company Shares tendered by current or former employees or directors in order to pay the exercise price of any Company Options or Taxes in connection with the exercise or vesting of Company Options, Company Restricted Share Awards, or Company Performance Units pursuant to the terms of the applicable Company Share Incentive Plan and awards granted thereunder, (B) as may be reasonably necessary for the Company to maintain its status as a REIT under the Code or avoid the payment of any income or excise tax or (C) as may be required to redeem the Senior Notes as may be requested by Parent pursuant to Section 5.17; or (iv) enter into any Contract with respect to the voting or registration of any capital share or equity interest of the Company or any Company Subsidiary;

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(d)           subject to the provisions of Section 5.6, authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

(e)           (i) incur, assume, or guarantee any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except (w) intercompany indebtedness among the Company and/or any wholly-owned Company Subsidiaries, (x) for borrowings and guarantees under the Company’s Existing Loan Documents in the ordinary course of business (including borrowings necessary for capital expenditures and to pay dividends permitted by this Agreement), (y) in connection with transactions permitted pursuant to Section 5.1(j) or (z) Indebtedness in an amount not to exceed $10,000,000 in the aggregate and that is not secured, directly or indirectly, by Company Real Property (provided that in the case of clauses (y) and (z) such Indebtedness shall be prepayable at any time without penalty or premium), (ii) prepay, refinance or amend any Indebtedness, except for (A) intercompany indebtedness among the Company and/or any wholly-owned Company Subsidiaries, (B) repayments under the Company’s Existing Loan Documents in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Real Property) and (C) mandatory payments under the terms of any Indebtedness in accordance with its terms or (iii) make loans, advances or capital contributions to or investments in any Person (other than (x) as required or permitted in the ordinary course of business by the Contracts listed on Section 5.1(e)(iii) of the Company Disclosure Letter, as in effect on the date hereof or (y) in connection with transactions permitted pursuant to Section 5.1(j) or Section 5.1(o));

(f)            create or suffer to exist any material Lien (other than Permitted Liens) on shares of stock, partnership interests or other equity interests of any Company Subsidiary held by the Company or another Company Subsidiary;

(g)           except as required by the terms of any Company Employee Benefit Plan, (i) enter into, adopt, amend in any material respect or terminate any Company Employee Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of their directors or executive officers, (iii) except for increases or payments in the ordinary course of business with respect to any employee who is not an executive officer, increase in any manner the compensation or fringe benefits of any employee, officer or director, (iv) grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) except in the ordinary course of business with respect to any employee who is not an executive officer, enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units, restricted stock, or long-term incentive plan units), (vii) hire any new executive officer or any new employee who is not an executive officer other than with respect to a non-executive officer employee with a prospective base salary of not more than $300,000, or (viii) take any action to fund, accelerate or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

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(h)           (i) other than in the ordinary course of business, sell, transfer, assign, dispose of, pledge or encumber (other than Permitted Liens) any material personal property, equipment or assets (other than as set forth in clause (ii) below) of the Company or any Company Subsidiary or (ii) except in connection with the incurrence of any Indebtedness permitted to be incurred by the Company pursuant to Section 5.1(e) and any execution of Company Space Leases entered into in accordance with Section 5.1(n), sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than Permitted Liens) any real property (including Company Real Property), except, in the case of each of clauses (i) and (ii), for the execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, would not, individually or in the aggregate, reasonably be expected to materially impair the existing use, operation or value of the property or asset affected by the applicable instrument;

(i)            except as may be required as a result of a change in Law or in GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), make any material change in any financial accounting policies or financial accounting procedures that would materially affect the consolidated assets, liabilities or results of operations of the Company or any of the Company Subsidiaries;

(j)            acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (i) acquisitions of personal property and equipment in the ordinary course of business (including in connection with new development or expansion not otherwise prohibited by this Section 5.1) for consideration that does not individually or in the aggregate exceed $5,000,000, (ii) pursuant to existing contractual obligations of the Company or any Company Subsidiary set forth on Section 5.1(j) of the Company Disclosure Letter, (iii) any other acquisitions of assets or businesses (excluding purchases of real property or a ground lease interest therein) pursuant to Contracts listed in Section 5.1 of the Company Disclosure Letter; and (iv) any acquisitions of real property (or a ground lease therein) pursuant to Contracts listed in Section 5.1(j) of the Company Disclosure Letter;

(k)           except in each case if the Company determines, after prior consultation with Parent, that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any Company Subsidiary as a REIT, partnership, disregarded entity, TRS or QRS for U.S. federal tax purposes, (i) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments), (ii) make or change any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), (iii) settle or compromise any Tax claim or assessment by any Governmental Entity for an amount in excess of $5,000,000 individually, or $7,000,000 in the aggregate, (iv) change any accounting method with respect to Taxes, (v) enter into any material closing agreement with a taxing authority, (vi) surrender any right to claim a refund of an amount of Taxes in excess of $5,000,000 individually, or $7,000,000 in the aggregate or (vii) request any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than in the ordinary course of business);

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(l)            settle or compromise any claim, suit or proceeding against the Company or any Company Subsidiary (or for which the Company or any Company Subsidiary would be financially responsible) (whether or not commenced prior to the date of this Agreement), except for (i) settlements or compromises providing solely for payment of amounts less than $5,000,000 individually, or $7,000,000 in the aggregate, or (ii) claims, suits or proceedings arising from the ordinary course of operations of the Company involving collection matters (to the extent the Company is the defendant) or personal injury which are fully covered by adequate insurance (subject to customary deductibles); provided, that in no event shall the Company or any Company Subsidiary settle any Transaction Litigation except in accordance with the provisions of Section 5.5(c) (for the avoidance of doubt, this Section 5.1(l) shall not apply to any claim, suit or proceeding with respect to Taxes);

(m)          enter into any new line of business;

(n)           (i) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Material Space Lease or Material Company Lease, (ii) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any other Company Material Contract or (iii) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract except to effect any matter that is otherwise permitted by the other subsections of this Section 5.1; provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within forty-eight (48) hours of receipt of any such request made to each of the Persons set forth on Schedule B hereto in the manner set forth in Section 8.3, Parent shall be deemed to have given its written consent to such action; provided, further, that the immediately preceding proviso does not apply to Ground Leases, Existing Loan Documents, Joint Venture Agreements or Contracts for acquisitions, dispositions, development projects or joint ventures; provided, further, that solely for purposes of this Section 5.1(n), “$10,000,000” in the definition of “Company Material Contract” in clause (xii) of Section 3.17(b) shall be replaced with “$25,000,000”;

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(o)           except as set forth in Section 5.1 of the Company Disclosure Letter, make, enter into any Contract for, or otherwise commit to, any capital expenditures (which, for the avoidance of doubt, does not include acquisitions) on, relating to or adjacent to any Company Real Property; provided, however, that notwithstanding the foregoing, but subject to the provisions of Section 5.1(n) above, the Company and any Company Subsidiary shall be permitted to make, enter into Contracts for or otherwise commit to: (i) capital expenditures as required by Law, (ii) emergency capital expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (iii) capital expenditures in an aggregate amount prior to the Closing of up to 110% of the respective amounts specified for each such expenditure in the Capital Expenditure Budget and in an aggregate amount prior to the Closing of up to 110% of the amount specified for all such expenditures in the Capital Expenditure Budget taken as a whole and (iv) capital expenditures in any amount not exceeding $3,000,000 in the aggregate;

(p)           except as set forth in Section 5.1(p) of the Company Disclosure Letter, (i) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Company Real Properties, in each case, in a manner that would (x) materially inhibit the Company’s ability to develop the Company Real Property as a data center or ability to use the Company Real Property for data center operations or (y) impose material obligations on the Company in connection with the development or use of such Company Real Property or (ii) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;

(q)           (i) fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies, to replace such insurance policies with comparable insurance policies covering the Company or any Company Subsidiary and their respective properties, assets and businesses (including Company Real Properties) or (ii) agree to any material condemnation or payment of material condemnation proceeds,;

(r)            enter into, amend or modify any Tax Protection Agreement, or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto;

(s)           except as may be required as a result of a change in applicable Law, change (i) any posted privacy policy in any manner that is materially adverse to the rights or obligations of the Company or the Company Subsidiaries under such policy or (ii) materially diminish the standards of data and system security used for any material Company IT Asset;

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(t)            apply for or receive any relief under the CARES Act; and

(u)           authorize or enter into any Contract or arrangement to do any of the actions described in Section 5.1(a) through Section 5.1(t).

Notwithstanding anything to the contrary in the foregoing, nothing in this Section 5.1 shall prohibit any transactions between the Company and one or more of the wholly owned Company Subsidiaries or between any of the wholly-owned Company Subsidiaries.

Nothing contained in this Agreement shall give Parent, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company, the Partnership or any other Company Subsidiary prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable. Prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the Company, the Partnership, and the other Company Subsidiaries, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.2             Access to Information.

(a)            During the Interim Period, for purposes of furthering the transactions contemplated hereby, the Company shall, and shall cause each Company Subsidiary to, (i) give Parent and its authorized Representatives reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and each Company Subsidiary in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company or any Company Subsidiary and (ii) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each Company Subsidiary as Parent may reasonably request; provided that all such access shall be coordinated through the Company or its designated Representatives, in accordance with such reasonable procedures as they may establish (including any requirements or guidelines reasonably necessary in response to or related to COVID-19); provided, further that notwithstanding anything to the contrary herein, Parent and its affiliates shall not conduct any environmental investigation at any Company Real Property involving sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any Company Real Property; and provided, further that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would be reasonably likely to: (i) result in a risk of loss or waiver of attorney-client privilege, attorney work product or other legal privilege; (ii) violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any Contract to which the Company or any Company Subsidiary is party; (iii) result in a competitor of the Company or any Company Subsidiary receiving information that is competitively sensitive; or (iv) breach, contravene or violate any applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (i) through (iv)). Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above with respect to the provision of access to information or personnel by electronic means if, and to the extent, physical access is not reasonably feasible as a result of COVID-19 or any COVID-19 Measures or would not be permitted under applicable Law. No investigation under this Section 5.2(a) or otherwise shall affect the representations, warranties, covenants or agreements of the Company or the Partnership or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies available hereunder.

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(b)           Parent, Merger Sub I and Merger Sub II will hold and will cause their authorized Representatives to hold in confidence all documents and information concerning the Company and the Company Subsidiaries made available or provided to them or their Representatives by the Company, the Partnership or their Representatives in connection with the Mergers and the other transactions contemplated by this Agreement pursuant to the terms of that certain Amended and Restated Non-Disclosure Agreement entered into among the Company, the Partnership, Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C., dated May 13, 2021 (the “Confidentiality Agreement”).

Section 5.3             Proxy Statement.

(a)            As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity for consultation and review, and the Company shall consider in good faith any comments on such materials reasonably proposed by Parent. The Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, the Company shall provide Parent with a reasonable opportunity to consult and review such response and the Company shall consider in good faith any comments on such response reasonably proposed by Parent. Parent, Merger Sub I and Merger Sub II will cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing to the Company any and all information regarding Parent, Merger Sub I and Merger Sub II and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Recommendation, except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6.

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(b)           If at any time prior to the Company Shareholders’ Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s shareholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Section 5.4             Company Shareholders’ Meeting. The Company shall, as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s shareholders in accordance with Section 5.3(a), duly call, give notice of, convene and hold a meeting of the holders of the Company Shares (the “Company Shareholders’ Meeting”) for the purpose of seeking the Company Requisite Vote; provided, that the Company shall not be required to convene and hold the Company Shareholders’ Meeting prior to the No-Shop Period Start Date. The Company, through the Company Board, shall recommend to holders of the Company Shares that they vote in favor of the Company Merger so that the Company may obtain the Company Requisite Vote (the “Company Recommendation”) and the Company shall use reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s shareholders), except in each case to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its shareholders any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders’ Meeting after consultation with Parent (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Shares within a reasonable amount of time in advance of a vote on the Company Merger, (B) if additional time is reasonably required to solicit proxies in favor of the approval of the Company Merger or (C) if there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting; provided, that, in the case of clause (B) or clause (C), without the written consent of Parent, in no event shall the Company Shareholders’ Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Company Shareholders’ Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with Article VII, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Shareholders’ Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s shareholders shall not be affected by an Adverse Recommendation Change.

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Section 5.5             Appropriate Action; Consents; Filings.

(a)            Each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Mergers; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding and (iii) promptly inform the other parties of (and provide copies of) any substantive communications to or from any Governmental Entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other transactions contemplated by this Agreement. Each party hereto will have the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

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(b)            Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under this Agreement, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Shareholders’ Meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity or third party in connection with the transactions contemplated by this Agreement, including any that are required to be obtained under any federal, state or local Law or Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (ii) contesting, litigating and defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”), and (iii) effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local Law relating to the Mergers. Parent, Merger Sub I, Merger Sub II, the Company and the Partnership each shall promptly obtain and furnish the other (A) the information which may be reasonably required in order to make all necessary or advisable applications, notices, petitions and filings with any Governmental Entity and (B) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate. Any information or materials provided to the other parties pursuant to this Section 5.5 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the transactions contemplated by this Agreement from any Person (other than from a Governmental Entity) (I) without the prior written consent of Parent, none of the Company or any Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation, (II) none of Parent or any of its affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (III) none of the Company, the Partnership or any of their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (III) if the payment, commitment or obligations is conditioned upon the Closing. In the event that any party hereto fails to obtain any such consent, the parties hereto shall use commercially reasonable efforts to minimize any adverse effect upon the Company and Parent and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the Partnership Merger Effective Time, from the failure to obtain such consent.

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(c)            Without limiting the generality of the undertaking pursuant to this Section 5.5, Parent shall, and shall cause its Subsidiaries to, take any and all actions to avoid the entry of, and resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind, in each case that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Mergers, including becoming subject to, consenting to, or offering or agreeing to, or otherwise taking any action with respect to, any requirement, condition, limitation, contract or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective Subsidiaries in any manner or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Company, the Partnership, the Surviving Partnership or any of their respective Subsidiaries; provided, however, that none of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent or any of their respective affiliates shall be required to take any of the actions set forth in clauses (i) through (iii) unless the effectiveness of such action is conditioned upon the Closing; provided, further, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.5 or any other provision of this Agreement shall require any of Parent or its affiliates to agree or otherwise be required to, take any action, including any action contemplated in clauses (i) through (iii) above with respect to Parent or any of its affiliates (including The Blackstone Group Inc. (“Blackstone”) and any investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein, other than with respect to the Company. In no event shall the Company, the Surviving Company, the Partnership, the Surviving Partnership or any of their respective affiliates propose to any Governmental Entity, negotiate, effect or agree to any action contemplated by clauses (i) - (iii) above without the prior written consent of Parent.

(d)            Between the date of this Agreement and the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub I and Merger Sub II shall not, and shall not permit any of their Subsidiaries to, take or agree to take any action, including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, or by any other manner, any Person or portion thereof, or otherwise acquiring or agreeing to acquire or make any investment in any assets, or agreeing to any commercial or strategic relationship with any Person, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, investment or commercial or strategic relationship would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated hereby or (iii) materially delay the consummation of the transactions contemplated hereby.

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(e)            Each party shall keep the other parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of the Company or any Company Subsidiaries with respect thereto. The Company shall promptly advise Parent in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Parent and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and the Company shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any Company Subsidiaries nor any of its or their Representatives to, compromise or settle any Transaction Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(f)            Each of the Company and Parent shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers and the other transactions contemplated hereby.

(g)            Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company Class A Shares, Company Series A Preferred Shares and Company Series B Preferred Shares from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Class A Shares, Company Series A Preferred Shares and Company Series B Preferred Shares under the Exchange Act as promptly as practicable after such delisting.

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Section 5.6             Solicitation; Acquisition Proposals; Adverse Recommendation Change.

(a)            Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on July 17, 2021 (the “No-Shop Period Start Date”), the Company and the Company Subsidiaries and their Representatives shall have the right to: (i) solicit, initiate, encourage or facilitate any Inquiry, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and the Company Subsidiaries to any Person (and its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent, Merger Sub I and Merger Sub II any non-public information or data that is provided to any Person given such access that was not previously made available to Parent, Merger Sub I and Merger Sub II prior to or substantially concurrently with the time it is provided to such person (and in event within forty-eight (48) hours thereafter) and (ii) engage in any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to a Company Acquisition Proposal or potential Company Acquisition Proposal or interest or potential interest with respect thereto, or otherwise cooperate with, assist or participate in, or facilitate any Inquiries. Within one (1) Business Day after the No-Shop Period Start Date, the Company shall (x) notify Parent in writing of the identity of each Person from whom the Company received a Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (y) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (z) provide to Parent (A) a copy of any Company Acquisition Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of the Company Subsidiaries in connection with any Company Acquisition Proposal and any modifications to the financial and other material terms thereof (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal) and (B) a written summary of the material terms and conditions of any Company Acquisition Proposal not made in writing (including any material terms and conditions proposed orally or supplementally and any modifications to the financial and other material terms thereof). Promptly after the No-Shop Period Start Date (and, in any event, within twenty-four (24) hours thereafter), the Company shall (i) request each Person (other than Parent, its affiliates and their respective Representatives) that has executed a confidentiality agreement in connection with any Inquiry, Company Acquisition Proposal or its consideration of any Company Acquisition Proposal to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries prior to the No-Shop Period Start Date and (ii) terminate any data room or other diligence access to each such Person (and its Representatives); provided, that the Company shall not be required to take any such action in respect of any Excluded Party unless and until such Person or group ceases to be an Excluded Party (in which case all references in this sentence to the No-Shop Period Start Date shall be read as the date on which such Person or group ceases to be an Excluded Party).

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(b)            Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 5.6, from and after the No-Shop Period Start Date, the Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their officers and directors to, and shall direct its and their other Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal. Except as may relate to any Excluded Party (for so long as such Person or group is an Excluded Party) or as expressly permitted by this Section 5.6, from the No-Shop Period Start Date until the earlier of the termination of this Agreement in accordance with Article VII and the Partnership Merger Effective Time, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause its and their other Representatives, not to, directly or indirectly through another Person, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), (B) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company Acquisition Proposal or Inquiry, (C) approve or recommend a Company Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company Acquisition Proposal or requiring the Company or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (D), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (E) propose or agree to do any of the foregoing. Notwithstanding the commencement of the Company’s obligations under Section 5.6(b) and Section 5.6(c) on the No-Shop Period Start Date, the parties hereto agree that the Company and its Representatives may continue to engage in the activities described in Section 5.6(a) with respect to each Excluded Party (for so long as such Person or group is an Excluded Party) following the No-Shop Period Start Date and prior to obtaining the Company Requisite Vote, including with respect to any amended or revised Company Acquisition Proposal submitted by an Excluded Party following the No-Shop Period Start Date and the restrictions in Section 5.6(b) or Section 5.6(c) shall not apply with respect to an Excluded Party (for so long as such Person or group is an Excluded Party).

(c)            Notwithstanding anything to the contrary in this Agreement, at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Requisite Vote, the Company and the Company Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party (including any Person or group of Persons who has ceased to be an Excluded Party, after such Person or group of Persons has ceased to be an Excluded Party, and such Company Acquisition Proposal shall not be deemed to be solicited by reason of the fact that such Person or group of Persons was solicited while an Excluded Party) made after the date of this Agreement (that did not result from a breach of this Section 5.6, it being agreed that the Company may correspond in writing with any Person making such a written Company Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal) (i) furnish non-public information to such third party (and such third party’s Representatives, including potential financing sources) making such Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such Person than the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions that would prohibit the making or amendment of any non-public Company Acquisition Proposal to the Company Board (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within forty-eight (48) hours thereafter)), and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

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(d)            From and after the No-Shop Period Start Date, the Company shall notify Parent promptly (but in no event later than forty-eight (48) hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information regarding the Company or any Company Subsidiary by any third party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with the Company regarding a possible Company Acquisition Proposal. Such notice shall be made in writing and shall identify the Person making such Company Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Company Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Company Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). The Company shall also promptly (and in any event within forty-eight (48) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides nonpublic information to any Person in each case in accordance with Section 5.6(c), notify Parent of any change to the financial and other material terms and conditions of any Company Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any Company Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto (which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal or Inquiry). Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.

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(e)            Except as permitted by this Section 5.6(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement (any of the actions described in clauses (i), (ii) and (iii) of this Section 5.6(e), an “Adverse Recommendation Change”), or (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any Company Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.6). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board may (A) effect an Adverse Recommendation Change if an Intervening Event has occurred and the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, or (B) if the Company has not breached this Section 5.6(e) or Section 5.6(f) (other than, in the case of Section 5.6(f) any breach that has a de minimis effect) and has not breached the other subsections of this Section 5.6 in any material respect, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) if the Company Board has received (x) after the date hereof and prior to the Cut-Off Time from an Excluded Party a Company Acquisition Proposal or (y) after the No-Shop Period Start Date, an unsolicited written bona fide Company Acquisition Proposal that, in each case of clauses (x) and (y), did not result from a breach of this Section 5.6 and in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, after having complied (other than any non-compliance that has a de minimis effect) with, and giving effect to all of the adjustments which may be offered by Parent pursuant to Section 5.6(f), and such Company Acquisition Proposal is not withdrawn.

(f)            The Company Board shall only be entitled to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) as permitted under Section 5.6(e) if (i) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that the Company intends to take such action, identifying the Person making the Superior Proposal and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by the Company shall not constitute an Adverse Recommendation Change), (ii) during the three (3) Business Day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such 3rd Business Day (a “Notice of Change Period”), the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (iii) following the end of the Notice of Change Period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and the Company shall be required to comply again with the requirements of this Section 5.6(f); provided, however, that the Notice of Change Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such 2nd Business Day.

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(g)            Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company that is required by applicable Law or if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the shareholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 5.6(e).

(h)            The Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Company or any Company Subsidiary is a party, except solely to allow the applicable party to make a non-public Company Acquisition Proposal to the Company Board or to allow the disclosure of information to financing sources and/or teaming arrangements. Other than in connection with the consummation of the Mergers or the other transactions contemplated by this Agreement, the Company and the Company Board shall not take any actions to exempt any person from the “Common Stock Ownership Limit” or “Preferred Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 7.1(c)(i).

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Section 5.7             Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party; provided, however, that a party may, without the prior consent of the other party, (a) issue such press release or make such public statement as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement and (b) make any public statements with respect to this Agreement or the Mergers that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with this Section 5.7; provided, further, that no such consultation or consent shall be required with respect to any release, communication, announcement or public statement in connection with an Adverse Recommendation Change made in accordance with this Agreement.

Section 5.8             Directors’ and Officers’ Indemnification.

(a)            From and after the Company Merger Effective Time, Parent shall, and shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries and each fiduciary under benefit plans of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, actions, suits, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time), including in connection with the consideration, negotiation and approval of this Agreement, to the extent that they are based on or arise out of the fact that such person is or was a director, officer or fiduciary under benefit plans, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Company Merger Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.8; provided, that (x) none of the Surviving Company or the Surviving Partnership shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of the Surviving Company or the Surviving Partnership shall be obligated under this Section 5.8(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Company Merger Effective Time), the Surviving Company or the Surviving Partnership, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly, and in any event within ten (10) days, after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that, if legally required, the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).

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(b)            Parent shall cause the Surviving Company to maintain the Company’s officers’ and directors’ liability insurance policies in effect on the date hereof (accurate and complete copies of which have been previously provided to Parent) (the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts with reputable and financially sound carriers containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Company Merger Effective Time; provided further that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”) to maintain or procure insurance coverage pursuant hereto; provided further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Company shall procure and maintain for such six-year period the most advantageous policies as can be reasonably obtained for the Maximum Amount. In lieu of the foregoing, prior to the Company Merger Effective Time, Parent shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy or policies on terms and conditions no less advantageous than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 5.8(b), and such “tail” policy or policies shall satisfy the provisions of this Section 5.8(b).

(c)            The obligations of Parent and the Surviving Company under this Section 5.8 shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.8 applies (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8, each of whom (including his or her heirs, executors or administrators and his or her Representatives, successors and assigns) may enforce the provisions of this Section 5.8) without the consent of the Indemnified Party (including the successors, assigns and heirs of such Indemnified Party) affected thereby. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall assume the obligations set forth in this Section 5.8.

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(d)            For a period of not less than six (6) years from the Company Merger Effective Time, the Surviving Company and the Surviving Partnership shall provide to the Indemnified Parties the same rights to exculpation, indemnification and advancement of expenses as provided to the Indemnified Parties under the provisions of the Company’s and the Company Subsidiaries’ charter, bylaws or similar organizational documents as in effect as of the date hereof and the Surviving Company’s and the Surviving Partnership’s charter, bylaws or similar organizational documents shall not contain any provisions inconsistent with such rights. The contractual indemnification rights set forth in Section 5.8(d) of the Company Disclosure Letter in existence on the date of this Agreement with any of the current or former directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Company and the Surviving Partnership without any further action, and shall continue in full force and effect in accordance with their terms following the Company Merger Effective Time.

(e)            The provisions of this Section 5.8 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.8, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.9             Employee Matters.

(a)            From and after the Company Merger Effective Time, for the period ending on the first anniversary of the Company Merger Effective Time (or, if shorter, during any applicable period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, to provide to each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Company Merger Effective Time and who continues employment with the Surviving Company or any Subsidiary of the Surviving Company following the Company Merger Effective Time (each, a “Company Employee”), (i) a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such Company Employee immediately prior to the Company Merger Effective Time, (ii) an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time, and (iii) other compensation and benefits (including severance benefits, paid-time off, health insurance, and equity-based compensation but excluding other long-term incentive compensation; provided, that such equity-based compensation may be subject to performance-vesting terms with respect to a percentage thereof that is the same as (or lower than) the percentage of equity-based compensation provided to such Company Employee in the immediately preceding year that was subject to performance-vesting terms) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such Company Employee, immediately prior to the Company Merger Effective Time.

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(b)            With respect to each benefit plan, program, policy or arrangement maintained by Parent or its Subsidiaries, including the Surviving Company and the Surviving Partnership, following the Closing and in which any of the Company Employees participate (each, a “Parent Plan”), and except to the extent necessary to avoid duplication of benefits, service with the Company or any Company Subsidiary and the predecessor of any of them shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Company and the Surviving Partnership, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time), to the extent such service was recognized by the Company or any Company Subsidiary as of the date hereof. Parent shall take all necessary actions so that each Company Employee shall after the Company Merger Effective Time continue to be credited with the unused paid time off credited to such employee through the Company Merger Effective Time under the applicable paid time off policies of the Company or any Company Subsidiaries (subject to the same forfeiture conditions and accrual limits as applicable prior to the Company Merger Effective Time).

(c)            Parent shall, or shall cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, as the case may be, to (i) waive all limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Parent or any of its Subsidiaries applicable to such Company Employee with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Company Employee Benefit Plan, (ii) waive any and all evidence of insurability requirements with respect to such Company Employees to the extent such evidence of insurability requirements were not applicable to the Company Employees under the comparable Company Employee Benefit Plans immediately prior to the Closing, and (iii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the Closing Date for the plan year within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date.

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(d)            On and after the Closing Date, Parent shall cause the Surviving Company and the Surviving Partnership to honor all Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately prior to the Company Merger Effective Time (subject to any rights to terminate, amend or modify such Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms).

(e)            If the Company Merger Effective Time occurs prior to the date on which the Company pays annual bonuses for the 2021 performance year, then Parent or the Surviving Company shall pay a bonus to each Company Employee who is otherwise eligible to receive an annual bonus for 2021 (the “2021 Bonus”); provided, that 2021 Bonus payments shall be (i) based on the 2021 bonus plan and targets in effect as of immediately prior to the Company Merger Effective Time, (ii) determined reasonably and in good faith by the Company (or, following the Effective Time, Parent or the Surviving Company) in the ordinary course of business; provided, that the Company and Parent shall cooperate in good faith to determine the appropriate treatment of the operating funds from operations performance metrics and (iii) paid by the Company (or, following the Company Merger Effective Time, Parent or the Surviving Company) at the same time that such annual bonuses are typically paid in the ordinary course of business.

(f)            Without limiting the generality of Section 8.6, no provision of this Section 5.9, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries or (iii) is intended to prevent Parent or any of its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms or terminating the employment of any Company Employee.

Section 5.10           Notification of Certain Matters.

(a)            The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b)            (i) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (x) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the Outside Date or (y) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (ii) the Company shall give prompt notice to Parent if the Company becomes aware that any material Company IT Assets have suffered a material security breach that results in unauthorized access or restriction imposed by a third party to customer or Company data; provided, however, with respect to clauses (i) and (ii), no such notification (nor any good faith failure to provide such notification) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

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Section 5.11          Dividends. During the Interim Period, the Company and any Company Subsidiary that is a REIT may make distributions to its shareholders and the Partnership may make distributions to the partners of the Partnership, including the Company, to allow the Company to make distributions to its shareholders, in each case (a) reasonably necessary (after giving effect to the distributions contemplated by clause (b)) for the Company or any such Company Subsidiary to (i) maintain its status as a REIT under the Code, or (ii) avoid the payment of income or excise tax under Sections 857 or 4981 of the Code (or any other entity-level Tax) or (b) in accordance with clause (ii)(B) of Section 5.1(c). If the Company declares a distribution to the Company’s shareholders pursuant to clause (a) of the immediately preceding sentence, the Per Company Share Merger Consideration shall be decreased by an amount equal to the amount per Company Share of such distribution. In the event that a distribution permitted under the terms of this Agreement (i) has a record date prior to the Partnership Merger Effective Time and (ii) has not been paid as of the close of business on the date immediately prior to the Closing Date, such distribution shall be paid by the Company or Company Subsidiary on the Closing Date immediately prior to the Partnership Merger Effective Time to the applicable holders of record of the underlying security as of such record date.

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Section 5.12          Other Transactions. The Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly-owned Company Subsidiaries that are organized as corporations into limited liability companies and one or more Company Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or a Company Subsidiary to terminate or cause to be terminated any Contract to which the Company or a wholly-owned Company Subsidiary is a party and (d) sell or cause to be sold any of the assets of the Company or one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent (any action or transaction described in clause (a) through (d), a “Parent-Approved Transaction”); provided, that (i) neither the Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or any of the Company Subsidiaries, (B) any Company Material Contract, or (C) applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VI having been satisfied (or, with respect to Section 6.2, waived) and receipt by the Company of a written notice from Parent stating that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Mergers set forth in Section 6.1 and Section 6.2 have not been satisfied (other than the delivery by the Company at the Closing of the certificate specified in Section 6.2(e) and the opinion specified in Section 6.2(c)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent, Merger Sub I or Merger Sub II under this Agreement, including the amount of or timing of payment of the Merger Consideration or the obligation to complete the Mergers in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Company Subsidiaries shall be required to take any such action that could adversely affect the classification as a REIT of the Company or any Company Subsidiary that is classified as a REIT or could subject the Company or any such Subsidiary to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981(or other material entity-level Taxes), (v) neither the Company nor any Company Subsidiary shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to, the limited partners of the Partnership, any shareholder or other equity interest holder of the Company (in such person’s capacity as a shareholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 5.12 and (vi) neither the Company nor any of the Company Subsidiaries shall be required to provide any material non-public information to a third party other than Parent and its affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Company Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 5.12. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of a Company Acquisition Proposal for purposes of Section 7.3(b)(iii), nor shall any Company Acquisition Proposal made in respect of a Parent-Approved Transaction constitute a Company Acquisition Proposal for purposes of Section 7.3(b)(iii). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.12, and Parent shall indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed)

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Section 5.13          Taxes.

(a)           REIT Matters. The Company shall take all actions, and refrain from taking all actions, as are reasonably necessary to ensure that the Company (and any Company Subsidiary that is classified as a REIT) (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and any other taxable year that includes the Closing Date, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. During the Interim Period, the Company shall accommodate all reasonable requests of, and consult in good faith with, Parent with respect to maintenance of the REIT status of the Company (and any Company Subsidiary that is classified as a REIT) for the Company’s 2021 taxable year and, if applicable, 2022 taxable year.

(b)           Transfer Taxes; Mitigation of Taxes. Parent shall, with the Company’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer, recording, registration, stamp or similar Taxes that become payable in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and Parent and the Company shall cooperate to minimize the amount of such Transfer Taxes to the extent permitted by applicable Law. Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

(c)           FIRPTA Certificate. On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub I a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B). The Partnership shall use its commercially reasonable efforts to obtain and deliver to Merger Sub I at or prior to the Partnership Merger an IRS Form W-9 from each holder of Partnership Units (other than the Company).

Section 5.14          Rule 16b-3 Matters. Prior to the Company Merger Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Mergers by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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Section 5.15          Financing.

(a)           Subject to applicable Law, prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to, cause its and the Company Subsidiaries’ Representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to the Company, the Company Subsidiaries or the Company Real Properties effective as of or after (and conditioned on the occurrence of) the Partnership Merger Effective Time (collectively, the “Financing”), including using commercially reasonable efforts to (i) furnish to Parent and its financing sources such financial, statistical and other pertinent information and projections relating to the Company and the Company Subsidiaries as may be reasonably requested by Parent, within the Company’s and the Company Subsidiaries’ control or reasonably available thereto or prepared by or for the Company or the Company Subsidiaries in the ordinary course of business, (ii) make appropriate officers of the Company and the Company Subsidiaries available at reasonable times for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing, (iii) assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Financing, (iv) reasonably cooperate with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement, (v) provide and execute documents as may be reasonably requested by Parent in connection with such Financing, including all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations (provided, that neither the Company nor any Company Subsidiary shall be required to enter into any agreement related to any Financing that is not effective as of or immediately prior to or conditioned on the occurrence of the Partnership Merger Effective Time), (vi) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote, form new direct or indirect Company Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote and provided such actions would not adversely affect the Tax status of the Company or Company Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under the last sentence of this Section 5.15(a), transfer or otherwise restructure its ownership of existing Company Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company, (viii) provide timely access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of financing and their representatives to complete all reasonable due diligence, (ix) provide reasonable assistance with respect to the review and delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Financing, and using commercially reasonable efforts to obtain any consents associated therewith, (x) to the extent reasonably requested by a financing source, using commercially reasonably efforts to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to any potential financing source, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any Company Subsidiaries as of the Partnership Merger Effective Time and the release of related Liens, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of Company Subsidiaries as reasonably requested by Parent, (xii) to the extent requested by Parent, obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company and the Company Subsidiaries, (xiii) provide any rating agency the representations required under Rule 17g-5 of the Exchange Act and assist Parent in complying therewith and, to the extent required in accordance with Rule 15Ga-2 of the Exchange Act, file any third-party due diligence reports on Form ABS-15G, and (xiv) to the extent reasonably requested by a financing source, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 5.2(a), and (C) the Company shall be entitled to have representatives present at all times during any such inspection); provided, however, that nothing herein shall require such cooperation to the extent it would (i) unreasonably interfere with the business or operations of the Company or the Company Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses, or incur any liability or give any indemnities prior to the Partnership Merger Effective Time (except those fees and expenses for which the Company is reimbursed by Parent), (ii) cause the Company or the Company Subsidiaries to be an issuer or other obligor under the Financing prior to the Partnership Merger Effective Time or (iii) (A) contravene any applicable Law or conflict with or violate the organizational documents of the Company or any Company Subsidiary, (B) result in any breach or violation of or constitute a default by the Company or any Company Subsidiary thereof under, or give to others any right of termination, amendment, acceleration or cancellation of any Company Material Contract to which the Company or any Company Subsidiary thereof is a party or by which the Company or a Company Subsidiary thereof or their respective properties or assets is bound or (C) require the Company or any Company Subsidiaries to disclose information subject to any attorney-client, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow the disclosure of such information (or as much of it as reasonably possible) in a manner that does not result in a loss of attorney client (or other legal) privilege). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the request of Parent set forth in this Section 5.15(a). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable legal fees and disbursements) incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.15(a), and indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed).

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(b)           For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in Section 5.15(a) represent the sole obligation of the Company, the Company Subsidiaries and their respective Representatives with respect to cooperation in connection with any indebtedness or the arrangement of any modifications thereto, or the arrangement of any financing (including, for the avoidance of doubt, the Financing) to be obtained by Parent, Merger Sub I or Merger Sub II with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or any other financing or other transactions (including any consents, waivers, amendments or other modifications with respect to indebtedness of the Company and the Company Subsidiaries) be a condition to any of Parent’s, Merger Sub I’s or Merger Sub II’s obligations under this Agreement.

(c)           All nonpublic or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub I, Merger Sub II or their respective Representatives pursuant to this Section 5.15 shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in the Confidentiality Agreement, the Company agrees that Parent and its Representatives may initiate contact with and pursue potential debt financing sources in connection with the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, Parent and its affiliates and its and their Representatives to the extent acting on behalf of Parent will not enter into with any such potential lenders any exclusivity, lock-up or other agreement, arrangement or understanding, whether written or oral, that may reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such potential lender to provide financing or other assistance to any other Person in respect of a Company Acquisition Proposal (provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements).

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Section 5.16          Company Preferred Shares. Promptly following Parent’s request after the date the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver a notice or notices of special optional redemption (the “Series A Redemption Notice”) pursuant to Section 5(b) and 5(e) of the Articles Supplementary establishing and fixing the rights and preferences of the Company Series A Preferred Shares (the “Series A Articles Supplementary”) to the holders of record of Company Series A Preferred Shares. The Series A Redemption Notices shall be prepared by the Company and shall comply with the specifications and timing requirement of the Series A Articles Supplementary and be in form and substance reasonably satisfactory to Parent, and shall state that each Company Series A Preferred Share held by such holder immediately prior to the Company Merger Effective Time shall be redeemed by the Company effective as of the date immediately following the Closing Date, if then outstanding, with the redemption price per share equal to an amount in cash equal to Twenty-Five Dollars ($25.00) plus accrued and unpaid dividends, if any, to and including the Closing Date, without interest (such amount, the “Per Series A Preferred Share Redemption Price”), with such redemption subject to and conditioned upon the occurrence of the Closing (the “Series A Preferred Share Redemption”). The Series A Redemption Notices shall include the other information required by the Series A Articles Supplementary. The Series A Preferred Share Merger Consideration deposited with the Paying Agent in accordance with this Agreement shall also serve as the funds deposited to effect the Series A Preferred Share Redemption, to the extent necessary.

(b)           No later than twenty (20) Business Days prior to the anticipated Closing Date (as determined in good faith by the Company Board), the Company shall provide the notice of Fundamental Change (the “Fundamental Change Notice”) contemplated by Section 10(A) of the Articles Supplementary establishing and fixing the rights and preferences of the Company Series B Preferred Shares (the “Series B Articles Supplementary”) to all holders of Company Series B Preferred Shares. The Fundamental Change Notice shall be prepared by Company, in form and substance reasonably approved by Parent, and shall include any other information required by the Series B Articles Supplementary.

Section 5.17          Senior Notes; Forward Sales.

(a)           At the written request of Parent, the Company and the Partnership shall reasonably cooperate with Parent, including by adopting resolutions and providing officers’ certificates and/or Company instructions, in effecting the giving of notices of optional redemption of all of the outstanding securities (collectively, the “Senior Notes”) issued pursuant to the 2020 Indenture, which may be given prior to the Closing Date so long as such notice of redemption is conditioned on the Closing, in each case, in accordance with and to the extent permitted by the terms and conditions of the 2020 Indenture.

(b)           The Company agrees to cause the full physical settlement of each of the forward sale contracts of the Company and the Company Subsidiaries outstanding on the date hereof, including those set forth on Section 3.17(b)(xi) of the Company Disclosure Letter, no later than three Business Days prior to the Closing Date.

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Article VI

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 6.1             Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each party hereto to consummate the Mergers are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby (which waiver shall be in such party’s sole discretion), to the extent permitted by applicable Law:

(a)           Company Requisite Vote. The Company shall have obtained the Company Requisite Vote.

(b)           No Injunctions, Orders or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers.

Section 6.2            Conditions to the Obligations of Parent, Merger Sub I and Merger Sub II. The obligations of Parent, Merger Sub I and Merger Sub II to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:

(a)           Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii) or (iii) below, each of the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material”, “Material Adverse Effect” or “Company Material Adverse Effect” therein) as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company and the Partnership contained in Section 3.2 (other than clauses (c), (e) and (f)) (Capitalization) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date) and (iii) the representations and warranties of the Company and the Partnership contained in Section 3.7(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).

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(b)           Performance and Obligations of the Company. Each of the Company and the Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date.

(c)           REIT Opinion. Parent and Merger Sub I shall have received a tax opinion of Hogan Lovells US LLP or Paul, Weiss, Rifkind, Wharton & Garrison LLP, tax counsel to the Company, or such other law firm as may be reasonably approved by Parent, dated as of the Closing Date in the form of Exhibit A attached hereto (the “REIT Opinion”), with such changes as are mutually agreeable to Parent, Merger Sub I, and the Company, such agreement not to be unreasonably withheld, which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by the Company and the Company Subsidiaries in a tax representation letter provided by the Company in connection with the issuance of such opinion in the form of Exhibit B attached hereto, dated as of the Closing Date) that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 2009 through and including its taxable year that ends on the Closing Date.

(d)           Absence of Material Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Closing Certificate. Parent shall have received a certificate signed on behalf of the Company, by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) are satisfied.

Section 6.3            Conditions to Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:

(a)           Representations and Warranties. Each of the representations and warranties of Parent, Merger Sub I and Merger Sub II contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date).

(b)           Performance and Obligations of Parent, Merger Sub I and Merger Sub II. Each of Parent, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date.

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(c)           Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, Merger Sub I and Merger Sub II by an executive officer of Parent, Merger Sub I and Merger Sub II, dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) are satisfied.

Section 6.4            Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby.

Article VII

TERMINATION

Section 7.1            Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of the Company Requisite Vote (except as otherwise provided below):

(a)           by the mutual written consent of Parent and the Company; or

(b)           by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if:

(i)            any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of the Company or the Partnership, in the case of termination by the Company, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under this Agreement; or

(ii)           the Mergers shall not have been consummated on or before December 7, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Company, if the Company or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Mergers on or before such date; or

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(iii)          the Company Requisite Vote shall not have been obtained at a duly held Company Shareholders’ Meeting or any adjournment or postponement thereof at which the Company Merger is voted upon; or

(c)           by written notice from the Company to Parent, if:

(i)            prior to obtaining the Company Requisite Vote, the Company Board effects an Adverse Recommendation Change in accordance with Section 5.6 and the Company Board has approved, and concurrently with the termination hereunder, the Company enters into a definitive agreement providing for the implementation of a Superior Proposal that did not result from a breach of Section 5.6; provided that the Company shall have previously or concurrently paid the Company Termination Fee in accordance with Section 7.3(b) (and such termination shall not be effective until the Company has paid such Company Termination Fee in accordance with Section 7.3(b)); or

(ii)           Parent, Merger Sub I or Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.3(a) or Section 6.3(b) would be incapable of being satisfied by the Outside Date; provided that neither the Company nor the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(iii)          (A) all of the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 7.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 1.5, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Partnership are prepared to consummate the Closing, and (C) Parent, Merger Sub I and Merger Sub II fail to consummate the Closing on or before the third (3rd) Business Day after delivery of the notice referenced in clause (B) of this Section 7.1(c)(iii), and the Company and the Partnership were prepared to consummate the Closing during such three (3) Business Day period; or

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(d)           by written notice from Parent to the Company, if:

(i)            the Company or the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.2(a) or Section 6.2(b) would be incapable of being satisfied by the Outside Date; provided that neither Parent, Merger Sub I nor Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(ii)           (A) the Company Board shall have effected, or resolved to effect, an Adverse Recommendation Change, (B) the Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, (C) the Company Board shall have failed to publicly reaffirm the Company Recommendation within ten (10) Business Days after the date a Company Acquisition Proposal shall have been publicly announced (or if the Company Shareholders’ Meeting is scheduled to be held within ten (10) Business Days from the date a Company Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Shareholders’ Meeting is scheduled to be held) or (D) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.6).

Section 7.2            Effect of the Termination. In the event of the valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub I, Merger Sub II, the Company or the Partnership or their respective affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except (a) as provided in Section 5.2(b) and for this Section 7.2, Section 7.3, Section 7.4 and Article VIII, the indemnification, payment and reimbursement provisions contained in the last sentence of Section 5.12 and the last sentence of Section 5.15(a), (b) the Guaranties and the Confidentiality Agreement (provided that with respect to the Confidentiality Agreement, Parent, Merger Sub I and Merger Sub II shall each be treated as if they were a party thereto to the same extent as Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C.) shall each continue in full force and effect in accordance with their respective terms and (c) subject to Section 8.8, nothing herein shall relieve any party from any liability for any fraud or any willful and intentional breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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Section 7.3            Fees and Expenses.

(a)           Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such expenses.

(b)           In the event that this Agreement is terminated:

(i)            by Parent pursuant to Section 7.1(d)(ii),

(ii)           by the Company pursuant to Section 7.1(c)(i), or

(iii)          (A) by the Company or Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (B)(x) a Company Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal (and, in the case of a termination pursuant to Section 7.1(b)(iii), such Company Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Company Shareholders’ Meeting) and (y) within twelve (12) months after a termination referred to in this Section 7.3(b)(iii) the Company enters into a definitive agreement relating to, or consummates, any Company Acquisition Proposal (with, for purposes of this clause (y), the references to “15%” in the definition of “Company Acquisition Proposal” being deemed to be references to “50%”), then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same day funds to an account designated by Parent. The payment of the Company Termination Fee shall be made (1) in the case of a payment pursuant to Section 7.3(b)(i), within two (2) Business Days after the date of such termination by Parent, (2) in the case of a payment pursuant to Section 7.3(b)(ii), prior to or concurrently with such termination by the Company and (3) in the case of a payment pursuant to Section 7.3(b)(iii), within two (2) Business Days after the earlier of entry into a definitive agreement relating to the Company Acquisition Proposal referred to in clause (y) of Section 7.3(b)(iii) and consummation of such Company Acquisition Proposal. “Company Termination Fee” means Two Hundred Twenty Million Dollars ($220,000,000), except that the Company Termination Fee shall be One Hundred Twenty-Eight Million dollars ($128,000,000) in the event this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party providing for the implementation of a Superior Proposal.

(c)           In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii) or by Parent pursuant to Section 7.1(b)(ii) and the Company was then entitled to terminate this Agreement pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), then Parent shall, within three (3) Business Days after the date of such termination, pay or cause to be paid to the Company by wire transfer of same day funds to an account designated by the Company, an amount equal to Eight Hundred Five Million Dollars ($805,000,000) (the “Parent Termination Amount”).

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(d)           The Company and Parent agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that (x) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub I and Merger Sub II in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision and (y) the Parent Termination Amount is not a penalty, but rather is the amount that Parent has agreed to pay the Company, upon the termination of this Agreement pursuant to Parent’s breach or other failure to consummate the Mergers pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), for release from its agreement and settlement of its obligation to consummate the Mergers (and acquire, for U.S. federal, and applicable state and local, income tax purposes, all of the Company’s assets) in accordance herewith and compensates the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. If Parent receives the full payment of the Company Termination Fee from the Company pursuant to Section 7.3(b) under circumstances where a Company Termination Fee was payable, the receipt by Parent of the Company Termination Fee shall be the sole and exclusive remedy for any and all losses or damages suffered by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives in connection with this Agreement (and the termination hereof), the Mergers and the other transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination. In the event that Parent or the Company, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable under this Section 7.3, and it prevails in such litigation, it shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 7.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder, together with interest on the amount of the Company Termination Fee or the Parent Termination Amount, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The parties agree that in no event shall (i) Parent be required to pay the Parent Termination Amount on more than one occasion or (ii) the Company be required to pay the Company Termination Fee on more than one occasion.

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Section 7.4            Payment of Amount or Expense.

(a)            In the event that Parent is obligated to pay the Parent Termination Amount pursuant to Section 7.3(c) (the “Section 7.3 Amount”), Parent shall pay to the Company from the applicable Section 7.3 Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 7.3 Amount and (B) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (Y) an opinion from the Company’s outside counsel as described in Section 7.4(b)(ii), an amount equal to the Section 7.3 Amount less the amount payable under clause (1) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Section 7.3 Amount with an escrow agent selected by the Company and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent as reflected in an escrow agreement among such parties, provided that the payment or deposit into escrow shall be at the Company’s option. The payment or deposit into escrow of the Section 7.3 Amount pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3(c) by wire transfer of same day funds.

(b)           The escrow agreement shall provide that the Section 7.3 Amount in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 7.3 Amount to the Company. Parent agrees to amend this Section 7.4 at the reasonable request of the Company in order to (x) maximize the portion of the Section 7.3 Amount that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). Parent shall be deemed to have satisfied its obligations pursuant to this Section 7.4 so long as it deposits into escrow the Section 7.3 Amount, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Section 7.3 Amount. The portion of Section 7.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 7.3. The Company shall fully indemnify Parent and hold Parent harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.

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Article VIII

MISCELLANEOUS

Section 8.1            Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit, schedule or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive beyond the Company Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time (including the covenants and agreements in Section 5.8, Section 5.9, and this Article VIII).

Section 8.2            Entire Agreement; Assignment.

(a)           This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes, together with the Guaranties and the Confidentiality Agreement, the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

(b)           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s shareholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries to be a party to the Mergers in lieu of Merger Sub I and/or Merger Sub II, in which event all references herein to Merger Sub I and/or Merger Sub II shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub I and/or Merger Sub II as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or relieve any party hereto of any of its obligations hereunder. Any assignment in violation of this Section 8.2(b) shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

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Section 8.3            Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) on the next Business Day if (i) sent by email of a.pdf attachment or (ii) sent by prepaid overnight carrier (providing proof of delivery), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)           if to Parent, Merger Sub I or Merger Sub II:

Volt Upper Holdings LLC

c/o The Blackstone Group Inc.

345 Park Avenue

New York, NY 10154

Attention:	Greg Blank
Tyler Henritze
Mike Diverio
Mike Forman
Email:	blank@blackstone.com
henritze@blackstone.com
michael.diverio@blackstone.com
mike.forman@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Brian M. Stadler
Anthony F. Vernace
Email:	bstadler@stblaw.com
avernace@stblaw.com

(b)           if to the Company or the Partnership:

QTS Realty Trust, Inc.
12851 Foster St.
Overland Park, KS 66213

Attention:	Chief Executive Officer
Email:	Chad.williams@qtsdatacenters.com

and

QTS Realty Trust, Inc.
12851 Foster St.
Overland Park, KS 66213

Attention:	General Counsel
Email:	legal@qtsdatacenters.com

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with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
Columbia Square

555 Thirteenth Street, NW
Washington D.C. 20004

Attention:	David W. Bonser
Paul Manca
Email:	david.bonser@hoganlovells.com
paul.manca@hoganlovells.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Attention:	Scott A. Barshay
Matthew W. Abbott
Cullen L. Sinclair
Email:	sbarshay@paulweiss.com
mabbott@paulweiss.com
csinclair@paulweiss.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 8.4            Governing Law and Venue; Waiver of Jury Trial.

(a)           This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Company Merger and the Partnership Merger that are required to be governed by the DRULPA or DLLCA), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above.

(b)           Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 8.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof).

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(c)           Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 8.3 and nothing in this Section 8.4 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(d)           Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)           EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.4(e).

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Section 8.5            Interpretation; Certain Definitions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase, “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. Any references to any Contract are to such Contract as amended, modified, supplemented, restated or replaced from time to time. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America. All references to wholly owned Company Subsidiaries shall mean the Partnership and any Company Subsidiary directly or indirectly wholly owned by the Partnership. All references to the “ordinary course of business” shall mean the “ordinary course of business consistent with past practice”.

Section 8.6            Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.8 shall not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 8.10 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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Section 8.8      Specific Performance.

(a)       The parties hereto agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Company or the Partnership do not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with the Agreement’s specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that Parent, Merger Sub I and Merger Sub II shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by the Company and the Partnership and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent, Merger Sub I or Merger Sub II are entitled at Law or in equity. Each of the Company and the Partnership agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any of Parent, Merger Sub I or Merger Sub II has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any of Parent, Merger Sub I or Merger Sub II seeking an injunction or injunctions to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with the request for or grant of any such order or injunction. Each of the Company and the Partnership agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties hereto agree that neither the Company nor the Partnership shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or to enforce specifically the terms and provisions hereof and that the Company’s and the Partnership’s sole and exclusive remedy relating to a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise shall be the remedy set forth in Section 7.3(c), as set forth in the penultimate sentence of Section 7.3(d) and indemnification, payment and reimbursement pursuant to the last sentence of Section 5.12 and the last sentence of Section 5.15(a); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 5.2(b).

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(b)       The parties further agree (i) the seeking of remedies pursuant to Section 8.8(a) shall not in any respect constitute a waiver by any of Parent, Merger Sub I or Merger Sub II seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.3, in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 8.8(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement shall require Parent, Merger Sub I or Merger Sub II to institute any proceeding for (or limit any of Parent’s, Merger Sub I’s or Merger Sub II’s right to institute any proceeding for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding by any of Parent, Merger Sub I or Merger Sub II seeking remedies pursuant to Section 8.8(a) or anything set forth in this Section 8.8 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

(c)       Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, Merger Sub I and Merger Sub II together for any losses, damages, costs or expenses of the Company or the Partnership or their affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise in connection with this Agreement or the transactions contemplated hereunder, shall be limited to an amount equal to (i) the Parent Termination Amount, plus (ii) amounts payable or reimbursable pursuant to the penultimate sentence of Section 7.3(d), plus (iii) Parent’s indemnification, payment and reimbursement obligations pursuant to the last sentence of Section 5.12 and the last sentence of Section 5.15(a) (collectively, the “Liability Limitation”), and in no event shall the Company or the Partnership or any of their affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company and the Partnership agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement), through Parent, Merger Sub I or Merger Sub II or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub I or Merger Sub II against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantors (but not any other Parent Party) under and to the extent provided in the Guaranties and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantors under the Guaranties shall be the sole and exclusive remedy of the Company, the Partnership and their respective affiliates against the Guarantors and any other Parent Party (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent, Merger Sub I or Merger Sub II hereunder and Blackstone Infrastructure Advisors L.L.C. and Blackstone Real Estate Services L.L.C. under the Confidentiality Agreement, in no event shall the Company or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantors to the extent provided in the Guaranties and subject to the Liability Limitation and the other limitations described therein).

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Section 8.9         Amendment. This Agreement may be amended by action taken by the Company, the Partnership, Parent, Merger Sub I and Merger Sub II at any time before or after approval of the Mergers by the Company Requisite Vote but, after such approval, no amendment shall be made which requires the approval of any such shareholders under applicable Law without obtaining such further approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

Section 8.10       Extension; Waiver. At any time prior to the Closing Date, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any breaches or inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) subject to Section 8.9, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Partnership, Parent, Merger Sub I or Merger Sub II in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.11       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.12       Definitions.

Term	Section
2021 Bonus	5.9(e)
Acceptable Confidentiality Agreement	5.6(c)
Adverse Recommendation Change	5.6(e)
Agreement	Preamble
Alternative Acquisition Agreement	5.6(b)
Amended Partnership Agreement	1.2(b)
Bankruptcy and Equity Exception	3.3(a)
Blackstone	5.5(c)

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Term	Section
Book-Entry Share	2.4(b)
Book-Entry Unit	2.4(b)
Cancelled Units	2.2(d)
Capital Expenditure Budget	3.14(d)
Capitalization Date	3.2(a)
Certificate	2.4(b)
Certificate of Limited Partnership	1.2(b)
Chosen Courts	8.4(b)
Class A Common Stock	3.2(a)
Class A Partnership Units	Recitals
Class B Common Stock	3.2(a)
Closing	1.5
Closing Date	1.5
COBRA	3.11(d)
Company	Preamble
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Class A Share	2.1(b)
Company Class B Share	2.1(b)
Company Common Stock	3.2(a)
Company Disclosure Letter	Article III
Company Employee	5.9(a)
Company Employee Benefit Plan	3.11(a)
Company Financial Statements	3.5(a)
Company Intellectual Property	3.16(a)
Company IT Assets	3.16(c)
Company Leased Real Property	3.14(c)
Company Leases	3.14(c)
Company Material Contract	3.17(b)(xii)
Company Merger	Recitals
Company Merger Articles of Merger	1.4(b)
Company Merger Certificate	1.4(b)
Company Merger Effective Time	1.4(b)
Company Option	2.3(a)
Company Performance Unit	2.3(c)
Company Permits	3.9(a)
Company Preferred Shares	2.1(c)
Company Preferred Stock	3.2(a)
Company Recommendation	5.4
Company Requisite Vote	3.20
Company Restricted Share Award	2.3(b)
Company SEC Documents	3.5(a)
Company Series A Preferred Share	2.1(c)
Company Series B Preferred Share	2.1(c)

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Term	Section
Company Share	2.1(b)
Company Share Merger Consideration	2.1(b)
Company Shareholders’ Meeting	5.4
Company Shares	2.1(b)
Company Space Leases	3.14(e)
Company Termination Fee	7.3(b)
Confidentiality Agreement	5.2(b)
Continuing Units	2.2(c)
Current ESPP Offering Period	2.3(f)
D&O Insurance	5.8(b)
Deferred Share Units	2.3(d)
DLLCA	Recitals
DPA	4.12
DRULPA	Recitals
DSOS	1.4(a)
Earned Unit	2.3(c)
Election Date	2.2(b)(i)
Equity	4.8(a)
Equity Commitment Letter	4.8(a)
Equity Financing	4.8(a)
Equity Investor	4.8(a)
ERISA	3.11(a)
Exchange Fund	2.4(a)
Excluded Shares	2.1(d)
Excluded Units	2.2(d)
Existing Indebtedness	3.17(b)(iv)
Existing Loan Documents	3.17(b)(iv)
FCPA	3.9(c)
Financing	5.15(a)
Form of Election	2.2(b)(i)
Fundamental Change Notice	5.16(b)
GAAP	3.5(a)
Ground Lease	3.14(b)
Ground Leased Real Property	3.14(b)
Guaranties	Recitals
Guarantor	Recitals
Indemnified Liabilities	5.8(a)
Indemnified Party	5.8(a)
Inquiry	5.6(b)
Interim Period	5.1
IRS	3.11(c)
Jefferies Opinion	3.18
Liability Limitation	8.8(c)
Maximum Amount	5.8(b)
Merger Consideration	2.2(a)

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Term	Section
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Sub II GP	Recitals
Mergers	Recitals
MGCL	Recitals
Morgan Stanley Opinion	3.18
Multiemployer Plan	3.11(b)
No-Shop Period Start Date	5.6(a)
Notice of Change of Recommendation	5.6(f)
Notice of Change Period	5.6(f)
Operating Budget	3.14(d)
Operating Expenses	3.14(d)
Outside Date	7.1(b)(ii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Plan	5.9(b)
Parent Termination Amount	7.3(c)
Parent-Approved Transaction	5.12
Participation Agreements	3.14(f)
Participation Interest	3.14(f)
Participation Party	3.14(f)
Partnership	Preamble
Partnership Agreement Amendments	1.2(b)
Partnership Merger	Recitals
Partnership Merger Certificate	1.4(a)
Partnership Merger Effective Time	1.4(a)
Partnership Unit Merger Consideration	2.2(a)
Partnership Units	Recitals
Paying Agent	2.4(a)
Per Company Series A Preferred Share Merger Consideration	2.1(c)
Per Company Series B Preferred Share Merger Consideration	2.1(c)
Per Company Share Merger Consideration	2.1(b)
Per Partnership Unit Merger Consideration	2.2(a)
Per Series A Preferred Share Redemption Price	5.16(a)
Permit	3.9(a)
Preferred Partnership Units	Recitals
Proxy Statement	5.3(a)
QRS	3.13(c)
Qualifying Income	7.4(a)
REIT	3.13(b)
REIT Opinion	6.2(c)
Rent Rolls	3.14(e)
Retained Class A Partnership Units	2.2(a)
Retention Election	2.2(b)
Roll-Over Limited Partner	Recitals

99

Term	Section
Sarbanes-Oxley Act	3.5(a)
SDAT	1.4(b)
Senior Notes	5.17(a)
Series A Articles Supplementary	5.16(a)
Series A Preferred Partnership Units	Recitals
Series A Preferred Share Merger Consideration	2.1(c)
Series A Preferred Share Redemption	5.16(a)
Series A Preferred Stock	3.2(a)
Series A Redemption Notice	5.16(a)
Series B Articles Supplementary	5.16(b)
Series B Preferred Partnership Units	Recitals
Series B Preferred Share Merger Consideration	2.1(c)
Series B Preferred Stock	3.2(a)
Surviving Company	1.1(b)
Surviving Partnership	1.1(a)
Takeover Statutes	3.19
Third Party	3.14(g)
Transaction Litigation	5.5(b)
Transfer Taxes	5.13(b)
TRS	3.13(c)
Vested LTIP Unit	2.3(e)
WARN	3.12(e)

In addition to the other terms defined throughout this Agreement, which are listed above, the following terms shall have the following meanings when used in this Agreement:

(a)       “2020 Indenture” means that certain indenture dated as of October 7, 2020, among the Company, the Partnership, QTS Finance Corporation, certain subsidiaries of the Partnership and Deutsche Bank Trust Company Americas, as trustee.

(b)       “affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

(c)       “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

(d)       “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity, or any other Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health Economic Assistance, Liability and Schools Act and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Entity in connection with or in response to COVID-19.

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(e)       “Code” means the Internal Revenue Code of 1986.

(f)        “Company Acquisition Proposal” means any inquiry, offer or proposal from any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) regarding any of the following (other than the Mergers) involving any of the Company or the Partnership or any other Company Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving the Company or the Partnership; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)), in a single transaction or series of related transactions; (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company or 15% or more of the equity interests or general partner interests in the Partnership; (iv) any tender offer or exchange offer for 15% or more of any class of equity security of the Company or 15% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith; (v) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company or the Partnership and any other Company Subsidiary having a fair market value equal to or greater than 15% of the fair market value of all of the assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole, immediately prior to such transaction; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

(g)       “Company Budget” means the Capital Expenditure Budget and the Operating Budget.

(h)       “Company ESPP” means the 2020 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan.

(i)        “Company LTIP Unit” means a Class O LTIP Unit, as defined in the Partnership Agreement.

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(j)        “Company Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company or the Partnership to consummate the Mergers before the Outside Date; provided, however, that in the case of clause (i), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) the entry into or the announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of any transactions contemplated hereby, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Company Merger Effective Time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated hereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other Person, (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which the Company or any of the Company Subsidiaries conduct operations or any change, event or development generally affecting the industries in which the Company and the Company Subsidiaries operate, (c) any change in the market price or trading volume of the equity securities of the Company or of the equity or credit ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency; provided, however, that the exception in this clause (c) shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred, (d) the suspension of trading in securities generally on the New York Stock Exchange, (e) any adoption, implementation, proposal or change after the date hereof in any applicable Law or GAAP or interpretation of any of the foregoing, (f) any action taken or not taken to which Parent has consented in writing, (g) any action expressly required to be taken by this Agreement or taken at the request of Parent (including pursuant to Section 5.12), (h) the failure of the Company or any Company Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement; provided, however, that the exception in this clause (h) shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred; and provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, (i) the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks), (j) any actions or claims made or brought by any of the current or former shareholders or equityholders of the Company or any Company Subsidiary (or on their behalf or on behalf of the Company or any Company Subsidiary, but in any event only in their capacities as current or former shareholders or equityholders) arising out of this Agreement or the Mergers or (k) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any COVID-19 Measures or other restrictions to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any material worsening of any of the foregoing; provided, that (i) with respect to clauses (b), (e), (i), and (k), such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the United States in the industries in which the Company and the Company Subsidiaries operate and (ii) clause (a)(iii) shall not apply to the use of Company Material Adverse Effect in Section 3.4 (or Section 6.2(a) as it relates to Section 3.4).

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(k)       “Company Real Property” means, collectively, the Owned Real Property and the Ground Leased Real Property.

(l)        “Company Share Incentive Plan” means the QTS Realty Trust, Inc. Amended and Restated 2013 Equity Incentive Plan, the QualityTech, LP 2010 Equity Incentive Plan, as amended, the Deferred Compensation Plan and the Company ESPP.

(m)      “Company Subsidiary” means any Subsidiary of the Company, including the Partnership and its Subsidiaries. Solely for purposes of this Agreement, QTS JV I, LLC and its Subsidiaries shall be considered Company Subsidiaries.

(n)       “Contract” means any binding agreement, contract, lease (whether for real or personal property), commitment, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, to which a Person is a party or to which the properties or assets of such Person are subject.

(o)       “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

(p)       “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, guideline or recommendation by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act (Pub. L. 116-127).

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(q)       “Cut-Off Time” means 11:59 p.m. (New York City time) on July 27, 2021; provided that, if the foregoing time would be during (x) a Notice of Change Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal or (y) an Excluded Party Notice Period, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Qualified Proposal (and solely with respect to such Qualified Proposal during the Final Cut-Off Notice of Change Period), to: (A) in the case of clause (x), 11:59 p.m. (New York City time) on the last day of the immediately following Notice of Change Period and (B) in the case of clause (y), 11:59 p.m. (New York City time) on the last day of the second following Notice of Change Period (such immediately following or second following Notice of Change Period, respectively, the “Final Cut-Off Notice of Change Period”); provided, that if Parent fails to submit its proposed changes, if any, to this Agreement in writing in response to the Notice of Change of Recommendation by 3:00 p.m. (New York City time) on the last day of the applicable Final Cut-Off Notice of Change Period, then for purposes of the preceding proviso the Cut-Off Time with respect to such Qualified Proposal received from such Excluded Party during the immediately prior Excluded Party Notice Period shall be 3:00 p.m. (New York City time) on the calendar day immediately following the last day of the applicable Final Cut-Off Notice of Change Period.

(r)        “Deferred Compensation Plan” means the QTS Realty Trust, Inc. Director Deferred Compensation Plan.

(s)       “delivered” or “made available” or words of similar import mean, with respect to documents or information required to be provided by the Company or the Partnership to Parent, Merger Sub I or Merger Sub II, any documents or information (i) posted by the Company or any of its Representatives in the Company’s electronic data room, (ii) filed or furnished by the Company with, and available through the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by the Company or its Representatives to Parent, in each case prior to the execution and delivery of this Agreement.

(t)        “Environmental Laws” means all Laws which (a) regulate or relate to (i) the protection or clean-up of the environment, (ii) occupational safety and health in respect of any harmful or deleterious substances, or (iii) the treatment, storage, transportation, handling, exposure to, disposal or Release of any harmful or deleterious substances or (b) impose liability with respect to any of the foregoing.

(u)       “Environmental Permits” means any permit, registration, identification number, license and other authorization under any applicable Environmental Law.

(v)       “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any Company Subsidiary under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any Company Subsidiary for purposes of Code Section 414.

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(w)      “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

(x)        “Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received a written bona fide Company Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Company Acquisition Proposal the Company Board has determined in good faith prior to the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a Superior Proposal (a “Qualified Proposal”); provided, that in order to continue to be deemed an Excluded Party following the Cut-Off Time, the Company will have commenced, at or prior to the Cut-Off Time, a Notice of Change Period with respect to its intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement providing for the implementation of such Qualified Proposal that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal; provided, further, that a Person or group of Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or group of Persons) upon the earliest to occur of the following (i) such Company Acquisition Proposal made by such Person or group of Persons prior to the No-Shop Period Start Date expires, is withdrawn or terminated (it being understood that any amendment, modification or replacement of such Company Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Company Acquisition Proposal), (ii) in the case of a group, if the Persons in such group as of the time such group submitted the Qualified Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that was an Excluded Party prior to the No-Shop Period Start Date and (iii) the Cut-Off Time.

(y)       “Excluded Party Notice Period” means, with respect to an Excluded Party, a period of three (3) Business Days ending at 11:59 p.m. (New York City time) on such 3rd Business Day commencing upon the expiration of the first Notice of Change Period with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement with respect to a Qualified Proposal which was submitted by such Excluded Party that the Company Board has determined (in accordance with Section 5.6(e)) constitutes a Superior Proposal, it being agreed that if a new Notice of Change Period is commenced, at or before the expiration of such three (3) Business Day period, with respect to the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i) to enter into a definitive agreement providing for the implementation of such Superior Proposal, as materially revised, then a new Excluded Party Notice Period of two (2) Business Days ending at 11:59 p.m. (New York City time) on such 2nd Business Day shall commence upon the expiration of such new Notice of Change Period (and another new Excluded Party Notice Period of two (2) Business Days ending at 11:59 p.m. (New York City time) on such 2nd Business Day shall commence upon the expiration of any further such new Notice of Change Period that commences at or before the expiration of the prior Excluded Party Notice Period), it being understood that if any Excluded Party Notice Period expires without such a new Notice of Change Period having been commenced at or before such expiration, there shall be no further Excluded Party Notice Periods with respect to such Excluded Party.

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(z)        “Facilities” means collectively, each of the Company and the Company Subsidiaries’ owned, leased or operated data centers.

(aa)     “Governmental Entity” means any court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

(bb)     “Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, hazardous material or hazardous waste, whether solid, liquid or gas, that is subject to regulation, control or remediation, or for which liability or standards of care are imposed under any Environmental Laws, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls, or toxic mold.

(cc)     “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money, including obligations evidenced by notes, bonds, debentures or other similar instruments, (b) all reimbursement obligations of such Person and its Subsidiaries under letters of credit to the extent such letters of credit have been drawn, (c) obligations of such Person and its Subsidiaries in respect of interest rate, currency or other swaps, hedges or similar derivative arrangements, (d) all capital lease obligations of such Person and its Subsidiaries, (e) all obligations of such Person and its Subsidiaries for guarantees of another Person in respect of any items set forth in clauses (a) through (d), and (f) all outstanding prepayment premium obligations of such Person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (c). For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly-owned Company Subsidiary (or vice versa) or between wholly-owned Company Subsidiaries.

(dd)     “Infrastructure Agreement” means any infrastructure agreement, conduit lease, dark fiber lease, pathway agreement, utility, or similar agreement affecting the ability to use telecommunications equipment or services at the Company Real Property to which the Company or any Company Subsidiary is a party; provided, however, that “Infrastructure Agreements” shall not include any Company Space Leases, Ground Leases or Company Leases.

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(ee)     “Intellectual Property” means intellectual property rights, including in the following: (a) United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto, (b) United States, state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing, (c) United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same and (d) trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

(ff)       “Intervening Event” means a material event, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) first becomes known to or by the Company Board prior to the receipt of the Company Requisite Vote; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Company Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Company Class A Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

(gg)     “Joint Venture Agreements” means the organizational and other governing documents of the Company Subsidiaries set forth in Section 8.12(gg) of the Company Disclosure Letter.

(hh)     “know” or “knowledge” means, with respect to the Company, the actual knowledge of such persons listed in Section 8.12(hh) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons listed in Schedule A hereto.

(ii)        “Law” means any federal, state, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree of any Governmental Entity.

(jj)       “Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, restriction on transfer, purchase option, right of first refusal, easement, security interest, charge, encumbrance, deed of trust, right-of-way or other encumbrance of any nature, whether voluntarily incurred or arising by operation of Law. A non-exclusive license of Intellectual Property shall not be deemed to be a Lien.

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(kk)     “Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which the Company or any Company Subsidiary is the tenant or subtenant or serves in a similar capacity and that provides for annual rentals of $1,000,000 or more; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Company Lease.

(ll)       “Material Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular real property under which the Company or any Company Subsidiary is the landlord or sub-landlord or serves in a similar capacity, providing (x) for annual rentals of $3,500,000 or more or (y) more than 3.5 megawatts of power; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Space Lease.

(mm)   “Minority Limited Partner” means (x) any holder of Class A Partnership Units, other than any such holder that is the Company, any Company Subsidiary, the Surviving Company, Parent, Merger Sub I, Merger Sub II or any wholly-owned Subsidiary of the Surviving Company, Parent or Merger Sub II and (y) solely with respect to any Company LTIP Unit that will be converted, prior to the Closing, into Class A Partnership Units, any holder of such Company LTIP Unit.

(nn)     “Parent Parties” means, collectively, Parent, Merger Sub I, Merger Sub II, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, successor or assignee of any of the foregoing.

(oo)     “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, and as may be further amended from time to time.

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(pp)     “Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (b) mechanic’s, workmen’s, repairmen’s, carrier’s, warehousemen’s or other like Liens (i) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP) or (ii) arising in connection with construction in progress for amounts not yet due and payable, (c) Liens for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any Company Subsidiary prior to the date hereof, (d) easements, overlaps, encroachments and any matters that would be disclosed by an accurate survey or a personal inspection of the property (other than matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (e) Liens securing Indebtedness for borrowed money existing as of the date hereof or that the Company or a Company Subsidiary is permitted to enter into pursuant to the terms of Section 5.1, (f) (i) rights of tenants under Company Space Leases, as tenants only, and (ii) rights of other parties in possession, in the case of clause (ii), without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (g) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (h) Liens created, imposed or promulgated by Law or by any Governmental Entities, including zoning regulations, use restrictions and building codes, (i) such other non-monetary Liens or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or encumbrances disclosed in policies or commitments of title insurance that, individually or in the aggregate, do not, and would not reasonably be expected to, materially impair the existing use, operation or value of the property or asset affected by the applicable Lien, (j) Liens, rights or obligations created by or resulting from the acts or omission of Parent, Merger Sub I or Merger Sub II or any of their affiliates and their respective investors, lenders, employees, officers, directors, members, shareholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing, (k) as set forth on Section 8.12(pp) of the Company Disclosure Letter and (l) any other Liens that individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use, operation or value of the subject real property or asset.

(qq)     “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or other entity.

(rr)       “Prior Sale Agreement” means any purchase or sale Contract relating to any fee interest real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiaries since January 1, 2019.

(ss)      “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

(tt)       “Reportable Transaction” shall have the meaning ascribed to the term “reportable transaction” in Section 1.6011-4(b) of the Treasury Regulations.

(uu)     “Representative” means, with respect to any Person, such Person’s directors, partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives and, in the case of Parent, its financing sources.

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(vv)     “SEC” means the U.S. Securities and Exchange Commission.

(ww)   “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

(xx)      “Service Provider” means any employee, director or individual independent contractor of the Company or any Company Subsidiaries.

(yy)     “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “present fair saleable value” of such Person’s total assets exceeds the value of such Person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such Person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

(zz)      “Subsidiary” means, with respect to a Person, another Person at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability entity) or similar function.

(aaa)   “Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “15%” shall be replaced by “50%”) made by a third party on terms that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (A) would result, if consummated, in a transaction that is more favorable to the Company’s shareholders (solely in their capacity as such) from a financial point of view than the Company Merger and (B) is reasonably likely to be consummated, after taking into account (x) the financial, legal, regulatory and any other aspects of such proposal, (y) the likelihood and timing of consummation (as compared to the Company Merger) and (z) any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent (including pursuant to Section 5.6 of this Agreement).

(bbb)  “Tax” and “Taxes” means any and all federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum tax, or any other tax, custom, duty, impost, levies, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

110

(ccc)    “Tax Protection Agreements” means any Contract to which the Company or any Company Subsidiary is a party pursuant to which: (a) any liability to holders of equity of a Company Subsidiary (including holders of Partnership Units) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of equity of a Company Subsidiary (including holders of Partnership Units), the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow such holder to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (c) limited partners of the Partnership have guaranteed, indemnified or assumed debt of the Partnership; and/or (d) any other agreement that would require the general partner of a Partnership to consider separately the interests of any limited partner.

(ddd)    “Tax Return” means any return, report, document, declaration or any other information return or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedule or attachment.

(eee)    “Transfer Right” means, with respect to the Company or any Company Subsidiary, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary could be required to purchase or sell the applicable equity interests of any Person or any real property.

[Signature Page Follows]

111

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

QTS REALTY TRUST, INC.

By:	/s/ Chad L. Williams
Name: Chad L. Williams
Title: Chief Executive Officer

QUALITYTECH, LP

By: QTS Realty Trust, Inc., its general partner

By:	/s/ Chad L. Williams
Name: Chad L. Williams
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

VOLT UPPER HOLDINGS LLC

By:	/s/ Greg Blank
Name: Greg Blank
Title: Senior Managing Director and Vice President

By:	/s/ Mike Forman
Name: Mike Forman
Title: Managing Director and Vice President

VOLT LOWER HOLDINGS LLC

By: Volt Upper Holdings LLC, its sole member

By:	/s/ Greg Blank
Name: Greg Blank
Title: Senior Managing Director and Vice President

By:	/s/ Mike Forman
Name: Mike Forman
Title: Managing Director and Vice President

VOLT ACQUISITION LP

By: Volt Acquisition GP LLC, its general partner

By:	/s/ Greg Blank
Name: Greg Blank
Title: Senior Managing Director and Vice President

By:	/s/ Mike Forman
Name: Mike Forman
Title: Managing Director and Vice President

[Signature Page to Agreement and Plan of Merger]

Exhibit C

AMENDMENT NO. 4
TO
FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
QUALITYTECH, LP

THIS AMENDMENT NO. 4 TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of ___, 2021 and effective as of the Company Merger Effective Time (as defined in the Merger Agreement (defined below)), is entered into by QTS Realty Trust, LLC, a Delaware limited liability company, as the general partner (the “General Partner”) of QualityTech, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP, dated as of October 15, 2013, as amended (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the General Partner wishes to amend the Partnership Agreement as set forth herein to revise and update certain provisions thereof in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of June __, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the General Partner, the Partnership, Volt Upper Holdings LLC (“Parent”), Volt Lower Holdings LLC (“Merger Sub I”) and Volt Acquisition LP (“Merger Sub II”), pursuant to which (i) the General Partner shall be merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Surviving Company”), (ii) Merger Sub II shall be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Surviving Partnership”) and (iii) the Surviving Company shall be the sole general partner of the Surviving Partnership.

WHEREAS, effective as of the Company Merger Effective Time (as defined in the Merger Agreement), references to the General Partner and the Partnership in the Partnership Agreement (including this Amendment) shall mean the Surviving Company and the Surviving Partnership, respectively.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Section 1.             Amendments

(a)            Article I of the Partnership Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:

“beneficial owner” shall have the meaning ascribed to it in Rules 13d-3 and 13d-5 under the Exchange Act, and “beneficially owned” and “beneficial ownership” shall have a correlative meaning.

“BREIT” means Blackstone Real Estate Income Trust, Inc., together with its successors and assigns.

“BREIT Carrying Value” means, as of any date of determination, with respect to any asset of the Partnership, the gross value of such asset (including any mark-to-market value of any directly associated debt) as determined by BREIT OP in good faith using the most recent available valuations prepared by BX REIT Advisors L.L.C. that have been reviewed and confirmed for reasonableness by the BREIT Valuation Advisor for purposes of determining BREIT’s and BREIT OP’s net asset value as reported in BREIT’s SEC filings and shareholder reports.

“BREIT OP” means BREIT Operating Partnership L.P., together with its successors and assigns.

“BREIT OP LPA” means that certain Amended and Restated Limited Partnership Agreement of BREIT OP, dated as of July 27, 2018, by and among BREIT, BREIT Special Limited Partner L.P. and the other limited partners party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“BREIT OP Unit” shall have meaning assigned to “Class I Unit” in the BREIT OP LPA.

“BREIT OP NAV Per Unit” shall have meaning assigned to “Net Asset Value Per Unit” in the BREIT OP LPA.

“BREIT Valuation Advisor” means a third party valuation advisor engaged by BREIT or BREIT OP to review and confirm for reasonableness the valuations of the investments of BREIT and BREIT OP that are prepared and determined as of the date hereof by BX REIT Advisors L.L.C. for purposes of determining BREIT’s and BREIT OP’s net asset value as reported in BREIT’s SEC filings and shareholder reports.

“Class A Unit Contribution Value” means the amount that a holder of one (1) Class A Unit would receive in the event of a Deemed Partnership Liquidation on the date of determination.

“Class A Unitholder” means each Limited Partner who holds Class A Units, and any other Person admitted as an Additional Limited Partner or Substituted Limited Partner and who holds Class A Units, so long as such Person holds Class A Units. If a Class A Unitholder holds any different class of Partnership Units, then such Class A Unitholder shall be treated as a Class A Unitholder only with respect to its Class A Units.

“Deemed Partnership Liquidation” means, as of the date of determination, (i) a hypothetical sale of all of the assets owned, directly or indirectly, by the Partnership in an all cash transaction at the applicable BREIT Carrying Value, (ii) the deemed liquidation of the Partnership and its Subsidiaries and payment of all liabilities of such Persons, including repayment of any financings and other indebtedness and (iii) the deemed distribution of the net proceeds from such hypothetical sale in accordance with the provisions of Section 13.2 (but without duplication of any amounts paid pursuant to the preceding clause (ii)).

“Exchange Date” means, with respect to an Exchange Notice delivered in a calendar month, the Issuance Date occurring in the immediately following month (the “Scheduled Exchange Date”); provided, however, that if the applicable Exchange Notice shall have been delivered on a date that is less than 10 Business Days prior to such Scheduled Exchange Date, the Exchange Date shall be the Issuance Date of the subsequent month.

“Exchange Notice” means the Exchange Notice substantially in the form attached as Exhibit D.

“Initial Ownership Stake” means, with respect to a Class A Unitholder, the aggregate number of Class A Units beneficially owned by such Class A Unitholder as of immediately following the Company Merger Effective Time.

“Issuance Date” means, with respect to each month, the date on which BREIT issues shares to investors in the ordinary course.

“Lock-up Expiry Date” means the date that is five (5) years after the Company Merger Effective Time (as defined in the Merger Agreement).

“Post-IPO Class A Unit Contribution Value” means the amount that a holder of one (1) Class A Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Exchange Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such fair market value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property).

“Private Placement Purchase Agreement” means a private placement purchase agreement on BREIT OP’s then-current form. For the avoidance of doubt, such Private Placement Purchase Agreement shall require (i) the Exchange Partner to make certain representations, warranties and covenants related to the acquisition of the Exchanged BREIT OP Units (including without limitation that the Exchange Partner is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and is acquiring the Exchanged BREIT OP Units for its own account and not for resale or public offering), (ii) the Exchanged BREIT OP Units will not be registered under the Securities Act, and will bear a customary restrictive legend to that effect and (iii) the Exchange Partner’s disposal rights with respect to BREIT OP Units shall be subject to applicable securities laws and the BREIT OP LPA.

“Public Offering” means (i) a sale of equity securities in Parent or any of its direct or indirect Subsidiaries (the “IPO Entity”) to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act (whether such sale is by the IPO Entity and/or the equityholders thereof); provided, that the Partnership is a Subsidiary of the IPO Entity and a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan or (ii) a reverse merger or other transaction with a “blank-check” company or special purpose acquisition company, following which the equity securities of an entity that owns, directly or indirectly, all or substantially all of the operations owned, directly or indirectly, by the Partnership immediately prior to such transaction are listed or traded on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them).

“Public Sale” means a sale of securities in Parent or any of its direct or indirect Subsidiaries pursuant to a Public Offering or a Rule 144 Sale.

“Qualified Public Offering” means (a) a Public Offering to the extent that, immediately following the completion of such Public Offering, the securities sold in such Public Offering (i) are listed on the New York Stock Exchange or the NASDAQ Stock Market (or a comparable successor exchange of either of them) and (ii) have a valuation not less than $200,000,000 (such valuation to be based on the price at which the securities were sold in such Public Offering as reflected on the cover page of the final prospectus filed with the SEC) or (b) any other public offering of securities of the IPO Entity that the Class A Limited Partners (by Consent of the Outside Limited Partners) elect to be treated as a “Qualified Public Offering” for the purposes of this Agreement prior to the consummation of such public offering.

“Rule 144” means Rule 144 adopted under the Securities Act.

“Rule 144 Sale” means a sale of securities in Parent or any of its direct or indirect Subsidiaries to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144.

“SEC” means the U.S. Securities and Exchange Commission.

“Sponsor Group” means any one or more of BIP Volt HoldCo LLC, BIP Volt Holdco II LLC, BRE Volt Holdings LLC, any Affiliate thereof, any fund, managed account, side-by-side vehicle, co-invest vehicle or other investment vehicle directly or indirectly advised, managed or controlled by The Blackstone Group, Inc. and any of their respective successors or assigns.

“Sponsor Ownership Percentage” means, as of any time, a fraction, the numerator of which is the number of Class A Units beneficially owned by the Sponsor Group as of such time and the denominator of which is the total number of outstanding Class A Units as of such time.

(b)           Article I of the Partnership Agreement is hereby amended by deleting the existing definition of “Extraordinary Transaction” and replacing it with the following new definition of “Extraordinary Transaction”:

“Extraordinary Transaction” means in a single transaction or a series of related transactions, (A) a sale, conveyance, exchange or transfer to a Person or group of Persons (other than a member of the Sponsor Group) of (i) all or substantially all of the assets of the Partnership or (ii) beneficial ownership of a majority of the outstanding Class A Units, or (B) a merger, consolidation or similar business combination of (i) the Partnership or one of its parent entities with or into one or more Persons (other than a member of the Sponsor Group) or (ii) one or more Persons (other than a member of the Sponsor Group) with or into the Partnership or one of its parent entities, except, in the case of clause (B)(i) or (B)(ii), a merger, consolidation or similar business combination solely to effect a reincorporation of the Partnership or such parent entity in a different jurisdiction.

(c)           Section 5.1 of the Partnership Agreement is hereby amended by deleting the existing Section 5.1 and replacing it with the following new Section 5.1.

Section 5.1.          Requirement and Characterization of Distributions

A.           General. As, if and when the General Partner determines in its sole discretion, the Partnership shall make distributions to the Partners who are Partners on the applicable Partnership Record Date with respect to such distribution. Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Partnership Interests created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.

B.           Method. Distributions shall be made to the Partners who are Partners on the applicable Partnership Record Date with respect to such distribution (i) first, to each holder of a Partnership Interest that is entitled to any preference in distribution, in accordance with the rights of any such class of Partnership Interests, and (ii) thereafter, to the holders of Partnership Interests that are not entitled to any preference in distribution, in proportion to the relative Percentage Interests of each such class of Partnership Interests. All distributions within a class of Partnership Interests shall be pro rata in proportion to the respective Percentage Interests on the applicable Partnership Record Date.

(d)           Section 6.1.A of the Partnership Agreement is hereby amended by deleting the existing Section 6.1.A and replacing it with the following new Section 6.1.A.

Section 6.1.          Allocations for Capital Account Purposes

A.           General. Except as otherwise provided in this Agreement, including as provided in Exhibits B and C, Net Income and Net Loss, and to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation and after taking into account actual distributions made during such Fiscal Year is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to Section 5.1 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value (determined, for the avoidance of doubt, without adjustment for the hypothetical liquidation described in this Section 6.1.A), all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 5.1 (and not Section 13.2) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(e)           Section 6.1 of the Partnership Agreement is hereby amended by deleting the existing Section 6.1.E and Section 6.1.F.

(f)           Section 8.6 of the Partnership Agreement is hereby amended by deleting the existing Section 8.6 and replacing it with the following new Section 8.6.

Section 8.6.          Exchange Right

A.           General. (i) Subject to the other provisions of this Section 8.6 and Section 11.6.E, at any time on or after the Lock-up Expiry Date, but on no less than 30 days’ notice to BREIT OP, each Class A Unitholder (other than the General Partner or any Subsidiary of the General Partner) shall have the right (the “Exchange Right”) to contribute each Class A Unit held by it to BREIT OP in exchange for such number of BREIT OP Units as is equal to the Class A Unit Contribution Value as of the date of the Exchange Notice, divided by the most recent BREIT OP NAV Per Unit available immediately prior to the applicable Issuance Date (the “Per Class A Unit Exchange Factor”). To exercise the Exchange Right, the Class A Unitholder that is exercising the Exchange Right (the “Exchange Partner”) shall deliver an Exchange Notice to BREIT OP (with a copy to the General Partner). Following receipt of an Exchange Notice, BREIT OP shall notify the relevant Exchange Partner of the Per Class A Unit Exchange Factor (the “Valuation Notice”) at least seven (7) days prior to the Exchange Date. The Exchange Partner shall thereafter have the right to withdraw its Exchange Notice within five (5) days of receipt of the Valuation Notice (and any such withdrawn Exchange Notice shall be null and void for the purposes of this Agreement). A Class A Unitholder may exercise the Exchange Right from time to time, without limitation as to frequency, from and after the Lock-up Expiry Date with respect to part or all of its Class A Units, as specified by such Class A Unitholder in the Exchange Notice (such number of Class A Units, the “Exchanged Class A Units”); provided, however, that an Exchange Partner may not exercise the Exchange Right for fewer than one thousand (1,000) Class A Units unless the Exchange Partner then holds fewer than one thousand (1,000) Class A Units, in which event the Exchange Partner must exercise the Exchange Right for all of the Class A Units held by the Exchange Partner; provided, further, that, with respect to a Class A Unitholder which is an entity, such Class A Unitholder may exercise the Exchange Right for fewer than one thousand (1,000) Class A Units without regard to whether or not such Class A Unitholder is exercising the Exchange Right for all of the Class A Units held by such Class A Unitholder as long as such Class A Unitholder is exercising the Exchange Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Class A Unitholder. Notwithstanding anything to the contrary in this Agreement, (i) a Class A Unitholder shall not deliver an Exchange Notice with respect to more than forty percent (40%) of such Class A Unitholder’s Initial Ownership Stake in the first twelve (12)-month period commencing on the Lock-up Expiry Date (together with any other Exchange Notices delivered in such twelve (12)-month period), seventy percent (70% of such Class A Unitholder’s Initial Ownership Stake in the first twenty four (24)-month period commencing on the Lock-up Expiry Date (together with any other Exchange Notices delivered in such twenty four (24)-month period), and any remainder thereafter and (ii) no Class A Unitholder shall be entitled to deliver an Exchange Notice or otherwise exercise its Exchange Right following delivery of a Drag Along Notice until such time as the related Drag Along Sale has been consummated, terminated or abandoned (as determined by the General Partner acting in good faith).

(ii) In respect of each valid Exchange Notice delivered pursuant to Section 8.6.A(i), the contribution and exchange contemplated by Section 8.6.A(i) shall occur on the next Exchange Date, on which date BREIT OP shall issue to the Exchange Partner a number of BREIT OP Units as is equal to the Exchanged Class A Units specified in the applicable Exchange Notice multiplied by the Per Class A Unit Exchange Factor (such number of BREIT OP Units, the “Exchanged BREIT OP Units”), which Exchanged BREIT OP Units shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of BREIT OP (including the BREIT OP LPA), the Securities Act and relevant state securities or blue sky laws.

(iii) The Assignee of any Class A Unitholder may exercise the rights of such Class A Unitholder pursuant to this Section 8.6, and such Class A Unitholder shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Class A Unitholder’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Class A Unitholder, the Exchanged BREIT OP Units shall be issued directly to such Assignee and not to such Class A Unitholder.

(iv) Upon the consummation of the contribution and exchange contemplated by an Exchange Notice, (x) BREIT OP shall acquire the Exchanged Class A Units specified in such Exchange Notice and shall be treated for all purposes of this Agreement as the owner of, and shall be admitted to the Partnership as a Substituted Limited Partner with respect to, such Exchanged Class A Units and (y) the Exchange Partner shall have no right to receive any distributions paid in respect of a Partnership Record Date after the Exchange Date with respect to such Exchanged Class A Units. The General Partner hereby consents to the admission of BREIT OP as a Substituted Limited Partner in respect of the Exchanged Class A Units in accordance with Section 11.4, and the General Partner shall update the Partner Registry in the books and records of the Partnership as it deems necessary to reflect such admission in the Partner Registry.

(v) Each Class A Unitholder acknowledges and agrees that (x) any exchange of BREIT OP Units pursuant to this Section 8.6 may require the execution and delivery by such holder of (A) a Private Placement Purchase Agreement with BREIT OP, as well as certain legal, tax and regulatory considerations as further described therein, (B) a joinder to the BREIT OP LPA and (C) other reasonable, customary or otherwise legally-required documentation requested by BREIT or BREIT OP in connection with the exchange and acquisition of BREIT OP Units (including ultimate beneficial owner identification, as reasonably necessary), (y) any holder of BREIT OP Units is subject to compliance with the transfer restrictions and other provisions of the BREIT OP LPA (including, without limitation, the terms set forth in the BREIT OP LPA relating to redemption rights) and (z) neither the Partnership nor the General Partner shall have any obligation to any Exchange Partner with respect to the Exchange Partner’s exercise of the Exchange Right.

B.           [Intentionally Omitted]

C.           Exceptions to Exercise of Exchange Right. Notwithstanding the provisions of Section 8.6.A. or Section 8.6.B, a Class A Unitholder shall not be entitled to exercise the Exchange Right pursuant to Section 8.6.A or Section 8.6.B if (but only as long as) the delivery of BREIT OP Units to such Class A Unitholder on the Exchange Date (i) would be prohibited under the restrictions on the ownership or transfer of BREIT OP Units in the organizational documents of BREIT OP, (ii) would be prohibited under applicable federal or state securities laws or regulations, (iii) could cause the Partnership to become a “publicly traded partnership” within the meaning of Section 7704 of the Code or could cause the Partnership to fail one or more of the Safe Harbors or (iv) without limiting the foregoing, would cause the acquisition of the BREIT OP Units by the Exchange Partner to be “integrated” with any other distribution of BREIT OP Units for purposes of complying with the registration provision of the Securities Act.

D.           No Liens on Class A Units Delivered for Exchange. Each Class A Unitholder covenants and agrees that all Class A Units it delivers for exchange pursuant to Section 8.6 shall be delivered to BREIT OP free and clear of all pledges, liens, encumbrances or restrictions (excluding restrictions under applicable securities laws and organizational documents of the Partnership); and, notwithstanding anything contained herein to the contrary, BREIT OP shall not be under any obligation to accept the contribution of Class A Units in exchange for BREIT OP Units which are or may be subject to any pledge, lien, encumbrance or restriction. Each Class A Unitholder further agrees that, if any federal, state or local tax is payable as a result of the contribution and exchange of its Class A Units to BREIT OP, such Class A Unitholder shall assume and pay such tax.

E.           Additional Partnership Interests; Modification of Lock-up Period. If the Partnership issues Partnership Units to any Additional Limited Partner pursuant to Article IV, the General Partner may, with the prior written consent of BREIT OP, make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Units (including setting forth any restrictions on the exercise of the Exchange Right with respect to such Partnership Units which differ from those set forth in this Agreement); provided, however, that no such revisions shall adversely affect the rights of any Class A Unitholder to exercise its Exchange Right without such Class A Unitholder’s prior written consent. In addition, the General Partner may, with the prior written consent of BREIT OP, with respect to any Class A Unitholder, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such Class A Unitholder may not exercise the Exchange Right or (ii) reduce or waive the length of the period between the exercise of the Exchange Right and the Exchange Date.

F.           Conversion upon a Qualified Public Offering. Upon a Qualified Public Offering, (x) the Class A Unitholders shall automatically cease to have the Exchange Right and (y) BREIT OP shall have no right or obligation to issue any BREIT OP Units or pay any amount in connection with any purported exercise of the Exchange Right. In connection with a Qualified Public Offering, the General Partner shall amend this Section 8.6 as necessary to provide each Class A Unitholder, in lieu of the Exchange Right, the right (the “Post-IPO Exchange Right”) to from time to time contribute some or all of the Class A Units held by them to the IPO Entity in exchange for such number of common shares of beneficial interest (or other comparable equity interests) of the IPO Entity equal to the Post-IPO Class A Unit Contribution Value, divided by the Value of one common share of beneficial interest (or other comparable equity interests) of the IPO Entity that is Publicly Traded (and this Section 8.6 shall apply mutatis mutandis).

G.           Termination. The provisions of this Section 8.6 shall automatically terminate and be of no further force or effect if and when the Sponsor Ownership Percentage is less than 50%.

(g)           Article VIII of the Partnership Agreement is hereby amended by adding the following new Section 8.7.

Section 8.7.         Tax Information.

Each Limited Partner agrees to provide to the General Partner any tax documentation or information (including a duly executed IRS Form W-9 (or applicable IRS Form W-8)) reasonably requested by the General Partner that is necessary for the Partnership to comply with its obligations under any relevant tax laws.

(h)           Section 11.1 of the Partnership Agreement is hereby amended by deleting the existing Section 11.1.A and replacing it with the following new Section 11.1.A.

A.            Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise (whether for or without consideration, whether directly or indirectly, and whether voluntary or involuntary). The term “transfer” when used in this Article XI does not include (i) any contribution or exchange of Class A Units by a holder thereof to BREIT OP or the IPO Entity pursuant to Section 8.6, (ii) a transfer of direct or indirect interests in BREIT, BREIT OP or their successors and assigns or (iii) a transfer of securities or interests of any member of the Sponsor Group (provided, that after such transfer, such member of the Sponsor Group remains Affiliated with, or directly or indirectly advised, managed or controlled by, The Blackstone Group, Inc. or any of its successors and assigns). No part of a Limited Partner Interest (other than the Limited Partner Interest of the General Partner (in its capacity as a Limited Partner)) shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

(i)           Section 11.3.A of the Partnership Agreement is hereby amended by deleting the existing Section 11.3.A and replacing it with the following new Section 11.3.A.

A.            General. Except to the extent expressly permitted in Sections 11.3.B or 11.3.C, or in connection with a Transfer pursuant to (i) Section 8.6 (Exchange Right), (ii) a Drag Along Sale pursuant to Section 11.7 or (iii) a Tag Along Sale pursuant to Section 11.8, a Limited Partner may not transfer any portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B or 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Section 11.5 and Section 11.6. For the avoidance of doubt, any transfers of Partnership Interests by the General Partner shall comply with Section 11.8. The provisions of this Section 11.3.A shall terminate upon consummation of the first Qualified Public Offering, subject to customary lockups in connection with such Qualified Public Offering.

(j)            The new Section 11.7 is hereby added to the Partnership Agreement.

Section 11.7.        Drag Along Right

A.            Drag Along. (i) If any member or group of members of the Sponsor Group (collectively, the “Dragging Party”) proposes to consummate, or proposes to cause the Partnership to consummate, an Extraordinary Transaction (including by (x) transferring equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that hold equity securities or other interests in the General Partner or (y) the General Partner transferring Partnership Units), the General Partner may (but shall not be required to) notify all other Limited Partners (the “Dragged Limited Partners”) in writing of its election to exercise the drag along rights in respect of Partnership Units held by them in accordance with the terms, conditions and procedures set forth in this Section 11.7 (a “Drag Along Notice”). If equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner are the subject of the Drag Along Sale, the provisions of this Section 11.7 shall apply to the Partnership Units beneficially owned by the Dragging Party.

(ii)  In the event the General Partner elects to exercise its drag along rights in connection with an Extraordinary Transaction, the Dragged Limited Partners shall consent to and raise no objections to the proposed transaction, and the Dragged Limited Partners will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by the Dragging Party and consistent with the terms of this Section 11.7 (such transaction, a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale requires approval of the Dragged Limited Partners, the Dragged Limited Partners will vote or cause to be voted all Partnership Units that they hold or with respect to which such Dragged Limited Partners have the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Drag Along Sale is structured as or involves a transfer of securities or interests, each Dragged Limited Partner shall agree to sell to the same transferee (or its designee) in such Drag Along Sale the number of Partnership Units equal to the product of (x) the number of Partnership Units held by such Dragged Limited Partner and (y) a fraction, the numerator of which is the total number of Partnership Units proposed to be transferred by the Dragging Party in such Drag Along Sale and the denominator of which is the total number of Partnership Units beneficially owned by the Sponsor Group.

(iii) Each Dragged Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with respect to such Drag Along Sale as such Dragged Limited Partner’s duly appointed proxy and attorney in fact, with full power of substitution and resubstitution, in the name, place and stead of such Dragged Limited Partner, granting the General Partner full power and authority to do and perform each and every act and thing requisite, necessary and advisable to be done in connection with such Drag Along Sale consistent with the provisions of this Section 11.7 (including full power and authority (i) to vote with respect to such Dragged Limited Partner’s Partnership Units in favor of and in furtherance of any such Drag Along Sale and (ii) to execute, seal (where applicable) and deliver, on behalf of such Dragged Limited Partner, any and all definitive agreements, deeds, notices, documents or certificates to be executed by such Dragged Limited Partner in connection with such Drag Along Sale and binding such Dragged Limited Partner to deliver its Partnership Units and to all other agreements set forth in such definitive documents for such Drag Along Sale). The foregoing proxy and appointment of attorney in fact (including any successive proxy and attorney in fact), being coupled with an interest, is irrevocable and will not be revoked by the insolvency, bankruptcy, death, incapacity, dissolution, liquidation or other termination of the existence of such Dragged Limited Partner. Each Dragged Limited Partner will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and appointment and hereby revokes any proxy or similar appointment previously granted by such Dragged Limited Partner with respect to any Partnership Units. Except with respect to violations of law, each Dragged Limited Partner agrees that it will ratify and confirm all actions that the General Partner may do or cause to be done pursuant to the foregoing, and waives any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner pursuant to the foregoing.

(iv) At the General Partner’s request in connection with a Drag Along Sale, each Dragged Limited Partner shall agree to make the same representations, warranties, covenants, indemnities and agreements, and enter into the same transaction agreements, as the Dragging Party makes or enters into in connection with the Drag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Dragging Party, each such Dragged Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Dragged Limited Partner), and will agree to bear on a several and not joint basis its pro rata share (based on the relative proceeds payable in connection with such Dragged Sale) of all liabilities arising out of representations, warranties, covenants, indemnities or other agreements (other than those representations, warranties, covenants, indemnities or other agreements that pertain specifically to the Dragging Party or any Dragged Limited Partner, who shall bear all of the liability related thereto) made in connection with the Drag Along Sale (provided, that, in no event shall the pro rata share of liabilities of the Dragging Party or any Dragged Limited Partner exceed the proceeds payable to such Person in connection with such Dragged Sale). Any escrow of sale or other disposition proceeds of any Drag Along Sale shall be withheld on a pro rata basis among the Dragging Party and the Dragged Limited Partners (based on the relative proceeds payable in connection with such Dragged Sale) on such terms as shall be reasonably determined by the Dragging Party. Notwithstanding the foregoing, nothing under this Agreement shall obligate any Dragged Limited Partner to agree to any non-compete or non-solicit or similar agreements under any transaction agreements entered into in connection with the Drag Along Sale.

(v) The obligations of the Dragged Limited Partners with respect to the Drag Along Sale are subject to the requirement that the Dragging Party and each Dragged Limited Partner shall receive the same form and amount of consideration in respect of each of their Partnership Units to be transferred in the Drag Along Sale, or if the Dragging Party is given an option as to the form and amount of consideration to be received in connection with the Drag Along Sale, all Dragged Limited Partners shall be given the same option.

(vi)  Each Dragged Limited Partner will bear (i) its own costs and expenses incurred in connection with the Drag Along Sale and (ii) its pro rata share (based on the relative proceeds payable in connection with such Dragged Sale) of the costs and expenses incurred in connection with the Drag Along Sale to the extent such costs and expenses are incurred for the benefit of both the Dragging Party and the Dragged Limited Partners and are not otherwise paid by the transferee. In the event that the Drag Along Sale is not consummated for any reason, the Partnership will reimburse all Partners and the Dragging Party for all expenses reasonably paid or incurred by them in connection therewith.

(vii) The Dragging Party shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Drag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall have any liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Drag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.7.

B.           Termination. The provisions of this Section 11.7 shall terminate upon consummation of the first Qualified Public Offering.

C.           Limitations. The obligations of each Dragged Limited Partner pursuant to Section 11.7.A shall be solely with respect to its rights and obligations, and status, as a Limited Partner. Nothing in this Section 11.7 shall obligate any Dragged Limited Partner to enter into, or amend, any employment agreement.

(k)           The new Section 11.8 is hereby added to the Partnership Agreement.

Section 11.8.       Tag Along Right

A.           General. (i) If either (x) any member or group of members of the Sponsor Group proposes to transfer its equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner or (y) the General Partner proposes to transfer its Class A Units (such proposed transferor, the “Selling Party”) (a “Tag Along Sale”), the General Partner shall, prior to the consummation of such transfer, give written notice to each other Class A Unitholder (the “Prospective Tagging Limited Partners”) and the Partnership, which notice (the “Tag Along Notice”) shall (A) identify the Class A Units to be transferred in the Tag Along Sale (the “Offered Securities”) and (B) describe the material terms and conditions of such Tag Along Sale, including the per unit price of Class A Units desired to be transferred and the identity of the transferee, if known, and furnish copies of all existing or proposed agreements with the transferee in respect of the Tag Along Sale. If equity securities or other interests in Parent or any of its direct or indirect Subsidiaries that holds equity securities or other interests in the General Partner are the subject of the Tag Along Sale, the provisions of this Section 11.8 shall apply to the Class A Units beneficially owned by the Selling Party.

(ii) Any one or more of the Prospective Tagging Limited Partners may, within 10 Business Days of the delivery of the Tag-Along Notice, give written notice (each, a “Tag Along Acceptance Notice”) to the Selling Party that such Prospective Tagging Limited Partner wishes to participate in such Tag Along Sale on the same terms and conditions as the Selling Party (such Prospective Tagging Limited Partner, a “Tagging Limited Partner”). A Tag Along Acceptance Notice shall specify the number of Class A Units such Prospective Tagging Limited Partner desires to include in such Tag Along Sale.

(iii) To exercise its tag-along rights hereunder, each Tagging Limited Partner must agree to make the same representations, warranties, covenants, indemnities and agreements, as applicable, as the Selling Party makes in connection with the Tag Along Sale (except that, in the case of representations and warranties pertaining specifically to, or covenants, indemnities or other agreements made specifically by, the Selling Party or any particular Tagging Limited Partner, each other Tagging Limited Partner shall make comparable representations and warranties pertaining specifically to (and covenants, indemnities or other agreements specifically by) such Tagging Limited Partner). Any escrow of sale or other disposition proceeds of any Tag Along Sale shall be withheld on a pro rata basis among the Selling Party and the Tagging Limited Partners (based on the relative proceeds payable in connection with such Tag Along Sale) on such terms as shall be reasonably determined by the Selling Party.

(iv) The offer of each Tagging Limited Partner contained in such Tagging Limited Partner’s Tag Along Acceptance Notice shall be irrevocable and, to the extent such offer is accepted by the transferee, such Tagging Limited Partner shall be obligated to sell its Class A Units in the proposed Tag Along Sale at the same price per Class A Unit and, subject to clause (iii) above, on the same terms and conditions as the Selling Party sells the Offered Securities, as applicable, up to such number of Class A Units as such Tagging Limited Partner shall have specified in its Tag Along Acceptance Notice (such number of Class A Units, “Tagged Units”); provided, however, that if the terms of the proposed Tag Along Sale change such that the per Class A Unit price shall be less than the per Class A Unit price set forth in the Tag Along Notice, the form of consideration shall be different or the other terms and conditions shall be materially less favorable to any Tagging Limited Partner than those set forth in the Tag Along Notice, each Tagging Limited Partner that has previously delivered a Tag Along Acceptance Notice shall be permitted to withdraw the acceptance contained in such Tagging Limited Partner’s Tag Along Acceptance Notice by written notice to the Selling Party and upon such withdrawal shall be released from such Tagging Limited Partner’s obligations under this Section 11.8.

(v) Each Tagging Limited Partner will bear (x) its own costs and expenses incurred in connection with the Tag Along Sale and (y) its pro rata share (based on the relative proceeds payable in connection with such Tag Along Sale) of the costs and expenses incurred by the Selling Party in connection with the Tag Along Sale to the extent such costs are incurred for the benefit of both the Selling Party and the Tagging Limited Partners and are not otherwise paid by the transferee.

(vi) If none of the Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice with respect to a Tag Along Sale, then the Selling Party may transfer the Offered Securities set forth in the Tag Along Notice for such Tag Along Sale at a per Class A Unit price, as applicable, no greater than the price set forth in the Tag Along Notice and on other terms and conditions not materially more favorable to the Selling Party than those set forth in the Tag Along Notice at any time within one hundred eighty (180) days (subject to extension to the extent necessary to obtain required governmental or other approvals) after the expiration of the 10 Business day period for giving Tag Along Acceptance Notices with respect to such Tag Along Sale. Any such Offered Securities not sold by the Selling Party during such period will again be subject to the provisions of this Section 11.8 upon a proposed subsequent transfer.

(vii) If one or more Prospective Tagging Limited Partners give the Selling Party a timely Tag Along Acceptance Notice, then the General Partner shall (and, if applicable, shall cause the Selling Party to) use its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) in the Tag Along Sale to the participation of the Tagging Limited Partners in the Tag Along Sale, on the same terms and conditions as are applicable to the Offered Securities. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Tagged Units upon such terms, then the General Partner shall (and, if applicable, shall cause the Selling Party to) elect either to cancel such proposed Tag Along Sale or to allocate the maximum number of Class A Units that the prospective transferee(s) is willing to directly or indirectly acquire among the Selling Party and the Tagging Limited Partners giving timely Tag Along Acceptance Notices pro rata based on the number of Class A Units beneficially owned by the Selling Party and each Tagging Limited Partner relative to the aggregate number of Class A Units beneficially owned by the Selling Party, all Tagging Limited Partners and any other Persons participating in the proposed Tag Along Sale as tagging Limited Partners under other agreements, if any (it being acknowledged and agreed for purposes of this calculation that the Selling Party shall be deemed to hold all Class A Units beneficially owned by the Sponsor Group (including the General Partner). Notwithstanding anything in the foregoing, in no event shall the Selling Party or any Tagging Limited Partner be entitled, or required, to transfer a number of Class A Units in excess of the number of Offered Securities (in the case of the Selling Party) or the number of such Tagging Limited Party’s Tagged Units (in the case of a Tagging Limited Partner).

(viii) The Selling Party shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Tag Along Sale and the terms and conditions thereof. No Partner (nor any member of the Sponsor Group) nor any Affiliate of any such Partner shall have any duty or liability to any other Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Tag Along Sale, except to the extent such Partner shall have failed to comply with the provisions of this Section 11.8.

B.           Excluded Transfers. The provisions of Section 11.8.A shall not apply with respect to any of the following transfers:

(i) any transfer in a Public Sale;

(ii) any transfer to the Partnership or to any member of the Sponsor Group;

(iii) any transfer to and among the members or partners of any member of the Sponsor Group and the members, partners, securityholders and employees of such members or partners;

(iv) any transfer in accordance with Section 11.7;

(v) any transfer to employees or directors of, or consultants to, Parent or any of its direct or indirect Subsidiaries;

(vi) any transfer incidental to (A) the exercise, conversion or exchange of securities or interests in accordance with their terms, (B) any combination of such securities or interests (including any reverse stock split) or (C) any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, Parent or any of its direct or indirect Subsidiaries (including the Partnership); and

(vii) any transfer during the twelve (12)-month period following the Partnership Merger Effective Time; provided, that the provisions of Section 11.8.A shall apply to any such transfer to the extent the Sponsor Group would, following the consummation of such transfer, beneficially own (or continue to beneficially own) less than 75% of the outstanding Class A Units (but only in respect of the portion of the transfer that would result in the Sponsor Group beneficially owning (or continuing to beneficially own) less than 75% of the outstanding Class A Units).

C.            Termination.            The provisions of this Section 11.8 shall terminate upon consummation of the first Qualified Public Offering

(l)           Section 14.1.A of the Partnership Agreement is hereby amended by deleting the existing Section 14.1.A and replacing it with the following new Section 14.1.A.

Section 14.1.        Amendments

A.           General. The General Partner’s prior written consent shall be required to amend or waive any provisions of this Agreement. The General Partner, without consent of the Limited Partners or any other Person, may amend this Agreement in any respect; provided, however, that the prior written consent of BREIT OP shall be required for any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Exchange Right (but only until the earlier of (x) a Qualified Public Offering and (y) the termination of Section 8.6 pursuant to Section 8.6.G); provided, further, the following amendments shall require Consent of the Outside Limited Partners:

(i) any amendment to Section 8.6, its related defined terms or otherwise affecting the operation of the Exchange Right, except as permitted pursuant to Section 8.6.E and Section 8.6.F, in each case in a manner that adversely affects the Outside Limited Partners in any respect;

(ii) any amendment to Article V, its related defined terms or otherwise affecting the rights of the Outside Limited Partners to receive the distributions payable to them hereunder, other than in connection with the documentation of rights arising from the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.4, in each case in a manner that adversely affects the Outside Limited Partners in any respect;

(iii) any amendment to Article VI, its related defined terms or otherwise that would adversely alter the Partnership’s allocation of Profit and Loss to the Limited Partners, other than in connection with the documentation of rights arising from the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;

(iv) any amendment that would (x) convert a Limited Partner’s interest in the Partnership into a general partner’s interest, (y) modify the limited liability of a Limited Partner or (z) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership;

(v) any amendment to Section 11.3 (Limited Partners’ Right to Transfer), Section 11.7 (Drag Along Right), Section 11.8 (Tag-Along Right) and this Article XIV, together with their related defined terms, in each case, in a manner that adversely affects the Outside Limited Partners in any respect; and

(vi) any amendment to this Agreement that would have an adverse effect in any material respect on the rights or obligations of the Outside Limited Partners or have an adverse effect in any respect on the economic rights and obligations (including for the avoidance of doubt liquidity, transfer, exchange and similar provisions) of the Outside Limited Partners.

(m)           Exhibit D of the Partnership Agreement is hereby amended by deleting the existing Exhibit D and replacing it with the following new Exhibit D.

EXHIBIT D
EXCHANGE NOTICE

The undersigned hereby irrevocably (i) elects to exercise the Exchange Right with respect to [insert number] Class A Units in QualityTech, LP in accordance with the terms of the [Fifth] Amended and Restated Agreement of Limited Partnership of QualityTech, LP, as amended, and the Exchange Right referred to therein, (ii) contributes such Class A Units and all right, title and interest therein to BREIT OP and (iii) directs that the Exchanged BREIT OP Units deliverable upon exercise of the Exchange Right be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Class A Units, free and clear of all pledges, liens, encumbrances or restrictions, (b) has the full right, power and authority to contribute and exchange such Class A Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such contribution and exchange.

Dated:	Name of Class A Unitholder:

(Signature Class A Unitholder)

(Street Address)

(City) (State) (Zip)

Signature Guaranteed by:

EXCHANGED BREIT OP UNITS TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Section 2.            No Other Changes

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

Section 3.            Governing Law

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

Section 4.            Severability

If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Fifth Amended and Restated Partnership Agreement, as amended, of QualityTech, LP as of the date first set forth above.

GENERAL PARTNER:

QTS Realty Trust, Inc.

By:	/s/

Secretary and General Counsel

[Signature Page to Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP]

Acknowledged and agreed with respect to
Section 1(f) of this Amendment.

BREIT OPERATING PARTNERSHIP L.P.

By: Blackstone Real Estate Income Trust, Inc., its general partner

By:
Name:
Title:

[Signature Page to Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of QualityTech, LP]

Exhibit 3.1

QTS REALTY TRUST, INC.

AMENDMENT

TO

SECOND AMENDED AND RESTATED BYLAWS

Effective June 6, 2021, the Second Amended and Restated Bylaws of QTS Realty Trust, Inc., a Maryland corporation, as amended, are hereby amended by adding the following as new Article XVII after existing Article XVI:

“ARTICLE XVII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought in the right or on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any Director, officer, employee or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation arising pursuant to any provision of the MGCL (including, without limitation, Section 2-401 thereof), the Charter or these Bylaws or (e) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.”

Exhibit 99.1

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of June 7, 2021, is entered into by and between Volt Upper Holdings LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders (each, a “Stockholder” and, together, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, QTS Realty Trust, Inc., a Maryland corporation (the “Company”), QualityTech, LP, a Delaware limited partnership (the “Partnership”), Parent, Volt Lower Holdings LLC, a Delaware limited liability company (“Merger Sub I”) and Volt Acquisition LP, a Delaware limited partnership (“Merger Sub II”) are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement and the term “affiliate” shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) (i) the Company will merge with and into Merger Sub I, with Merger Sub I surviving such merger and (ii) Merger Sub II will merge with and into the Partnership, with the Partnership surviving such merger (collectively, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder is the record and a “beneficial owner” (as used within this Agreement, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of Company Class A Shares and Company Class B Shares, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Company Class A Shares, Company Class B Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (or any securities convertible into or exercisable or exchangeable for any of the foregoing, including the Partnership Units set forth opposite such Stockholder’s name on Schedule A (the “Owned Units”)) in which such Stockholder has or acquires record or beneficial ownership on or after the date hereof and up to the date on which the Company Requisite Vote is obtained, including by purchase, as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the parties hereto are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder, in its capacity as a stockholder of the Company or partner of the Partnership, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company or partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting), including the Company Shareholders’ Meeting, and in connection with any written consent of the stockholders of the Company or partners of the Partnership or in any other circumstances where a vote of stockholders of the Company or partners of the Partnership is sought, such Stockholder shall:

(a)               when such meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)               vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the adoption of the Merger Agreement and the approval of the Company Merger or Partnership Merger, as applicable, and any other matters necessary or presented or proposed for consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

(c)               vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against any Company Acquisition Proposal and any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Mergers or other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the Merger Agreement or of Stockholder under this Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not (A) the Company Merger or any action described above is recommended by the Company Board, (B) the Partnership Merger or any action described above is approved or recommended by the general partner of the Partnership or (C) the Company Board, the general partner of the Partnership or any of their committees have effected an Adverse Recommendation Change. Nothing in this Agreement shall limit or restrict a Stockholder, or any affiliate or designee of such Stockholder, who serves as a member of the Company Board or as an officer of the Company in acting in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity; it being understood that this Agreement shall apply to such Stockholder solely in such Stockholder’s capacity as a stockholder of the Company or partner of the Partnership and shall not apply to such Stockholder’s, Affiliate’s or designee’s actions, judgments or decisions as a director or officer of the Company. Notwithstanding anything to the contrary herein, in the event that a vote or consent of the stockholders of the Company is required in order to effect an amendment to the Merger Agreement that reduces the amount or changes the form of consideration payable in the Merger or otherwise materially amends the Merger Agreement in a manner adverse to the Stockholder (any such amendment, an “Adverse Amendment”), the provisions of this Section 1 shall not apply with respect to the Stockholder’s vote or consent with respect to such Adverse Amendment (unless the Stockholder consents to such Adverse Amendment).

2

2.           No Inconsistent Agreements. Each Stockholder covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or arrangement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant or permit the grant of a proxy, power of attorney or other authorization or consent with respect to any of such Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) enter into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement, (iv) take or permit to take any other action that would in any way interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement or (v) knowingly approve or consent to any of the foregoing.

3.             Termination. This Agreement shall automatically terminate upon the earliest of (i) the Company Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) and any amendment to the Merger Agreement effected without the consent of the Stockholder that is an Adverse Amendment (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in this Section 3 and Sections 8-20 shall survive the termination of this Agreement; provided, further, nothing herein shall relieve any party hereto of any liability for any willful breach of this Agreement prior to such termination; provided, however, that in no event shall a Stockholder have any liability for any damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.

4.             Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

(a)               Such Stockholder is a beneficial owner and the only record owner of, and has good, valid and marketable title to, such Stockholder’s Covered Shares, free and clear of Liens other than as created by this Agreement or any other agreement entered into between such Stockholder and Parent. As of the date hereof, other than the Owned Shares and Owned Units, the Stockholder does not own beneficially or of record, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Company Class A Shares, Company Class B Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (or any securities convertible into or exchangeable or exercisable for any of the foregoing) or any interest therein.

(b)               Such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or arrangement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with its obligations pursuant to this Agreement, (iii) has not granted a proxy, power of attorney or other authorization or consent with respect to any of such Stockholder’s Covered Shares that is inconsistent with its obligations pursuant to this Agreement and (iv) has not entered into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its obligations pursuant to this Agreement.

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(c)               To the extent such Stockholder is not a natural Person, such Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is a natural Person, such Stockholder has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(d)               Other than the filings and reports pursuant to and in compliance with the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

(e)               The execution, delivery and performance of this Agreement by such Stockholder does not and will not constitute or result in (i) with respect to a Stockholder that is not a natural Person, a breach or violation of, or a default under, the limited partnership agreement, limited liability company agreement or similar governing documents of such Stockholder or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification, cancellation or acceleration (or the right of modification, cancellation or acceleration) of any obligations under or the creation of a Lien on any of the properties, rights or assets (including the Covered Shares) of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject, except, in the case of clause (ii), for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

(f)                As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares or Owned Units or the validity of this Agreement, or that could reasonably be expected to prevent or materially delay such Stockholder’s ability to perform its obligations hereunder.

(g)               Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

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5.           Certain Covenants of each Stockholder. Except in accordance with the terms of this Agreement, each Stockholder covenants and agrees as follows:

(a)               No Solicitation. Such Stockholder shall not, nor shall it, direct, authorize or permit any of its Representatives to, and shall use its reasonable best effort to cause its Representatives not to, directly or indirectly, take any action that would violate Section 5.6 of the Merger Agreement (or cause the Company to violate Section 5.6 of the Merger Agreement) if such Stockholder were deemed a Representative of the Company for purposes of such Section 5.6 of the Merger Agreement; provided, that to the extent that the Company is permitted to take any action and/or not prohibited from taking any action pursuant to Section 5.6 of the Merger Agreement, such Stockholder also shall be so permitted and/or not prohibited; provided, further, that the foregoing shall not serve to limit or restrict any actions taken by Shareholder in any capacity other than as stockholder of the Company. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of any Stockholder to review any Company Acquisition Proposal and to discuss and confirm to the Company and to any party who has submitted a Company Acquisition Proposal, including any Company Acquisition Proposal that the Company Board shall have determined constitutes a Superior Proposal, the willingness of such Stockholder to support and sign a voting agreement in the event of any termination of the Merger Agreement in accordance with its terms in connection with such Superior Proposal.

(b)               Transfer of the Covered Shares. Such Stockholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert, gift-over or otherwise dispose of (including by sale, merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other agreement, arrangement or understanding with respect to the Transfer of any of such Stockholder’s Covered Shares or (ii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this Section 5 with respect to the Stockholder’s Covered Shares shall be null and void.

(c)               Waiver of Appraisal and Dissenters’ Rights and Actions. Such Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Mergers that such Stockholder may have (it being expressly acknowledged that no dissenters’ or appraisal rights shall be available with respect to the Mergers) and (ii) agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of any class in, any class action with respect to any action or claim, derivative or otherwise, against Parent, the Company, the Partnership or any other Company Subsidiaries or affiliates and each of their successors and assigns and their respective directors and officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (B) alleging a breach of any fiduciary duty of the Company Board or the general partner of the Partnership in connection with the Merger Agreement or the transactions contemplated thereby.

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6.           Further Assurances. From time to time, at Parent’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock or partnership interests in the Partnership by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Company Merger Effective Time, the terms “Owned Shares”, “Owned Units” and “Covered Shares” shall be deemed to refer to and include such shares or partnership interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares or partnership interests may be changed or exchanged or which are received in such transaction.

8.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

9.             Waiver. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure or delay of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by hand, by prepaid overnight carrier or by electronic mail to the parties hereto at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

if to any Stockholder:

c/o Quality Group of Companies

12851 Foster Street

Overland Park, KS 66213

Attention:	Chad L. Williams

with a copy (which shall not constitute notice) to:

Quality Group of Companies

12851 Foster Street

Overland Park, KS 66213

Attention:	Chris Bauer
Email:	chris.bauer@qualitygc.com

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if to Parent, to it at:

Volt Upper Holdings LLC

c/o The Blackstone Group Inc.

345 Park Avenue

New York, NY 10154

Attn:	Tyler Henritze
Greg Blank
Michael Diverio
Mike Forman

Email:	realestatenotices@blackstone.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Brian M. Stadler
Anthony F. Vernace

Email:	bstadler@stblaw.com
avernace@stblaw.com

Each such notice and communication shall be deemed to have been duly given or made (a) if delivered by hand, when such delivery is made at the address specified in this Section 10, (b) if delivered by overnight courier service, the next Business Day after it is sent to the addresses specified in this Section 10, or (c) if delivered by electronic mail, on the date of sending (or if sent after 5:00 p.m. (New York City time) on the next day) if no automated notice of delivery failure is received by the sender.

11.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholders shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

12.           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. Each of the parties hereto hereby acknowledges and agrees, on behalf of itself, its affiliates and each of their respective Representatives, that, in connection with such party’s entry into this Agreement, neither such party nor any of its affiliates or any of their respective Representatives has relied on any representations or warranties except, in the case of Parent, for the representations and warranties of the Stockholders expressly set forth in Section 4 of this Agreement.

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13.         No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any suit, claim, action, investigation or proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

14.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)               This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Mergers that are required to be governed by the DRULPA or DLLCA), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above. Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by the final sentence of this Section 14(a)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 10 hereof and nothing in this Section 14 hereof shall affect the right of any party hereto to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)               EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

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15.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or delegable (as the case may be), in whole or in part, by operation of Law or otherwise, without the prior written consent of Parent (in the case of an assignment or delegation by any Stockholder) and Stockholders (in the case of an assignment or delegation by Parent), and any attempted or purported assignment or delegation in violation of this Section 15 shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns in accordance with and subject to the terms of this Agreement.

16.           Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) any party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

17.           Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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18.          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in ..pdf format shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

19.           Interpretation and Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or is favoring any party by virtue of the authorship of any provision of this Agreement. The words “hereto,” “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references in this Agreement to Sections shall refer to sections of this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” The word “day” means calendar day, and any reference to a number of days shall refer to calendar days (unless Business Days are specified). When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any reference in this Agreement to “$” means U.S. dollars. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation, in each case, unless the context otherwise requires. Except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. Except as otherwise specifically provided herein, all references in this Agreement to any agreement (including this Agreement), Contract, document or instrument mean such agreement, Contract, document or instrument as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto, in each case as of the date hereof and only to the extent made available as of the date hereof. All representations, warranties, covenants and agreements of each Stockholder shall be deemed to be joint and several representations, warranties, covenants and agreements of all Stockholders.

20.           Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by the Merger Agreement, including the Mergers, are consummated.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

VOLT UPPER HOLDINGS LLC

By:	/s/Greg Blank
Name:	Greg Blank
Title:	Senior Managing Director and Vice President

By:	/s/ Mike Forman
Name:	Mike Forman
Title:	Managing Director and Vice President

[Signature Page to Support Agreement]

STOCKHOLDER

By:	/s/Chad L. Williams
Chad L. Williams

Chad L. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Norma J. Williams

Name: Norma J. Williams
Title: Trustee

JCD Trust u/t/a dated December 22, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

Norma J. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

[Signature Page to Support Agreement]

Quality Investment Group QTS II, LLC

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Manager

Williams Nonexempt Family Trust u/t/a dated December 22, 2014

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2019 GRAT #2 u/t/a dated June 10, 2019

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2019 GRAT u/t/a dated April 8, 2019

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Chad L. Williams 2020 GRAT u/t/a dated July 8, 2020

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

Williams Nonexempt Gifting Trust u/t/a dated February 9, 2016

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Settlor and Trustee

NDT No. 1 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

NDT No. 2 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

NDT No. 3 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Trustee

Williams Family Trust u/t/a dated December 13, 2012

By:	/s/Mark Westhoff

Name: Mark Westhoff
Title: Business trustee

Quality Technology Group, LLC

By:	/s/Chad L. Williams

Name:Chad L. Williams
Title: Member

Chad L. Williams Revocable Trust u/t/a dated December 13, 2012

By:	/s/Chad L. Williams

Name:Chad L. Williams
Title: Settlor and Trustee

Quality Investment Group QTS, LLC

By:	/s/Chad L. Williams

Name: Chad L. Williams
Title: Member

Exhibit 99.2

June 7, 2021

Volt Upper Holdings LLC
Volt Lower Holdings LLC
Volt Acquisition LP
c/o The Blackstone Group, Inc.
345 Park Avenue
New York, NY 10154

Ladies and Gentlemen:

Reference is made to (i) that certain Agreement and Plan of Merger dated as of June 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the QTS Realty Trust, Inc. (the “Company”), QualityTech, LP (the “Partnership”), Volt Upper Holdings LLC (“Parent”), Volt Lower Holdings LLC (“Merger Sub I”) and Volt Acquisition LP (“Merger Sub II” and, together with Merger Sub I and Parent, the “Parent Entities”), pursuant to which (x) the Company shall be merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Surviving Company”), (y) Merger Sub II shall be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Surviving Partnership”) and (z) the Surviving Company shall be the sole general partner of the Surviving Partnership; and (ii) that certain Tax Protection Agreement dated as of October 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Tax Protection Agreement”) by and among the Company, the Partnership and each “Protected Partner” (identified as a signatory thereto). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The parties hereto agree as follows:

1.                  Election. Subject to Section 2.2(b)(iv) of the Merger Agreement and in accordance with Section 2.2(a) of the Merger Agreement, the Persons listed on Schedule A (the “CW Parties”) shall irrevocably and unconditionally elect (the “Agreed Election”) to (a) retain in the Partnership Merger, in lieu of the Per Partnership Unit Merger Consideration to which the CW Parties would otherwise be entitled, the number of Class A Partnership Units set forth in the column titled “Retained Class A Partnership Units” on Schedule A with respect to each CW Party (the “Retained Class A Partnership Units”) and (b) receive in the Partnership Merger the Per Partnership Unit Merger Consideration in respect of the number of Class A Partnership Units set forth in the column titled “Cash-out Class A Partnership Units” on Schedule A with respect to each CW Party (the “Cash-out Class A Partnership Units” and, together with the Retained Class A Partnership Units, the “Owned Units”).

2.                  Form of Election. The CW Parties shall (a) as promptly as practicable following receipt of the Form of Election, duly complete and return the Form of Election in a manner consistent with the Agreed Election and in accordance with the instructions set forth in the Form of Election and (b) subject to paragraph 8 below, not terminate or revoke such completed and returned Form of Election.

3.                  Tax Protection Agreement.

(a)               The parties agree that, solely with respect to each CW Party who is a “Protected Partner” (as defined in the Tax Protection Agreement) (“Tax Protected Party”) and solely with respect to its Cash-out Class A Partnership Units, the Partnership shall make a payment to such Person pursuant to Article 4 of the Tax Protection Agreement solely with respect thereto, such amounts to be calculated in accordance with the principles set forth in Schedule B; provided, that the Protected Gain shall be adjusted to reflect the actual Protected Gain as of the Partnership Merger Effective Time; provided, further, that in no event shall the Protected Gain utilized in connection with the calculation of the payments required by this letter agreement exceed 10% of the Protected Gain provided by the Company in the file “6250 2020 Tax Protection Agreement Remedy Calculation.” Notwithstanding the foregoing, to the extent a Tax Protected Party does not elect to cash out any of its Class A Partnership Units, Schedule B shall not apply and the Partnership shall not make a payment to such Person.

(b)               Each Tax Protected Party agrees and acknowledges that (i) the receipt by such Tax Protected Party of the Retained Class A Partnership Units in the Partnership Merger does not result in the application of the Tax Protection Agreement or any entitlement to any damages thereunder and (ii) none of the Parent Entities, the Surviving Company or the Surviving Partnership shall have any obligation or liability to, such Tax Protected Party pursuant to Article 4 of the Tax Protection Agreement, or otherwise, in connection with the transactions contemplated by the Merger Agreement or this letter agreement (including the Agreed Election), except as provided in paragraph 3(a) of this letter agreement. In addition, each Tax Protected Party acknowledges and agrees that at the time of contribution of the Protected Properties to the Partnership in 2009, the Partnership elected to use the “remedial method” under Regulations Section 1.704-3(d) with respect to such contribution, which resulted in a legal inability to apply the “traditional method” with respect to allocation of Section 704(c) built-in gain that existed at the time of such contribution, and that Article 5 of the Tax Protection Agreement always has been and continues to be (including after the Extension) inapplicable. Without limiting the foregoing, as of the Partnership Merger Effective Time, each Tax Protected Party, on its own behalf and on behalf of its former, current or future direct or indirect stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, trustees, attorneys, agents, representatives, affiliates, and any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, trustee, attorney, agent, representative or affiliate of any of the foregoing, hereby releases and forever discharges the Surviving Partnership, the Surviving Company, the Parent Entities and their respective former, current or future direct or indirect stockholders, equity holders, controlling persons, portfolio companies, directors, officers, employees, general or limited partners, members, managers, trustees, attorneys, agents, representatives, affiliates, and any former, current or future direct or indirect stockholder, equity holder, controlling person, portfolio company, director, officer, employee, general or limited partner, member, manager, trustee, attorney, agent, representative or affiliate of any of the foregoing (each a “Released Party”) from all debts, demands, causes of action, suits, covenants, torts, damages and any and all claims defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at Law and in equity, known or unknown, accrued or unaccrued, which have been, could have been or could be asserted against any Released Person under the Tax Protection Agreement as a result of, or in connection with, the transactions contemplated by the Merger Agreement or this letter agreement (including the Agreed Election and with respect to the prior and continued application of Article 5 of the Tax Protection Agreement), except as provided in paragraph 3(a) of this letter agreement.

(c)               Effective as of the Company Merger Effective Time, Merger Sub I (as the Surviving Company, which will be the general partner of the Partnership) and Merger Sub II (which will merge into the Partnership), agree, for the benefit of the Tax Protected Parties (i) in accordance with the second paragraph of Section 2.3 and Section 9.3 of the Tax Protection Agreement, that all of the restrictions in the Tax Protection Agreement will continue to apply with respect to any Tax Protected Party that holds Retained Class A Partnership Units after the Closing Date and that the Surviving Company and the Partnership will be bound by the Tax Protection Agreement and (ii) to extend the “Tax Protection Period” (as defined in the Tax Protection Agreement) such that it shall end at 12.01 AM on October 1, 2033 (the “Extension”); provided, that, the Extension shall be conditional upon the consummation of the Partnership Merger and the compliance by the Tax Protected Parties of the terms of this letter agreement.

4.                  Transfer of Owned Units. From the date of this letter agreement to the Partnership Merger Effective Time, the CW Parties hereby agree not to, directly or indirectly, (i) sell, transfer, redeem, pledge, encumber, assign, hedge, swap, convert, gift-over or otherwise dispose of (including by sale, merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other agreement, arrangement or understanding with respect to the Transfer of any of the CW Parties’ Owned Units or (ii) take any action that would make any representation or warranty of the CW Parties contained herein untrue or incorrect or have the effect of preventing or disabling the CW Parties from performing their obligations under this Agreement. Any Transfer in violation of this paragraph 4 with respect to the CW Parties’ Owned Units shall be null and void. The parties hereto acknowledge that the election to retain Class A Partnership Units in the Partnership Merger and trust and estate planning Transfers otherwise permitted by the Partnership Agreement shall not constitute a Transfer for the purposes of this letter agreement provided that any transferee is already, or by a joinder agreement becomes, a party hereto.

5.                  Additional Liquidity Rights. Reference is made to that certain employment agreement entered into on April 11, 2017 and effective as of April 3, 2017 (as amended June 23, 2017) by and among the Company, the Partnership, Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Partnership (the “Employer”), and Chad L. Williams, a CW Party (the “Employment Agreement”), pursuant to which the Employer employs Mr. Williams and Mr. Williams serves as Chief Executive Officer of the Company, the Partnership and the Employer. In the event that Mr. Williams’ employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Williams for Good Reason (as defined in the Employment Agreement, as amended in paragraph 6 below) upon or following the Closing, the CW Parties shall be entitled to exercise the Exchange Right, as defined in the Partnership Agreement (the “Termination Exchange Right”), with respect to the Retained Class A Partnership Units; provided, that for purposes of exercising the Termination Exchange Right, the Lock-up Expiry Date shall be deemed to mean Mr. Williams’ employment termination date; provided, further, that the Termination Exchange Right shall otherwise be subject to the terms and conditions of the Exchange Right set forth in the Partnership Agreement, other than limitations set forth in Section 8.6A of the Partnership Agreement on the number of Class A Units that may be subject to an Exchange Notice during any twelve (12) month period. In exchange for the good and valuable consideration provided herein, Mr. Williams hereby agrees that the consummation of the transactions contemplated by the Merger Agreement, and any changes or modifications to Mr. Williams’ authority, duties or responsibilities which arise solely as a result of the Company ceasing to be a publicly-held company or the Company merging with Merger Sub I with Merger Sub I surviving as a subsidiary of Parent, in connection with the consummation of the transactions contemplated by the Merger Agreement, will not, in and of itself, constitute a “diminution in Executive’s authority, duties or responsibilities” (and, therefore, will not constitute “Good Reason”) for purposes of the Termination Exchange Right.

6.                  Employment Agreement Modifications.

(a)                  The parties agree that, effective as of the Closing, clause (a) of the definition of “Good Reason” (as defined in the Employment Agreement) shall be replaced in its entirety with the following:

“(a) diminution in Executive’s authority, duties or responsibilities as CEO of the Company or the Operating Partnership, or any adverse change in Executive’s title as CEO of the Company or the Operating Partnership;”

(b)                  The parties agree that a termination of Mr. Williams’ employment as a result of the Employer’s delivery, within two (2) years following the Closing Date, of a notice under Section 1.2 of the Employment Agreement that the Employment Agreement will not be renewed, will constitute a Triggering Event (as defined in the Employment Agreement).

(c)                  The parties intend this paragraph 6 to be binding on Mr. Williams, the Surviving Corporation, the Surviving Partnership and the Employer (and each of their successor or assigns), and each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to give effect to this paragraph 6.

7.                  Representations and Warranties. The CW Parties hereby represent and warrant to the Parent Entities as follows:

(a)               The CW Parties are the beneficial owners and the only record owners of, and have good, valid and marketable title to, the Owned Units, free and clear of Liens other than as created under the Partnership Agreement, by this letter agreement or any other agreement entered into between the CW Parties and one or more Parent Entities. As of the date hereof, other than the Owned Units, the CW Parties do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Partnership Units (or any securities convertible into or exchangeable or exercisable for any of the foregoing) or any interest therein.

(b)               The CW Parties (i) except as provided in this letter agreement or any other agreement entered into between the CW Parties and one or more Parent Entities, have full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Owned Units, (ii) have not entered into any voting agreement or arrangement or voting trust with respect to any of the Owned Units that is inconsistent with its obligations pursuant to this letter agreement, (iii) have not granted a proxy, power of attorney or other authorization or consent with respect to any of the Owned Units that is inconsistent with its obligations pursuant to this letter agreement and (iv) have not entered into any Contract or other undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the CW Parties from satisfying, their obligations pursuant to this letter agreement.

(c)               To the extent a CW Party is not a natural Person, it (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this letter agreement and to consummate the transactions contemplated hereby. To the extent a CW Party is a natural Person, it has full legal capacity and authority to enter into this letter agreement and carry out its obligations hereunder. This letter agreement has been duly executed and delivered by the CW Parties and, assuming this letter agreement constitutes a legal, valid and binding obligation of the Parent Entitles, constitutes a valid and binding agreement of the CW Parties enforceable against the CW Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(d)               Other than the filings and reports pursuant to and in compliance with the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the CW Parties from, or to be given by the CW Parties to, or be made by the CW Parties with, any Governmental Entity in connection with the execution, delivery and performance by the CW Parties of this letter agreement.

(e)               The execution, delivery and performance of this letter agreement by the CW Parties does not and will not constitute or result in (i) with respect to any CW Party that is not a natural Person, a breach or violation of, or a default under, the limited partnership agreement, limited liability company agreement or similar governing documents of such CW Party or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification, cancellation or acceleration (or the right of modification, cancellation or acceleration) of any obligations under or the creation of a Lien on any of the properties, rights or assets of any CW Party pursuant to any Contract binding upon any CW Party or, assuming compliance with the matters referred to in paragraph 7(d), under any applicable Law to which the any CW Party is subject, except, in the case of subparagraph (ii), for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the CW Parties to perform their obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

(f)                As of the date of this letter agreement, there is no action, proceeding or investigation pending against any CW Party or, to the knowledge of the CW Parties, threatened against any CW Party that questions the beneficial or record ownership of any CW Party’s Owned Units or the validity of this letter agreement, or that could reasonably be expected to prevent or materially delay any CW Party’s ability to perform its obligations hereunder.

(g)               The CW Parties understand and acknowledge that the Parent Entities are entering into the Merger Agreement in reliance upon the CW Party’s execution and delivery of this letter agreement and the representations, warranties, covenants and other agreements of the CW Parties contained herein.

8.                  Termination. This letter agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, that the provisions set forth in this paragraph 8 and paragraphs 12 through 18 shall survive the termination of this letter agreement; provided, further, nothing herein shall relieve the CW Parties of any liability for any willful breach of this letter agreement prior to such termination, provided, however, that in no event shall any CW Party have any liability for any damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such CW Party.

9.                  Changes in capital structure. In the event of a unit split, unit dividend or distribution, or any change in the Partnership’s partnership interests by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like between the date of this letter agreement and the Company Merger Effective Time, the provisions of this letter agreement shall be deemed to apply to, and include, such partnership interests as well as all such unit dividends and distributions and any securities into which or for which any or all of such partnership interests may be changed or exchanged or which are received in such transaction.

10.              No Ownership Interest. Nothing contained in this letter agreement shall be deemed to vest in any Parent Entity any direct or indirect ownership or incidence of ownership of or with respect to the Owned Units held by any of the CW Parties. All rights, ownership and economic benefits of and relating to the Owned Units shall remain vested in and belong to the CW Parties, and none of the Parent Entities shall have any authority to direct the CW Parties in the voting or disposition of any of Owned Units, except as otherwise provided herein. Nothing in this letter agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

11.              Further assurances. From time to time, at Parent’s request and without further consideration, the CW Parties shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably required to effect the actions and consummate the transactions contemplated by this letter agreement.

12.              Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered by hand, by prepaid overnight carrier or by electronic mail to the parties hereto at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)           if to any CW Party:

c/o Chris Bauer

Quality Group of Companies

chris.bauer@qualitygc.com

913-312-2490

12851 Foster Street

Overland Park KS 66213

(b)           if to the Parent Entities, as provided in Section 8.3 of the Merger Agreement.

13.              Entire Agreement. This letter agreement, together with that certain Support Agreement, dated as of the date hereof, by and among the CW Parties and Parent (the “Support Agreement”) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. Each of the parties hereto hereby acknowledges and agrees, on behalf of itself, its affiliates and each of their respective Representatives, that, in connection with such party’s entry into this letter agreement, neither such party nor any of its affiliates or any of their respective Representatives has relied on any representations or warranties except for the representations and warranties of the CW Parties expressly set forth in paragraph 7 of this letter agreement. All representations, warranties, covenants and agreements of each CW Party shall be deemed to be joint and several representations, warranties, covenants and agreements of all CW Parties.

14.              Amendments. This letter agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of the CW Parties and Parent.

15.              Waivers. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure or delay of a party to assert any of its rights under this letter agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

16.              No Third-Party Beneficiaries. This letter agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this letter agreement may only be enforced against, and any suit, claim, action, investigation or proceeding that may be based upon, arise out of or relate to this letter agreement, or the negotiation, execution or performance of this letter agreement may only be made against, the Persons expressly party hereto.

17.              Non-Recourse. Each CW Party agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Released Parties (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this letter agreement), through Parent, Merger Sub I or Merger Sub II or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub I or Merger Sub II against any Released Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise. In no event shall the CW Parties seek to enforce this letter agreement against, make any claims for breach of this letter agreement against, or seek to recover damages from, any Released Party (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this letter agreement).

18.              Miscellaneous. Sections 5.7, 8.2(b), 8.7 and 8.11 of the Merger Agreement are hereby incorporated by reference into this letter agreement as if set forth herein, mutatis mutandis.

*       *       *       *       *

Very truly yours,

CW Parties

By:	/s/Chad L. Williams

Chad L. Williams

Chad L. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Norma J. Williams

Name:	Norma J. Williams
Title:	Trustee

JCD Trust u/t/a dated December 22, 2020

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Trustee

Norma J. Williams 2020 Insurance Trust u/t/a dated January 29, 2020

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Quality Investment Group QTS II, LLC

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Manager

Williams Nonexempt Family Trust u/t/a dated December 22, 2014

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Chad L. Williams 2019 GRAT #2 u/t/a dated June 10, 2019

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Chad L. Williams 2019 GRAT u/t/a dated April 8, 2019

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Chad L. Williams 2020 GRAT u/t/a dated July 8, 2020

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Williams Nonexempt Gifting Trust u/t/a dated February 9, 2016

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

NDT No. 1 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Trustee

NDT No. 2 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Trustee

NDT No. 3 u/t/a dated October 4, 2013

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Trustee

Williams Family Trust u/t/a dated December 13, 2012

By:	/s/ Mark Westhoff

Name:	Mark Westhoff
Title:	Business trustee

Quality Technology Group, LLC

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Member

Chad L. Williams Revocable Trust u/t/a dated December 13, 2012

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Settlor and Trustee

Quality Investment Group QTS, LLC

By:	/s/Chad L. Williams

Name:	Chad L. Williams
Title:	Member

Agreed and acknowledged by:

VOLT UPPER HOLDINGS LLC

By:	/s/Greg Blank

Name:	Greg Blank
Title:	Senior Managing Director and Vice President

By:	/s/ Mike Forman

Name:	Mike Forman
Title:	Managing Director and Vice President

VOLT LOWER HOLDINGS LLC

By: Volt Upper Holdings LLC, its sole member

By:	/s/Greg Blank

Name:	Greg Blank
Title:	Senior Managing Director and Vice President

By:	/s/ Mike Forman

Name:	Mike Forman
Title:	Managing Director and Vice President

VOLT ACQUISITION LP

By: Volt Acquisition GP LLC, its general partner

By:	/s/Greg Blank

Name:	Greg Blank
Title:	Senior Managing Director and Vice President

By:	/s/ Mike Forman

Name:	Mike Forman
Title:	Managing Director and Vice President